                                                                   Exhibit 10.31




                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of January 7, 1994

                                     Among

                      WESTERN DIGITAL CAPITAL CORPORATION,
                                   as Seller

                                      and

                          WESTERN DIGITAL CORPORATION,
                   in its individual capacity and as Servicer

                                      and

                          DELAWARE FUNDING CORPORATION
                                      AND
                                 THE FINANCIAL
                                  INSTITUTIONS
                                 LISTED HEREIN,
                               as Bank Purchasers

                             J.P. MORGAN DELAWARE,
                            as Administrative Agent


DC1-1121.9

                                                                           DRAFT

                               Table of Contents


                                                                                                                    Page
                                                                                                                    ----
                                                                    ARTICLE I

                                                           DEFINITIONS:  CONSTRUCTION
                                                           --------------------------

1.01.  Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
1.02.  Interpretation and Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
1.03.  Obligor Classification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30


                                                                   ARTICLE II

                                                            PURCHASES AND SETTLEMENTS
                                                            -------------------------

2.01.  General Assignment and Conveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
2.02.  Purchase Limits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
2.03.  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
2.04.  Deferred Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
2.05.  Reinvestment Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
2.06.  Funding of the Aggregate Net Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
2.07.  Discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
2.08.  Non-Liquidation Settlements and Other Payment Procedures . . . . . . . . . . . . . . . . . . . . . . . . . .  37
2.09.  Liquidation Settlement Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
2.10.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
2.11.  Optional Reduction of an Investor Group's Maximum Net Investment; Optional Reduction of the Bank or DFC Net
       Investment; Repurchase by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
2.12.  Mandatory Repurchase; Ratings of APA Purchasers Under Certain Circumstances; Mandatory Reduction in DFC
       Purchasers' Maximum Net Investment; Ratings of APA Purchasers  . . . . . . . . . . . . . . . . . . . . . . .  42
2.13.  Payments and Computations Etc.:  Allocation of Collections . . . . . . . . . . . . . . . . . . . . . . . . .  42
2.14.  Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.15.  Extension of DFC Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
2.16.  Change in Circumstances-Unavailability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
2.17.  Change in Circumstances-Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


                                                                   ARTICLE III

                                                               CLOSING PROCEDURES
                                                               ------------------

3.01.  Purchase and Sale Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
3.02.  Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
3.03.  Conditions to Reinvestment and Incremental Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49





DC1-1121.9                                                       i

                                                                                                                    Page
                                                                                                                    ----
                                                                   ARTICLE IV

                                                          PROTECTION OF THE INVESTORS;
                                            ADMINISTRATION AND SERVICING OF RECEIVABLES; COLLECTIONS
                                            --------------------------------------------------------

4.01.  Acceptance of Appointment and Other Matters Relating to the Servicer . . . . . . . . . . . . . . . . . . .   49
4.02.  Maintenance of Information and Computer Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
4.03.  Protection of the Interests of the Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
4.04.  Maintenance of Writings and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
4.05.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
4.06.  Performance of Undertakings Under the Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
4.07.  Administration and Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
4.08.  Servicer Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
4.09.  Complete Servicing Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
4.10.  Lockboxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
4.11.  Servicer Indemnification of Affected Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60


                                                                    ARTICLE V

                                                         REPRESENTATIONS AND WARRANTIES
                                                         ------------------------------

5.01.  General Representations and Warranties of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
5.02.  Representations and Warranties of the Seller With Respect to Each Sale of Receivables  . . . . . . . . . .   64
5.03.  Representations and Warranties of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
5.04.  Representation and Warranty of Western Digital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68


                                                                   ARTICLE VI

                                                                    COVENANTS
                                                                    ---------

6.01.  Affirmative Covenants of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
6.02.  Negative Covenants of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
6.03.  Covenants of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
6.04.  Negative Covenants of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
6.05.  Negative Covenants of Western Digital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79


                                                                   ARTICLE VII

                                                                   TERMINATION
                                                                   -----------

7.01.  Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
7.02.  Consequences of a Termination Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83





DC1-1121.9                              ii

                                                                                                                   Page
                                                                                                                   ----
                                                                  ARTICLE VIII

                                                            THE ADMINISTRATIVE AGENT
                                                            ------------------------

8.01.  Authorization and Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
8.02.  UCC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
8.03.  Administrative Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
8.04.  Administrative Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
8.05.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
8.06.  Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87


                                                                   ARTICLE IX

                                                                  MISCELLANEOUS
                                                                  -------------

9.01.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
9.02.  Indemnity for Taxes Reserves and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
9.03.  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
9.04.  Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
9.05.  Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
9.06.  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
9.07.  Term of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
9.08.  No Implied Waiver:  Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
9.09.  No Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
9.10.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
9.11.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
9.12.  Governing Law:  Submission to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
9.13.  Prior Understandings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
9.14.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
9.15.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
9.16.  Set-Off; Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
9.17.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
9.18.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
9.19.  Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
9.20.  No Petition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
9.21.  Tax Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
9.22.  No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
9.23.  Limited Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99


                                    Exhibits

Exhibit A   Credit and Collection Policy
Exhibit B   Description of Qualifying Receivables
Exhibit C   Form of Purchase Notice for Incremental Purchase
Exhibit D   Form of Tranche Selection Notice
Exhibit E   Form of Report Showing Discount
Exhibit F   List of Special Obligors
Exhibit G   Form of Monthly Report





DC1-1121.9                             iii

Exhibit H   Form of Lockbox Account Transfer Letter
Exhibit I   Form of Opinion of Counsel to the Seller, Servicer and Western Digital
Exhibit J   Form of Officer's Certificate of Seller
Exhibit K   Information Regarding Chief Executive Office, Etc.  pursuant to Section 5.01(f)
Exhibit L   Information regarding Material Adverse Changes pursuant to Section 5.04
Exhibit M   Information regarding Litigation, Etc.  pursuant to Section 5.01(l)
Exhibit N   Permitted Lockbox Banks, Lockbox Account Numbers and Permitted Lockboxes
Exhibit O   Form of Asset Purchase Agreement
Exhibit P   Form of Officer's Certificate of Western Digital
Exhibit Q   Financial Covenant Compliance Certificate

Schedule 1  List of Receivables





DC1-1121.9                              iv

                         RECEIVABLES PURCHASE AGREEMENT

            RECEIVABLES PURCHASE AGREEMENT, dated as of January 7, 1994, among WESTERN DIGITAL CAPITAL CORPORATION, a Delaware corporation (the "Seller"), WESTERN DIGITAL CORPORATION, a Delaware corporation, in its individual capacity ("Western Digital") and, as servicer (in such capacity, the "Servicer"), DELAWARE FUNDING CORPORATION, a Delaware corporation ("DFC"), the financial institutions listed on the signature pages hereof (individually, a "Bank Purchaser", and collectively, the "Bank Purchasers", and together with DFC and the APA Purchasers (as defined below), the "Investors") and J.P. MORGAN DELAWARE, a Delaware banking corporation, as administrative agent (the "Administrative Agent") for each of the Investors.

                                    RECITALS

            WHEREAS, the Seller in the ordinary course of its business purchases trade receivables from Western Digital, each such trade receivable resulting from the sale of goods or services by Western Digital to its customers; and

            WHEREAS, the Investors desire from time to time to purchase from the Seller undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof; and

            WHEREAS, the Investors and the Seller desire to appoint Western Digital as the Servicer under this Agreement and Western Digital desires to act as Servicer; and

            WHEREAS, DFC may in the future determine from time to time to sell undivided interests in DFC's Investor Percentage Interest in the Purchased Interest pursuant to and in accordance with the terms of the Asset Purchase Agreement (each such term as defined below); and

            WHEREAS, the Administrative Agent will act on behalf of the Investors hereunder;

            NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I

                           DEFINITIONS:  CONSTRUCTION

            1.01. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Administrative Agent" shall mean J.P. Morgan Delaware, together with its successors and assigns, or such other Person as





DC1-1121.9
provided in this Agreement, in the capacity of administrative agent for the Investors.

            "Affected Party" shall mean any Investor, any assignee of an Investor, the Collateral Agent, the Program LOC Bank, any APA Lending Bank, any assignee of any of DFC's obligations to the APA Lending Banks or the Program LOC Bank under the APA Credit Agreement and the Program Letter of Credit Reimbursement Agreement, respectively, the APA Agent and the Administrative Agent.

            "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Aggregate Net Investment" shall mean, at any time of determination, the sum of the DFC Net Investment and the Bank Net Investment.

            "Aggregate Unpaids" shall mean, at any time of determination, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods for all Tranches at such time, (ii) the Aggregate Net Investment at such time, (iii) all fees accrued and unpaid hereunder or under the Bank Rate Supplement or the DFC Rate Supplement at such time and (iv) all other amounts owed (whether due or accrued) hereunder by the Seller to any Investor or Investors at such time.

            "Agreement" shall mean this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

            "Allowance for Collection Delays" shall mean 10 days.

            "APA Agent" shall mean J.P. Morgan Delaware, together with its successors and assigns, in its capacity as agent under the APA Credit Agreement.

            "APA Credit Agreement" shall mean the Credit Agreement dated as of December 20, 1993 among DFC, the APA Agent and the lenders party thereto, as the same may from time to time be amended, supplemented or otherwise modified.

            "APA Lending Banks" shall mean the lenders party, from time, to the APA Credit Agreement.

            "APA Purchaser" shall mean each party (or assignee thereof) who has executed a signature page of the Asset Purchase Agreement, which execution obligates such party to become a





DC1-1121.9                               2
purchaser of, or an assignee of DFC's purchase obligation with respect to, all or any part of DFC's Percentage Interest in the Purchased Interest at any time, pursuant to the Asset Purchase Agreement or an assignee of DFC's obligations to purchase from the Seller undivided percentage ownership interests in Receivables.

            "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of January 7, 1994 among DFC, the Administrative Agent and each of the APA Purchasers signatory thereto, as the same may from time to time be amended, supplemented or otherwise modified.

            "Average Collection Period" shall mean, at any time of determination, a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Monthly Report under the caption "Receivables, beginning of month" and the denominator of which shall be the "Collections" as set forth in the most recent Monthly Report and (ii) 30.

            "Bank Deferred Purchase Price" shall mean, at any time of determination, the sum of the Investor Deferred Purchase Prices for each of the Bank Purchasers.

            "Bank Expiration Date" shall mean the earliest of (i) January 10, 1997, (ii) the day on which the Administrative Agent delivers a Notice of Termination with respect to the Bank Purchasers pursuant to Section 7.02 hereof or (iii) a Termination Event described in Section 7.01(j) hereof occurs.

            "Bank Investment" shall mean, at any time of determination, the sum of the Investor Investments for each of the Bank Purchasers.

            "Bank Net Investment" shall mean, at any time of determination, the sum of the Investor Net Investments for each of the Bank Purchasers.

            "Bank Percentage Interest" shall mean, at any time of determination, a percentage equal to the sum of the Investor Percentage Interests for each of the Bank Purchasers.

            "Bank Purchasers" shall mean, at any time, each financial institution listed on the signature pages hereof and all other owners by assignment or succession of the Bank Purchasers' aggregate Investor Percentage Interest in the Purchased Interest at such time.

            "Bank Rate Supplement" shall mean the agreement dated as of January 7, 1994 among the Seller and each of the Bank Purchasers setting forth, among other things, the fees payable to the Bank Purchasers and the rates at which Discount shall accrue for the account of and be payable to the Bank Purchasers in





DC1-1121.9                              3
connection with the Bank Purchasers' investment in the Receivables.

            "Base Rate" shall mean, for any day, the higher of (i) the prime rate announced from time to time by J.P. Morgan Delaware in effect on such day, or (ii) (x) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by J.P. Morgan Delaware from three Federal funds brokers of recognized standing selected by it, plus (y) one-half of one percent (1/2%).

            "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the State of Delaware or the State of New York or the State of California or any other day on which banking institutions are authorized or obligated to close in the State of Delaware or the State of New York or the State of California.

            "Capitalized Lease" of a Person shall mean any capitalized lease of property, real or personal, by such Person as lessee on a balance sheet of such Person prepared in accordance with GAAP.

            "Capitalized Lease Obligation" shall mean the capitalized amount at any time of determination of the rental commitment under a Capitalized Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet.

            "Charge-Off" shall mean a Receivable (or any portion thereof): (i) which has been identified by the Seller or the Servicer as uncollectible, or
(ii) which, in accordance with the Credit and Collection Policy, should be written off as uncollectible or reserved against.

            "Charge-Off Ratio" shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Receivables which became Charge-Offs during such period (without giving effect to any recoveries during such period), to (ii) the aggregate amount of Collections during the period for which such ratio is being determined.

            "Chief Executive Office" shall mean, with respect to the Seller or the Servicer, the place where the Seller or Servicer, as the case may be, is located, within the meaning of Section 9-103(3)(d), or any analogous provision of the UCC in





DC1-1121.9                              4
effect in the jurisdiction whose Law governs the perfection of the Investors' ownership interests in any Receivables.

            "Closing Date" shall mean January 10, 1994.

            "Co-Agents" shall mean J.P. Morgan Delaware and Bank of Boston, as co-agents of the Bank Purchasers.

            "Collateral Agent" shall mean J.P. Morgan Delaware, together with its successors and assigns, as collateral agent under the Security Agreement.

            "Collections" shall mean, for any Receivable as of any date, (i) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received by the Servicer or in a Permitted Lockbox in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, all amounts received on account of such Receivable, all Finance Charges, if any, and other fees and charges, (ii) cash proceeds of Related Security applied in respect of such Receivable and (iii) all amounts deemed to have been received by the Seller or the Servicer as a Collection pursuant to Section 2.08(c) or 2.08(d) hereof.

            "Commercial Paper" shall mean promissory notes of DFC issued by DFC in the commercial paper market.

            "Complete Servicing Transfer" shall have the meaning ascribed to such term in Section 4.09 hereof.

            "Concentration Factor" shall mean (i) for any Group A Obligor and its Subsidiaries, 10% of an amount equal to the aggregate Outstanding Balances of all Eligible Receivables, (ii) for any Group B Obligor and its Subsidiaries, 3% of an amount equal to the Outstanding Balances of all Eligible Receivables and (iii) for any Special Obligor and its Subsidiaries and Affiliates listed on Exhibit F hereto, the percentage set forth opposite such Special Obligor's name on Exhibit F hereto of an amount equal to the Outstanding Balances of all Eligible Receivables.

            "Concentration Percentage" shall mean for any Obligor a fraction, expressed as a percentage, the numerator of which is an amount equal to the aggregate Outstanding Balances of the Eligible Receivables of the related Obligor and its Subsidiaries and the denominator of which is an amount equal to the Outstanding Balances of all Eligible Receivables.

            "Consolidated Subsidiary" shall mean, at any date, any Subsidiary or other entity the accounts of which would be consolidated under GAAP with those of Western Digital in its consolidated financial statements as of such date.





DC1-1121.9                             5

            "Consolidated Tangible Net Worth" means at any calculation date the consolidated stockholders' equity of Western Digital and its Consolidated Subsidiaries less their consolidated Intangible Assets all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 1993 in the book value of any asset owned by Western Digital or a Consolidated Subsidiary of Western Digital, (ii) all investments in unconsolidated Subsidiaries of Western Digital and (iii) all unamortized debt discount and expense, unamortized, deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

            "Contract" shall mean a binding contract between Western Digital and an Obligor which gives rise to a (i) short-term trade receivable with a maturity of not greater than 90 days or (ii) a short-term retail or consumer receivable of not greater than three months, in each case arising from the sale by Western Digital of goods or services (other than software) in the ordinary course of Western Digital's business.

            "Credit and Collection Policy" shall mean Western Digital's credit, collection, enforcement and other policies and practices relating to Contracts and Receivables that have been in use prior to, and are in use on, the Closing Date, as the same may be modified from time to time in compliance with Sections 6.02(d) and 6.05(e) hereof. Certain credit policies of Western Digital in use on the Closing Date are set forth in Exhibit A.

            "Dealer" shall mean Merrill and Goldman.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, other than trade receivables arising in the ordinary course, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person which Debt, if Non-Recourse Debt to such Person, shall be deemed to be in an amount equal to the lesser of the principal amount of such obligations or the aggregate fair market value of such assets, and (vi) all Debt of others Guaranteed by such person.

            "Default Ratio" shall mean, for any monthly period, the ratio (expressed as a percentage) calculated as at the end of the





DC1-1121.9                             6
preceding calendar month (the "Calculation Month") of (i) the aggregate Outstanding Balance of all Receivables which were past due 91 to 120 days or became Charge-Offs as of the last day of the Calculation Month to (ii) the aggregate Outstanding Balance of all Receivables generated by Western Digital during the calendar month that occurred four calendar months before the Calculation Month, provided that if the sum of (a) the "WPT" as calculated pursuant to the definition of "Loss Percentage" herein plus (b) 3 is greater than 4, clause (ii) shall be the Outstanding Balance of all Receivables generated by Western Digital during such number of calendar months before the Calculation Month.

            "Defaulted Receivable" shall mean a Receivable (i) owed by an Obligor that would not be eligible for any further extensions of credit, by reason of any default or nonperformance by such Obligor, under the terms of the Credit and Collection Policy, (ii) which has become uncollectible by reason of such Obligor's inability to pay, as determined by the Administrative Agent or the Servicer, in either case in accordance with the Credit and Collection Policy, (iii) in respect of which an Event of Bankruptcy has occurred with respect to the related Obligor, (iv) as to which the Obligor thereof is deceased or (v) which is more than 90 days past due, except that portion of the Outstanding Balance of the Receivables of such Obligor which is the subject of a good faith Dispute between the Seller or the Servicer, acting on behalf of the Seller, and the Obligor as to the amount due on the related Contract.

            "Deferred Purchase Price" shall mean, at any time of determination, the Loss Percentage at such time multiplied by the Investment at such time.

            "DFC Deferred Purchase Price" shall mean, at any time of determination, the sum of the Investor Deferred Purchase Prices for each of the DFC Purchasers.

            "DFC Expiration Date" shall mean the earliest of (i) a date which is 360 days from the date of this Agreement, as such date may be extended in the sole discretion of DFC pursuant to Section 2.15 hereof, (ii) the date on which all of the following shall have occurred (A) the date of termination of the commitment of the Program LOC Bank under the Program Letter of Credit Reimbursement Agreement, (B) the date of termination of the commitment of the APA Lending Banks under the APA Credit Agreement, and (C) the date on which the aggregate of the Maximum Purchases (as defined in the Asset Purchase Agreement) of all of the APA Purchasers under the Asset Purchase Agreement is less than $25,000,000 and (iii) the day on which the Administrative Agent delivers a Notice of Termination with respect to the DFC Purchasers pursuant to Section
7.02 hereof or a Termination Event described in Section 7.01(j) hereof occurs.





DC1-1121.9                              7

            "DFC Investment" shall mean, at any time of determination, the sum of the Investor Investments for each of the DFC Purchasers.

            "DFC Net Investment" shall mean, at any time, the sum of the Investor Net Investments for each of the DFC Purchasers.

            "DFC Percentage Interest" shall mean, at any time of determination, a percentage equal to the sum of, without duplication, the Investor Percentage Interests for each of the DFC Purchasers.

            "DFC Purchasers" shall mean, at any time, DFC, each APA Purchaser, if any, and all other owners by assignment or otherwise (except a Person who has taken an interest therein by way of a participation) of DFC's aggregate Investor Percentage Interest in the Purchased Interest at such time.

            "DFC Rate Supplement" shall mean the agreement dated as of January 7, 1994 between the Seller and DFC setting forth, among other things, the fees payable to the DFC Purchasers and the Referral Agent by the Seller in connection with the DFC Purchasers' investment in the Seller's Receivables.

            "Dilution Factors" shall mean credits, cancellations, cash discounts, allowances, Disputes, rebates, charge backs, returned or repossessed goods, and other deductions in amounts owing with respect to any Receivable, including, without limitation, any special or other discounts or any reconciliations that are given to an Obligor in accordance with the Credit and Collection Policy.

            "Dilution Percentage" shall mean, 10% for the period commencing on the day of the initial Incremental Purchase through January 31, 1994, and for each calendar month thereafter, the percentage calculated as of the end of the preceding calendar month to be in effect for the succeeding calendar month, equal to the positive difference between (i) the greater of (A) 10% or (B) the highest average of the Dilution Ratios computed for any three consecutive calendar months that occurred during the period of twelve consecutive calendar months ending on the last day of the month as of the end of which Dilution Percentage is calculated, and (ii) the Net Overconcentration Percentage, but in no event greater than the percentage determined pursuant to clause (i).

            "Dilution Ratio" shall mean, for any monthly period, the ratio, expressed as a percentage, of (i) the aggregate Dilution Factors of all Receivables as at the last day of such monthly period to (ii) the aggregate Outstanding Balance of all Receivables as at the last day of such monthly period.

            "Discount" shall mean with respect to any Tranche Period for any
Tranche:





DC1-1121.9                              8

                              (TR + PF) x TNI x AD
                              --------------------
                                       AP

Where:

TR  =     the Tranche Rate applicable to such Tranche Period for such Tranche;

PF  =     the Program Fee;

TNI =     the amount of such Tranche; and

AD  =     the actual number of days (including the first but excluding the last day) during such Tranche Period;

AP  =     the number of days in the annual period on the basis of which
          Discount for such Tranche Period is calculated, being 360 if the Tranche Rate for such Tranche Period is calculated by reference to any rate other than Base Rate, and 365 or 366, as the case may be, if the Tranche Rate for such Tranche Period is calculated by reference to Base Rate;

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

            "Dispute" shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

            "Dollar" and "$" shall mean lawful currency of the United States of America.

            "Eligible Account": Either (i) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any State thereof or the District of Columbia (or any domestic branch of a foreign bank), having a long-term deposit rating of at least Baa3 by Moody's, having trust powers and acting as trustee for funds deposited in such account, or (ii) a segregated deposit account with a depository institution organized under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) the long-term deposit obligations of which are rated Aa3 or higher by Moody's and the short-term debt obligations of which are rated "A-1+" by S&P and "P-1" by Moody's.





DC1-1121.9                           9

                      "Eligible Investments": Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                      (a) obligations of the United States or any agency thereof, provided such obligations are guaranteed as to the timely payment of principal and interest by the full faith and credit of the United States;

                      (b) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia that at the time of acquisition thereof are assigned the highest rating by S&P and Moody's;

                      (c) interests in any money market mutual fund which at the date of investment in such fund has the highest fund rating by each of Moody's and S&P which has issued a rating for such fund (which, for S&P, shall mean a rating of AAAm or AAAmg);

                      (d) commercial paper which at the date of investment has the highest unsecured short-term debt rating by S&P and Moody's (including, without limitation, commercial paper meeting the foregoing criteria issued by any of the Seller, the Servicer, any DFC Purchaser, any Bank Purchaser or the Administrative Agent);

                      (e) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof (or any U.S. branch or agency of a foreign bank) and subject to supervision and examination by Federal or state banking authorities, provided that the short-term unsecured deposit obligations of such depository institution or trust company at the date of investment are then rated at least P-1 by Moody's and A-1+ by S&P;

                      (f) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution, which deposits are fully insured by the Federal Deposit Insurance Corporation, provided that the long-term unsecured debt obligations of such bank, trust company, savings bank or other savings institution are rated at the date of investment at least Aa2 by Moody's and AA- by S&P;

                      (g) interests in any open-end or closed-end management type investment company or investment trust (x)(1) registered under the Investment Company Act of 1940, (2) the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized





DC1-1121.9                             10
          by such obligations marked to market on a daily basis and (3) the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940, and
          (y) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Commercial Paper by Moody's or S&P (as evidenced in writing by Moody's or S&P); and

                      (h) such other investments as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Commercial Paper by Moody's or S&P (as evidenced in writing by Moody's or S&P).

                      "Eligible Receivable" shall mean, at any time, any
Receivable:

                      (a) which complies in all material respects with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                      (b) which constitutes an "account" or a "general intangible", in each case as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Investors' ownership interest therein, or is evidenced by an "instrument", as defined in the UCC as so in effect, which is in the possession of the Administrative Agent;

                      (c) which was originated in connection with goods (other than software) or the provision of services by Western Digital in the ordinary course of Western Digital's business to an Obligor who was approved by Western Digital in accordance with the Credit and Collection Policy, and which Obligor is not an Affiliate of Western Digital;

                      (d) which (i) arises from a Contract and has been billed to the related Obligor, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract and (ii) arises from a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of Western Digital under such Contract, or as to which the Obligor has consented to the transfer, sale or assignment effected under the Receivables Contribution and Sale Agreement and the transfer, sale or assignment effected hereunder, and (B) does not contain any provision that restricts the ability of the Administrative Agent or an Investor to exercise its rights under this Agreement, including without limitation, its right to review the Contract;





DC1-1121.9                             11

                      (e) which constitutes, and which related Contract constitutes, a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms, subject to no offset, counterclaim or other defense;

                      (f) which is denominated and payable only in Dollars in the United States by the related Obligor;

                      (g) as to which the Obligor thereof has been notified to send payments thereon to a Permitted Lockbox;

                      (h) which has not been repurchased by or on behalf of the Seller pursuant to the repurchase provisions of this Agreement;

                      (i)  which is not a Defaulted Receivable;

                      (j) which has a related Obligor who (i) has not failed to make, at the time of the sale of such Receivable by Western Digital to the Seller under the Receivables Contribution and Sale Agreement and at the time of sale of such Receivable by the Seller to the Investors under this Agreement, at least the minimum payments on other Receivables, if any, required in order to make such Obligor eligible for further extensions of credit under the terms of the Credit and Collection Policy, and (ii) is not the subject of an Event of Bankruptcy;

                      (k) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale of the Purchased Interest to the Investors hereunder unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;

                      (l) which is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement and the Security Agreement;

                      (m) on the date on which an interest in such Receivable is first sold to the Investors hereunder by way of an Incremental Purchase or reinvestment Purchase pursuant to Section 2.05 (the "First Purchase Date"), for which there has been no rejection or return of, or warranty, claim or other Dispute having risen with respect to, the goods or services which gave rise to such Receivable and all goods and services or portion thereof required to be delivered or performed and giving rise to a payment obligation in connection therewith have been delivered to or performed and accepted by the Obligor without Dispute existing on the First Purchase Date;

                      (n) which is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof, unless otherwise agreed to in writing by the Servicer and the Administrative Agent;





DC1-1121.9                          12

                      (o) which does not provide the Obligor with the right to obtain any cash advance thereunder;

                      (p) as of the First Purchase Date, which is not a Receivable as to which the Administrative Agent has notified the Seller that the Administrative Agent has determined that such Receivable or class of Receivables is not acceptable for purchase hereunder because of the nature of the business of the Obligor or for credit reasons;

                      (q) which, if such Receivable is not interest bearing, by its terms requires the first payment in respect thereof to be made no later than 90 days after the date of the original invoice with respect thereto;

                      (r) which is owed by an Obligor not more than 25% of whose aggregate Outstanding Balances of Receivables are more than 90 days past due, except that portion of such Obligor's Outstanding Balances that constitute Dilution Factors;

                      (s) which has an Obligor which is a Person domiciled in the United States of America;

                      (t) which is an "eligible asset" within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time; and

                      (u) the purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended from time to time.

                      "Eligible Servicer" shall mean Western Digital, the Administrative Agent or an entity which, at the time of its appointment as Servicer, (i) is servicing a portfolio of receivables, (ii) is legally qualified and has the capacity to service the Receivables and (iii) has demonstrated the ability to service professionally and completely a portfolio of accounts receivable in accordance with high standards of skill and care in the sole determination of the Administrative Agent; provided however, that no such entity shall be deemed to be an Eligible Servicer if it is a competitor of Western Digital or any of its Affiliates.

                      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

                      "ERISA Affiliates" shall mean, with respect to any Person, any corporation or person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which such Person is a member, or (ii) solely for purposes of potential liability under Section





DC1-1121.9                              13

302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which such Person is a member.

                      "Eurodollar Business Day" shall mean any Business Day on which commercial banks are open for dealings in Dollar deposits in London.

                      "Eurodollar Rate" shall have the meaning set forth in the Bank Rate Supplement or DFC Rate Supplement, as applicable.

                      "Event of Bankruptcy" shall mean, for any Person:

                      (a) that such Person shall fall generally to, or admit in writing its inability to, pay its debts as they become due; or

                      (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, reorganization, suspension of payments, readjustment, marshalling of assets or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended from time to time, or otherwise) or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, with respect to the Seller or Servicer, such proceeding shall not have been dismissed within 60 days of the filing thereof; or

                      (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency, reorganization, suspension of payments, readjustment, marshalling of assets or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended from time to time, or otherwise) or other similar official of such Person or for any substantial part of its property, or any general Assignment for the benefit of creditors; or

                      (d) if such Person is a corporation, such Person or any Subsidiary of such Person shall take any corporate action to authorize, generally or specifically, any of the actions set forth in the preceding clause
(a), (b) or (c).

                      "Event of Termination" shall mean, with respect to any Person, (i) with respect to any Plan, a reportable event, as defined in Section 4043(b) of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA





DC1-1121.9                             14
that it be notified within 30 days of the occurrence of such event, or (ii) the withdrawal of such Person or any ERISA Affiliate from a Plan during a plan year in which it is a substantial employer, as defined in Section 4043(b) of ERISA, or (iii) the failure by such Person or any ERISA Affiliate to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Internal Revenue Code or Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Person or any ERISA Affiliate to terminate any Plan, or
(v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Person or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by such Person or any ERISA Affiliate of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) the complete or partial withdrawal from a Multiemployer Plan by such Person or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default), or (ix) the receipt by such Person or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, or (x) any event or circumstance exists which may reasonably be expected to constitute grounds for such Person or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Internal Revenue Code with respect to any Plan.

                      "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar charges owed by an Obligor pursuant to such Contract.

                      "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

                      "Goldman" shall mean Goldman Sachs Money Markets L.P.

                      "Group A Obligor" shall mean any Obligor (i) whose long-term debt is rated at least "A" by S&P and at least "A2" by





DC1-1121.9                            15

Moody's or (ii) whose short-term debt is rated at least "A-1" by S&P and at least "P-1" by Moody's.

                      "Group B Obligor" shall mean any Obligor who is not a Group A Obligor and who is not a Special Obligor.

                      "Guarantee" shall mean, as applied to any Debt, (i) a guarantee (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt or (ii) a similar agreement, direct or indirect, contingent or otherwise, providing for the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Debt. The amount of any Guarantee shall be deemed to be the maximum amount of the Debt guaranteed for which the guarantor could be held liable under such Guarantee.

                      "Incremental Purchase" shall have the meaning ascribed to such term in Section 2.02 hereof.

                      "Indemnified Parties" shall have the meaning ascribed to such term in Section 9.02(a) hereof.

                      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

                      "Investment" shall mean, at any time of determination, the sum of the Aggregate Net Investment plus the Deferred Purchase Price, which amount can also be computed as follows:

                                 I =    ANI
                                     ---------
                                      1 - LP

Where:

ANI =     the Aggregate Net Investment at such time; and

LP  =     the Loss Percentage at such time.


                      "Investment Percentage" shall mean, at any time of determination, the Investment at such time divided by the Net Receivables Balance at such time.

                      "Investor" shall mean, at any time, DFC, each APA Purchaser, if any, each Bank Purchaser and all other owners by assignment or otherwise of an interest in the Purchased Interest at such time.

                      "Investor Deferred Purchase Price" shall mean, at any time of determination and for an Investor, the Loss Percentage at





DC1-1121.9                             16
such time multiplied by such Investor's Investor Investment at such time.

                      "Investor Group" shall mean either the DFC Purchasers or the Bank Purchasers, as applicable.

                      "Investor Investment" shall mean, at any time of determination and for an Investor, the sum of such Investor's Investor Net Investment plus such Investor's Investor Deferred Purchase Price, which amount can also be computed as follows:

                                 II =    INI
                                      ---------
                                        1 - LP

Where:

INI =     such Investor's Investor Net Investment at such time; and

LP =      the Loss Percentage at such time.

                      "Investor Net Investment" shall mean, at any time of determination, the sum of the amounts of Purchase Price paid to the Seller by the Administrative Agent on behalf of an Investor for each Incremental Purchase made by such Investor less the aggregate amount of Collections received and applied by the Servicer or the Administrative Agent to reduce such Investor Net Investment pursuant to Sections 2.08(b), 2.09 and 2.11(b) hereof; provided that such Investor Net Investment shall be increased by the amount of Collections received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned or restored for any reason.

                      "Investor Percentage Interest" shall mean, at any time of determination and for an Investor, a percentage equal to the following:

                                 IAPI x   INI
                                        -------
                                          ANI

Where:

IAPI = the Investors' Aggregate Percentage Interest at the time of such determination;

INI = such Investor's Investor Net Investment at the time of such determination; and

ANI  =    the Aggregate Net Investment at the time of such determination.

                      Notwithstanding the foregoing, on and after the DFC Expiration Date or the Bank Expiration Date, as applicable for such Investor, the Investor Percentage Interest for such Investor





DC1-1121.9                             17
shall be equal to the greater of (i) the Investor Percentage Interest for such Investor on the first Business Day preceding the occurrence of the DFC Expiration Date or the Bank Expiration Date, as applicable for such Investor, and (ii) the Investor Percentage Interest for such Investor on each Business Day after the occurrence of the DFC Expiration Date or the Bank Expiration Date, as applicable.

                      "Investors' Aggregate Percentage Interest" shall mean, at any time of determination, a percentage equal to the following:

                     ANI + DPP + ID + (DP x I) + (NOP x I)
                     -------------------------------------
                                      NRB

Where:

ANI =     the Aggregate Net Investment at the time of such determination;

DPP =     the Deferred Purchase Price at the time of such determination;

ID  =     the Investors' Discount at the time of such determination;

DP  =     Dilution Percentage at the time of such determination;

I   =     Investment at the time of such determination;

NOP =     Net Overconcentration Percentage at the time of such determination;
          and

NRB =     the Net Receivables Balance at the time of such determination.

                      Notwithstanding the foregoing computation, the Investors' Aggregate Percentage Interest shall not exceed 100%. The Investors' Aggregate Percentage Interest shall be calculated by the Servicer on the closing date of the initial Incremental Purchase hereunder. The Investors' Aggregate Percentage Interest shall be recomputed in Monthly Reports delivered pursuant to Section 2.14 hereof, in Purchase Notices delivered pursuant to Section 2.03 hereof and otherwise in writing upon request of the Administrative Agent or Seller made to the Servicer. Absent any error in calculation, the Investors' Aggregate Percentage Interest shall be deemed to remain constant for purposes of making the allocations required by Section 2.08 and shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Purchase made pursuant to Sections 2.05 hereof and 2.08(a) hereof during any period between computations of the Investors' Aggregate Percentage Interest. If





DC1-1121.9                             18
the Servicer shall fail to promptly calculate the Investors' Aggregate Percentage Interest as required herein, the Administrative Agent may compute the Investors' Aggregate Percentage Interest, which computation shall be conclusive absent manifest error.

                      "Investors' Discount" shall mean, at any time of determination, an amount equal to the following:

                        ANI x (TR + PF + RV) x (CP + CD)
                        --------------------------------
                                      WAP

Where:

ANI =     the Aggregate Net Investment at such time;

TR  =     the weighted-average Tranche Rate with respect to all Tranches then outstanding;

PF  =     the Program Fee, if any;

RV  =     the Rate of Variance Factor;

CP  =     the Average Collection Period; and

CD  =     the Allowance for Collection Delays.

WAP = the weighted average number of days in the annual period for all Tranches then outstanding, with Tranches having Tranche Rates calculated by reference to a rating other than Base Rate having a 360-day annual period and Tranches having Tranche Rates calculated by reference to the Base Rate having a 365- or 366-day, as the case may be, annual period.

                      "JPM" shall have the meaning ascribed to such term in
Section 7.01(n) hereof.

                      "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                      "Lien", in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, grant of a power to confess judgment, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

                      "Lockbox Account" shall mean a demand deposit account identified on Exhibit N hereto maintained with a Permitted





DC1-1121.9                              19

Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of depositing payments made by the Obligors or such other account as the Seller, the Servicer and the Administrative Agent may agree upon from time to time.

                      "Lockbox Servicing Instructions" shall mean the instructions relating to lockbox services in connection with a Permitted Lockbox and related Lockbox Account which are in compliance with Section 4.10 hereof, which have been executed and delivered by the Seller and Servicer to a Permitted Lockbox Bank.

                      "Lockbox Transfer Letter" shall have the meaning ascribed to such term in Section 3.02(k) hereof.

                      "Loss Percentage" shall mean, 13% for the period commencing on the day of the initial Incremental Purchase through January 31, 1994, and for each calendar month thereafter, the percentage calculated as of the end of the preceding calendar month to be in effect for the succeeding calendar month, equal to the greater of:

                        (i) 12%; or

                       (ii) 2.00 x DR x (WPT + 3)

Where:

DR = the highest average of the Default Ratios computed for any three consecutive calendar months that occurred during the period of twelve consecutive calendar months ending on the last day of the month in which such Loss Percentage is established;

WPT = a fraction, rounded up or down to the nearest integer, (i) the numerator of which is equal to the weighted average payment terms for the Receivables as set forth in the most recent Monthly Report and the denominator of which is 30.

                      "Majority Bank Purchasers" shall mean, at any time of determination, those Bank Purchasers constituting in aggregate 50% or more of the Maximum Net Investment with respect to the Bank Purchasers at such time.

                      "Majority DFC Purchasers" shall mean, at any time of determination, those DFC Purchasers owning in aggregate more than 50% of the DFC Percentage Interest in the Purchased Interest at such time.

                      "Majority Investors" shall mean, at any time of determination, those Investors constituting in aggregate more than 50% of the aggregate Maximum Net Investment at such time.





DC1-1121.9                             20

                      "Maximum Net Investment" shall mean, for the DFC Purchasers, $25,000,000, and for the Bank Purchasers, $50,000,000 unless otherwise increased with the consent of the DFC Purchasers or the Bank Purchasers, as applicable, or reduced as provided in Section 2.11(a) hereof; provided, however, that at all times on and after the Bank Expiration Date or the DFC Expiration Date, as applicable, the "Maximum Net Investment" shall mean the Bank Net Investment or the DFC Net Investment, as the case may be. The aggregate of the Maximum Net Investments for the Investor Groups on the date hereof is $75,000,000.

                      "Merrill" shall mean Merrill Lynch Money Markets, Inc.

                      "Minority Interest" shall mean owning or holding less than a majority of the outstanding voting stock of any Person.

                      "Monthly Report" shall have the meaning ascribed to such term in Section 2.14 hereof.

                      "Moody's" shall mean Moody's Investors Service, Inc., together with its successors.

                      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by any Person or any ERISA Affiliate on behalf of its employees and which is covered by Title V of ERISA.

                      "Net Investment Percentage" shall mean, at any time of determination, the Aggregate Net Investment at such time divided by the Net Receivables Balance at such time.

                      "Net Overconcentration Percentage" shall mean 10% for the period commencing on the day of the initial Incremental Purchase through January 31, 1994, and for each calendar month thereafter, the lesser of (a) the percentage determined as of the end of the preceding calendar month pursuant to clause (i) of the definition of Dilution Percentage or (b) the percentage calculated as of the end of the preceding calendar month to be in effect for the succeeding calendar month, equal to:

                                      NOC
                                   ---------
                                      ANI

Where:

NOC = the sum of the amount by which, for each Obligor, the aggregate Outstanding Balances of all Eligible Receivables of such Obligor exceeds the Concentration Factor for such Obligor; and

ANI =     Aggregate Net Investment at such time.





DC1-1121.9                             21

                      "Net Receivables Balance" shall mean, at any time of determination, the Outstanding Balances of the Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balances of all Receivables of each Obligor at such time exceeds the Concentration Factor for such Obligor at such time.

                      "Non-Recourse Debt" means Debt or that portion of Debt of Western Digital or a Subsidiary of Western Digital as to which (a) the holders of such Debt agree that they will look solely to the property securing such Debt for payment on or in respect of such Debt and (b) no default with respect to such Debt would permit (after notice or passage of time or both) according to the terms thereof, any holder of any Debt for money borrowed by Western Digital or a Subsidiary of Western Digital to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to stated maturity.

                      "Notice of Termination" shall have the meaning ascribed to such term in Section 7.02 hereof.

                      "Obligor" shall mean, for any Receivable, each and every Person who is obligated to make payments pursuant to the related Contract.

                      "Office" shall mean, when used in connection with the Administrative Agent, the Investors, the Seller or the Servicer, their respective offices as set forth on the signature pages hereto, or at such other office or offices of the Administrative Agent, the Investors, the Seller or Servicer or branch, Subsidiary or Affiliate of any thereof as may be designated in writing from time to time by the Administrative Agent, the Investors, the Seller or the Servicer to the Administrative Agent, the Investors, the Seller or Servicer, as appropriate.

                      "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                      "Outstanding Balance" of any Receivable shall mean, at any time of determination, the then outstanding amount thereof, including any accrued and outstanding Finance Charges related thereto.

                      "Participant" shall have the meaning set forth in Section 9.17(b) hereof.

                      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.





DC1-1121.9                              22

                      "Permitted Lockbox" shall mean a post office box or other mailing location identified on Exhibit N hereto maintained by a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account, or such other post office box or mailing location as the Administrative Agent, the Seller and the Servicer may agree upon from time to time.

                      "Permitted Lockbox Bank" shall mean a bank identified on Exhibit N hereto or such other bank as the Seller, the Servicer and the Administrative Agent may agree upon from time to time.

                      "Person" shall mean an individual, corporation, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

                      "Plan" shall mean any employee benefit or other plan which is or was at any time during the current year or immediately preceding five years established or maintained by any Person or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                      "Potential Termination Event" shall mean an event or condition which with the giving of notice, the passage of time or any combination of the foregoing, would constitute a Termination Event.

                      "Proceeds" shall mean "proceeds" as defined in Section 9-306(1) of the Uniform Commercial Code as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Investors' ownership interest therein.

                      "Program Fee" shall have the meaning set forth in the DFC Rate Supplement.

                      "Program Letter of Credit" shall mean the letter of credit issued by the Program LOC Bank under the Program Letter of Credit Reimbursement Agreement.

                      "Program Letter of Credit Reimbursement Agreement" shall mean the Amended and Restated Letter of Credit Reimbursement Agreement dated as of December 20, 1993 between DFC and the Program LOC Bank, as the same may from time to time be amended, supplemented or otherwise modified.

                      "Program LOC Bank" shall mean Morgan Guaranty Trust Company of New York or such other Person, together with its successors or assigns, as the party to the Program Letter of Credit Reimbursement Agreement issuing the Program Letter of Credit.





DC1-1121.9                             23

                      "Pro Rata Share" shall mean, for each Bank Purchaser, such Bank Purchaser's Purchase Commitment at such time divided by the Maximum Net Investment for the Bank Purchasers at such time.

                      "Purchase" shall mean a purchase by the Administrative Agent, on behalf of and for the benefit of an Investor, of an undivided percentage ownership interest in Receivables hereunder, together with the Related Security and Collections with respect thereto.

                      "Purchase Availability Amount" shall mean, for an Investor Group as of any date, an amount equal to (i) the Maximum Net Investment for such Investor Group as of such date minus (ii) the DFC Net Investment or the Bank Net Investment, as applicable, as of such date.

                      "Purchase Availability Fee" shall have the meaning set forth in the Bank Rate Supplement or the DFC Rate Supplement, as the case may be.

                      "Purchase Commitment" shall mean, for each Bank Purchaser, the amount set forth opposite the name of such Bank Purchaser on the signature pages hereof, as such amount may be reduced pursuant to Sections 2.11, 7.02 and 9.17 hereof.

                      "Purchase Documents" shall mean this Agreement, the Lockbox Servicing Instructions, the Lockbox Transfer Letters and such other agreements, documents and instruments entered into and delivered by the Seller in connection with the transactions contemplated by this Agreement.

                      "Purchase Notice" shall have the meaning ascribed to such term in Section 2.03 hereof.

                      "Purchase Price" shall mean with respect to any Incremental Purchase, the amount equal to the least of (i) the Purchase Availability Amount with respect to the applicable Investor Group on the date of such Incremental Purchase (without giving effect thereto) or (ii) the greatest amount such that, after giving effect thereto, the Investor's Aggregate Percentage Interest is not in excess of 100% or (iii) such lesser amount as the Seller may request in the Purchase Notice related to such Incremental Purchase, which amount will be paid to the Seller by the Administrative Agent on behalf of the applicable Investor or Investors. Purchase Price refers to an amount actually paid and does not include any amount of Deferred Purchase Price with respect to such Incremental Purchase.

                      "Purchased Interest" shall mean, at any time of determination, the aggregate undivided percentage ownership interest equal to the Investors' Aggregate Percentage Interest, then or theretofore purchased by the Administrative Agent, on behalf of and for the benefit of the Investors, pursuant hereto (as adjusted for any reconveyance to the Seller of any part





DC1-1121.9                              24
thereof), in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) Proceeds of the foregoing. The Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall at all times be equal to the Purchased Interest in each other Receivable, together with Related Security and Collections. To the extent that the Purchased Interest shall decrease as a result of a recalculation of the Investors' Aggregate Percentage Interest, the Administrative Agent, on behalf of each Investor, ratably in accordance with the percentage of the Purchased Interest owned by the Administrative Agent, for the benefit of such Investor, shall be deemed to have reconveyed to the Seller an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, in an amount equal to such decrease such that in each case the Purchased Interest in each Receivable shall be equal to the Purchased Interest in each other Receivable.

                      "Rate Supplements" shall mean the DFC Rate Supplement and the Bank Rate Supplement.

                      "Rate Variance Factor" shall mean an interest rate variance percentage, not to exceed one percent (1%) as the Administrative Agent shall select from time to time in its sole discretion.

                      "Receivable" shall mean, all indebtedness owed to the Seller (after giving effect to the sale by Western Digital to the Seller under the Receivables Contribution and Sale Agreement) by any Obligor (without giving effect to any purchase hereunder by the Investors at any time) under a Contract, whether or not constituting an account or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located, arising in connection with the sale of goods or the rendering of services by Western Digital and satisfying the description set forth on Exhibit B hereto, and including the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto, but excluding any amount of sales tax, excise tax or other similar tax or charge incurred in connection with the sale of the goods or services which gave rise to such indebtedness. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.08(f) hereof, it shall no longer constitute a Receivable hereunder.

                      "Receivables Contribution and Sale Agreement" shall mean the Receivables Contribution and Sale Agreement dated as of January 7, 1994 between the Seller, as Receivable Buyer, and Western Digital, as Receivable Seller, as the same may be amended, supplemented, restated or otherwise modified from time to time.





DC1-1121.9                              25

                      "Records" shall mean correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether ordinary or machine readable language.

                      "Referral Agent" shall mean J.P. Morgan Delaware, together with its successors or assigns, in its capacity as referral agent for DFC under the Referral Agreement dated as of November 13, 1990 between DFC and the Referral Agent, as the same may from time to time be amended, supplemented or otherwise modified.

                      "Related Security" shall mean with respect to any
Receivable:

                      (a)  all Contracts with respect to such Receivable;

                      (b) all of the Seller's right, title and interest in, to and under the Receivables Contribution and Sale Agreement, including, without limitation, all amounts due or to become due to the Seller from Western Digital under such Agreement and all rights, remedies, powers, privileges and claims of the Seller against Western Digital under the Receivables Contribution and Sale Agreement (whether arising pursuant to the terms of the Receivables Contribution and Sale Agreement or otherwise available to the Seller at law or in equity);

                      (c) all of the Seller's interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which by Western Digital gave rise to such Receivable;

                      (d) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                      (e) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                      (f) all Records relating to, and all service contracts and any other contracts associated with, the Receivables, the Contracts or the Obligors.

                      "Remainder" shall have the meaning ascribed to such term in Section 2.08(a) hereof.

                      "Responsible Officer" shall mean the chief financial officer, controller or treasurer of the Seller or the Servicer.





DC1-1121.9                              26

                      "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of December 20, 1993 between DFC and J.P. Morgan Delaware, as collateral agent for, among other parties, the APA Purchasers, the Program LOC Bank, the APA Lending Banks and the AP Agent, and the holders from time to time of the Commercial Paper, as the same may from time to time be amended, supplemented or otherwise modified.

                      "Seller's Fiscal Year" shall mean July 1 to June 30, which is the fiscal year of the Seller for accounting purposes.

                      "Servicer" shall initially mean Western Digital, and thereafter, any Person which succeeds to the functions performed by such Servicer pursuant to a Complete Servicing Transfer pursuant to this Agreement.

                      "Servicer's Compensation" shall have the meaning ascribed to such term in Section 4.07(f) hereof.

                      "Servicer Default" shall have the meaning specified in
Section 4.08 of this Agreement.

                      "Servicing Account" shall mean the Servicing Account established and maintained pursuant to Section 4.07(c) hereof.

                      "Servicing Officer" shall mean any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list furnished to the Administrative Agent by the Servicer, as such list may from time to time be amended.

                      "Special Obligor" shall mean any Obligor listed on Exhibit F hereto.

                      "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Western Digital.

                      "S&P" shall mean Standard & Poor's Ratings Group, together with its successors.

                      "Successor Servicer" shall have the meaning specified in
Section 4.09 of this Agreement.

                      "Termination Event" shall have the meaning ascribed to in
Section 7.01 hereof.

                      "Tranche" shall mean an allocated portion of the Bank Net Investment or the DFC Net Investment, as the case may be.

                      "Tranche Period" shall mean, with respect to any Tranche





DC1-1121.9                             27

                      (a) to which a portion of the Bank Net Investment has been allocated, prior to the Bank Expiration Date,

                      (i) the Tranche Rate of which is determined by reference to the Eurodollar Rate, each period commencing on the date a portion of the Bank Net Investment is allocated to such Tranche pursuant to
          Section 2.06 hereof and ending on the numerically corresponding day in the first, second or third calendar month thereafter, except that
          (x) if such day is not a Eurodollar Business Day, such Tranche Period shall end on the next succeeding Eurodollar Business Day (provided that if such Eurodollar Business Day is in a subsequent calendar month, such Tranche Period shall end on the next preceding Eurodollar Business Day) and (y) each period that commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month; and

                      (ii) the Tranche Rate of which is determined by reference to the Base Rate, each period commencing on the date a portion of the Bank Net Investment is allocated to such Tranche pursuant to Section 2.06 hereof and ending on the last Business Day on which any portion of the Bank Net Investment is allocated to such Tranche, and after the Bank Expiration Date, a period of one day (unless the Administrative Agent, in any case other than the occurrence of the Bank Expiration Date due to a Termination Event described in Section 7.01(j) hereof, after consultation with each Bank Purchaser, agrees at such time to a longer period); and

                      (b) to which a portion of the DFC Net Investment has been allocated, prior to the DFC Expiration Date, a period of up to 90 days requested by the Seller and determined by the Administrative Agent in consultation with the relevant DFC Purchaser(s) commencing on the Business Day requested by the Seller, and, after the DFC Expiration Date, a period of one day (unless the Administrative Agent, in any case other than the occurrence of the DFC Expiration Date due to a Termination Event described in Section 7.01(h), (i), (j) or (k) hereof, after consultation with the relevant DFC Purchaser(s), agrees at such time to a longer period). If such Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day (provided, that for any Tranche funded by reference to the Eurodollar Rate (as defined in the Asset Purchase Agreement), if the next succeeding Business Day is in the next calendar month, such Tranche Period shall end on the next preceding Business Day).

                      "Tranche Rate" shall mean, for any Tranche Period for any
Tranche:





DC1-1121.9                              28

                      (a) to which a portion of the Bank Net Investment has been allocated, (i) the Eurodollar Rate or (ii) the Base Rate, as the case may be; provided, however, that for any Tranche Period commencing on or after the Bank Expiration Date which occurred for the reason set forth in clause (ii) of the definition of such term, the Administrative Agent, after consultation with each Bank Purchaser, may declare the "Tranche Rate" for any Tranche Period to be equal to the Base Rate plus 1%; and

                      (b) to which a portion of the DFC Net Investment has been allocated, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year and the actual days elapsed) equal to the rate of interest (or if more than one rate, the weighted average of the rates) at which funds are borrowed, drawn down or otherwise obtained during such Tranche Period, in connection with the issuance of Commercial Paper, the provision of loans under the APA Credit Agreement, the sale of Receivables by DFC pursuant to the Asset Purchase Agreement, the assignment of DFC's purchase obligation hereunder pursuant to the Asset Purchase Agreement, drawing under the Program Letter of Credit or otherwise, by a DFC Purchaser for the purpose of making or maintaining its investment in such Tranche, excluding from the computation of such rates any dealer's discount or fees and excluding any and all other fees directly attributable to such funding. In the case of the issuance of Commercial Paper, such rate of interest shall equal the rate of interest (computed as described in the preceding sentence) of Commercial Paper issued by DFC. In the case of borrowings under the APA Credit Agreement or drawings under the Program Letter of Credit, such rate of interest, at the option of DFC, may be determined by the weighted average of such interest rates as applicable to all sellers of receivables to DFC. In the case of a purchase of a DFC Percentage Interest by, or the assignment of DFC's purchase obligation to, any APA Purchasers as contemplated by the Asset Purchase Agreement, such rate shall be equal to the weighted average of the Rates (as defined in the Asset Purchase Agreement) payable under the Asset Purchase Agreement to the respective APA Purchasers.
At all times on and after the DFC Expiration Date occurring for the reason set forth in clause (v) of the definition of such term (other than due to a Termination Event described in Section 7.01(m) hereof), the Administrative Agent, after consultation with each DFC Purchaser, may declare the "Tranche Rate" for any Tranche Period to be equal to the Base Rate plus 1% per annum.

                      "Tranche Selection Notice" shall have the meaning ascribed to such term in Section 2.06(b) hereof.

                      "Transaction Costs" shall have the meaning ascribed to such term in Section 9.01 hereof.

                      "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code, or any successor statute, or any comparable law, as the same may from time to time be amended,





DC1-1121.9                             29
supplemented or otherwise modified and in effect in such jurisdiction.

                      "Western Digital's Fiscal Year" shall mean July 1 to June 30, which is the fiscal year of Western Digital for accounting purposes.

                      1.02. Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to "determination" by the Bank Purchasers, DFC, the Administrative Agent or the Servicer shall be conclusive absent manifest error and include good faith estimates by the Bank Purchasers, DFC, the Administrative Agent or the Servicer, as the case may be (in the case of quantitative determinations), and good faith beliefs by the Bank Purchasers, DFC, the Administrative Agent or the Servicer, as the case may be (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. All accounting terms, whether or not specifically defined herein, shall be construed in accordance with GAAP. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York on the date hereof shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.

                      1.03. Obligor Classification. In determining whether an Obligor is a Group A Obligor or a Group B Obligor:

                      (a) long-term debt ratings shall be utilized in determining the relevant Obligor classification if the weighted average maturity of the Receivables of such Obligor is longer than 270 days; in all other cases the short-term ratings may be utilized in determining the relevant Obligor classification; provided, however, if there is only one type of rating in effect for an Obligor, such rating shall be utilized in determining the relevant Obligor classification notwithstanding the average maturity of the Receivables of such Obligor;

                      (b) any debt rating of an Obligor which is based upon credit enhancement provided by a third party or based upon collateral shall be disregarded; and





DC1-1121.9                              30

                      (c) if more than one rating agency provides a rating of any type of the Obligor's debt, the lowest rating for such type of debt shall be utilized.


                                   ARTICLE II

                           PURCHASES AND SETTLEMENTS

                      2.01. General Assignment and Conveyance. At the time of each Incremental Purchase pursuant to Sections 2.02 and 2.03 hereof and each reinvestment Purchase pursuant to Section 2.05 hereof, the Seller hereby bargains, grants, assigns, transfers and conveys to the Administrative Agent, for the benefit of the applicable Investor or Investors, and the applicable Investor or Investors hereby causes the Administrative Agent, on behalf of such Investor or Investors, to purchase and accept assignment and transfer from the Seller of, all of the Seller's right, title and interest in and to the Purchased Interest in the Receivables then existing as well as in any additional Receivables thereafter arising. At the time of each recalculation pursuant hereto of the Investors' Aggregate Percentage Interest, each Investor, ratably in accordance with the percentage of the Purchased Interest owned by the Administrative Agent, for the benefit of such Investor, hereby causes the Administrative Agent, on behalf of such Investor, to reassign, retransfer and reconvey to the Seller an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, equal to any reduction of the Investors' Aggregate Percentage Interest effected by such recalculation, in relation to the Investors' Aggregate Percentage Interest in effect immediately prior to such recalculation.

                      2.02. Purchase Limits. Subject to the terms and conditions hereof, the Seller may at any time and from time to time at its option sell to the Administrative Agent, on behalf of the applicable Investor or Investors, and the applicable Investor or Investors causes the Administrative Agent, on behalf of such Investor or Investors, to purchase from the Seller, undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising), together with the Related Security and Collections with respect thereto (each an "Incremental Purchase"). The Investors shall have no obligation to make an Incremental Purchase on any day, to the extent that the amount of such purchase shall cause the Investment Percentage (after giving effect to such purchase and any purchase on such day by any other Investor or Investors) to exceed 100%. Neither Investor Group shall be obligated to increase such Investor Group's Maximum Net Investment. An Investor Group shall have no obligation to make an Incremental Purchase on any day, to the extent that the amount of such purchase shall exceed such Investor Group's Purchase Availability Amount and no Bank Purchaser shall be obligated to make an Incremental Purchase on any day to the extent that such Bank





DC1-1121.9                              31

Purchaser's Pro Rata Share of such Incremental Purchase plus the Investor Net Investment for such Bank Purchaser shall exceed such Bank Purchaser's Purchase Commitment. No Investor Group shall have an obligation to make any Incremental Purchase at or after the reduction of such Investor Group's Maximum Net Investment to zero pursuant to Section 2.11(a) hereof. The Bank Purchasers shall have no obligation to make an Incremental Purchase if the Bank Expiration Date has occurred, and the DFC Purchasers shall have no obligation to make an Incremental Purchase if the DFC Expiration Date has occurred. The Purchase Price for each Incremental Purchase shall be in an amount of $5,000,000 or any higher multiple of $1,000,000.

                      Without prejudice to any of the provisions hereof, the obligations of each of the Investors set forth in this Section 2.02 shall be several obligations of each such Investor and not the joint obligation of the Investors collectively.

                      2.03. Purchase Price. The Seller shall provide the Administrative Agent with a notice in substantially the form of Exhibit C hereto (a "Purchase Notice") (including the initial Incremental Purchase), which notice shall indicate whether the Seller requests the Bank Purchasers, the DFC Purchasers or each Investor Group to make an Incremental Purchase.
Such Purchase Notice shall be delivered by the Seller to the Administrative Agent at least five Business Days before each Incremental Purchase requested to be made by the DFC Purchasers and at least three Business Days before each Incremental Purchase requested to be made by the Bank Purchasers, and in the case of a request for an Incremental Purchase by Bank Purchasers, the Administrative Agent shall promptly provide each Bank Purchaser with a copy of such Purchase Notice. On the closing date for each Incremental Purchase, the applicable Investor or Investors shall make available to the Administrative Agent its share of the Purchase Price applicable to such Incremental Purchase and the Administrative Agent, on behalf of such Investor or Investors, shall deposit to the Seller's account at the location indicated on the signature page hereof, in immediately available funds, an amount equal to the Purchase Price for such Incremental Purchase, or such lesser amount as actually received by the Administrative Agent from the applicable Investor or Investors. The Purchase Price of the initial Incremental Purchase shall equal the initial Aggregate Net Investment. Each Purchase Notice shall be irrevocable and binding on the Seller and the Seller shall indemnify the applicable Investor or Investors against any loss or expense incurred by the applicable Investor or Investors, either directly or indirectly including, in the case of DFC, losses and expenses incurred through the APA Credit Agreement as a result of any failure by the Seller to complete such Incremental Purchase including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the applicable Investor or Investors, either directly or indirectly including, in the case of DFC, losses and expenses incurred through the APA Credit Agreement by reason of the





DC1-1121.9                             32
liquidation or reemployment of funds acquired by the applicable Investor or Investors (including, without limitation, funds obtained by issuing commercial paper (in the case of DFC) or promissory notes or obtaining deposits as loans from third parties) for the applicable Investor or Investors to fund such Incremental Purchase. The applicable Investor or Investors shall notify the Seller in writing of the amount determined by the applicable Investor or Investors to be necessary to compensate such Investor or Investors for such loss or expense showing in reasonable detail the amounts allocated and the calculations therefor. Such amount shall be due and payable by or on behalf of the Seller to the Administrative Agent for distribution to the applicable Investor or Investors ten Business Days after such notice is given.

                      2.04. Deferred Purchase Price. The Seller acknowledges that, at the time of each Incremental Purchase pursuant to Sections 2.02 and
2.03 and each reinvestment Purchase pursuant to Section 2.05, the Investors are receiving a percentage ownership interest in the Receivables on account of the Deferred Purchase Price, which is not paid in cash to the Seller at the time of such Purchase. The Seller shall calculate the Investor Deferred Purchase Price for each Investor as of the closing date for each Incremental Purchase and as of the date of each Monthly Report and at such other times as the Administrative Agent shall reasonably request in writing.

                      2.05. Reinvestment Purchases. On each Business Day occurring after the initial Incremental Purchase hereunder and prior to the Bank Expiration Date, in the case of the Bank Purchasers, and the DFC Expiration Date, in the case of the DFC Purchasers, the Seller hereby bargains, grants, sells, assigns, transfers and conveys to the Administrative Agent, for the benefit of the applicable Investor or Investors, and subject to Section
3.03 hereof, such Investor or Investors hereby cause the Administrative Agent, on behalf of such Investor or Investors, to purchase from the Seller additional undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising), together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Purchase in accordance with Section 2.08(a) hereof, such that after giving effect to such Purchase, (i) the amount of the Investor Net Investment for such Investor or Investors at the close of such Investor's or Investors' business on such Business Day shall be equal to the amount of the Investor Net Investment for such Investor or Investors at the close of such Investor's or Investors' business on the Business Day immediately preceding such Business Day, plus the Purchase Price paid by such Investor or Investors with respect to any Incremental Purchase made on such day, if any, minus the reduction in such Investor's or Investors' Investor Net Investment pursuant to Section 2.08(b) or 2.11(b) hereof made on such day, if any, and
(ii) such Investor's or Investors' Investor Percentage Interest in the Purchased Interest in each Receivable,





DC1-1121.9                              33
together with Related Security and Collections with respect thereto, shall be equal to its Investor Percentage Interest in the Purchased Interest in each other Receivable, together with Related Security and Collections with respect thereto.

                      2.06.  Funding of the Aggregate Net Investment.

                      (a)  Bank Purchasers.

                      (i) At all times hereafter, but prior to the occurrence of the Bank Expiration Date, the Seller shall, subject to the limitations described below, request Tranche Periods and allocate a portion of the Bank Net Investment to the related Tranche, so that the aggregate amount of all such Tranches shall at all times equal the Bank Net Investment; provided that the Bank Net Investment may be allocated to no more than five (5) Tranches at any one time. The Tranche Period corresponds to the funding term for each such Tranche and the Seller shall not request a Tranche Period whose final day would be a day on or after the Bank Expiration Date. The amount of each Tranche selected by the Seller shall be in an amount of $5,000,000 (or $100,000 in the case of a Tranche having interest calculated at the Base Rate) or any integral multiple of $1,000,000 (except in the case of a Tranche having interest calculated at the Base Rate) in excess thereof; notwithstanding the foregoing, no minimums shall apply to Tranches with Tranche Periods commencing after the Bank Expiration Date. The Seller shall give the Administrative Agent a notice of each new requested Tranche Period for any Tranche (each such notice shall be irrevocable, shall be in the form of Exhibit D hereto and shall be referred to as a "Tranche Selection Notice") in accordance with the provisions of clause (ii) below; provided, however, that (x) if the Seller fails to provide such a notice on a timely basis, the Tranche Rate shall be the Base Rate or (y) if the Administrative Agent determines, after consultation with the Bank Purchasers, that the Tranche Rate or Tranche Period requested by the Seller is unavailable pursuant to
          Section 2.16 or 2.17 hereof, the Tranche Rate shall be the Base Rate and the related Tranche Period shall be the period prescribed for Base Rate Tranche Periods.

                      (ii) Tranche Selection Notices delivered by the Seller to the Administrative Agent in respect of the Bank Net Investment shall be considered provided on a timely basis for purposes of 2.06(a)(i) hereof only if received by the Administrative Agent not later than 1:00 p.m. (New York City time) on the day that is the number of days prior to (or on) the first date of the requested Tranche Periods set forth below:





DC1-1121.9                              34

Notice                               Number of Days Prior
- - ------                               --------------------
Tranche Periods with an              3 Eurodollar Business Days
Eurodollar Rate
Tranche Rate

Tranche Periods with a               First day of the
Base Rate Tranche Rate               requested Tranche Period


                      In the case of any Tranche Period ending after the Bank Expiration Date, such Tranche Period shall end on the Bank Expiration Date and thereafter all such Tranche Periods shall be a period of one day (unless the Administrative Agent, after consultation with each Bank Purchaser, agrees at such time to a longer period).

                      (iii) At all times on and after the Bank Expiration Date occurring for the reason set forth in clause (ii) of the definition of such term, the Administrative Agent, after consultation with each Bank Purchaser, may declare the Tranche Rates applicable to the Bank Net Investment to be equal to the Base Rate plus 1%.

                      (b)  DFC Purchasers.

                      (i) At all times hereafter, but prior to the DFC Expiration Date, DFC shall utilize its best efforts to issue Commercial Paper prior to selling any interest in DFC's Investor Percentage Interest in the Purchased Interest to APA Purchasers under the Asset Purchase Agreement or obtaining a loan under the APA Credit Agreement to fund the DFC Net Investment; provided, however, that, except as set forth in this subsection (i), nothing herein shall require DFC to issue Commercial Paper or limit the rights of DFC to sell any interest in DFC's Investor Percentage Interest in the Purchased Interest to APA Purchasers under the Asset Purchase Agreement or obtain a drawing under the Program Letter of Credit or to obtain a loan under the APA Credit Agreement to fund the DFC Net Investment; provided, further, if any portion of the Purchased Interest has been purchased by an APA Purchaser, such portion of the Purchased Interest shall be funded using the Rates (as defined in the Asset Purchase Agreement) for such APA Purchaser set forth in the Asset Purchase Agreement. If DFC, in its sole discretion, determines that it is not practicable or possible to issue Commercial Paper to fund any purchase of Receivables DFC shall so notify the Administrative Agent. The Administrative Agent shall promptly notify the Agent under the Asset Purchase Agreement that DFC will be unable to fund the purchases of Receivables, and, pursuant to the terms of the Asset Purchase Agreement, the Agent will notify each APA Purchaser that it is required to accept an assignment of its





DC1-1121.9                              35
          requisite percentage of DFC's obligation to purchase the Purchased Interest in Receivables.

                      (ii) At all times hereafter, but prior to the occurrence of the DFC Expiration Date, the Seller shall, subject to the approval of DFC and/or each APA Purchaser, as applicable, and the limitations described below, request Tranche Periods and allocate a portion of the DFC Net Investment to each selected Tranche Period, so that the aggregate amount of all such Tranches shall at all times equal the DFC Net Investment. The Tranche Period corresponds to the funding term for each such Tranche and the Seller shall not request a Tranche Period whose final day would be a day on or after the third Business Day prior to the DFC Expiration Date. The Seller shall give the Administrative Agent notice of a requested initial Tranche Period or Periods for each Incremental Purchase to be made by the DFC Purchasers at least three Business Days prior to each such Incremental Purchase and a Tranche Selection Notice for each new requested Tranche Period for any Tranche at least three Business Days prior to the expiration of any then existing Tranche Period for such Tranche (each such notice shall be irrevocable); provided, however, that DFC and, if applicable, the Majority Purchasers (as defined in the Asset Purchase Agreement), may select, after consultation with the Seller, any such Tranche Period if (x) the Seller fails to provide such notice on a timely basis or (y) DFC and, if applicable, each APA Purchaser determines, in its sole discretion, that the Tranche Period requested by the Seller is unavailable; and provided, further, that if the Tranche Rate for any Tranche is to be determined by any APA Purchaser based on the Eurodollar Rate, such Tranche shall not commence until three Eurodollar Business Days after the APA Purchasers' receipt of notice of such requested Rate. If DFC has determined, in its sole discretion, to sell undivided ownership interests in the portion of the DFC Percentage Interest allocated to such Tranche to the APA Purchasers under the Asset Purchase Agreement or to fund such portion of the DFC Investment by a loan under the APA Credit Agreement, or if DFC has determined that it is not possible or practicable to sell Commercial Paper to fund any purchase of Receivables, DFC shall so notify the Administrative Agent which it shall in turn notify the Agent under the Asset Purchase Agreement or the APA Credit Agreement and take such other actions as are necessary to effect Seller's request for a Tranche and Tranche Period to be funded under either such Agreement. In the case of any Tranche Period ending after the DFC Expiration Date, such Tranche Period shall end on the DFC Expiration Date and thereafter, all such Tranche Periods shall be a period of one day (unless the Administrative Agent, in any case other than the occurrence of the DFC Expiration Date due to a Termination Event described in Section 7.01(g), (h),
          (i) or (j) hereof, after consultation





DC1-1121.9                              36
          with each DFC Purchaser, agrees at such time to a longer period).

                      (iii) At all times on and after the DFC Expiration Date occurring for the reason set forth in clause (iii) of the definition of such term (other than due to a Termination Event described in Section 7.01(m) hereof), the Administrative Agent, after consultation with each DFC Purchaser, may declare the Tranche Rates applicable to the DFC Net Investment to be equal to the Base Rate plus 1%.

                      2.07. Discount. The Administrative Agent will provide the Seller and the Servicer with a report in substantially the form of Exhibit E hereto showing the Discount attributable to each Tranche for its then current Tranche Period prior to the third Business Day of each month and otherwise upon the reasonable request of the Seller or the Servicer and setting forth the Rate Variance Factor then in effect. The Tranche Rate, the Program Fee, if applicable to such Tranche, and any other applicable fees, if any, with respect to each Tranche payable to the Investors or the Administrative Agent shall accrue on each day occurring during the Tranche Period related thereto and, to the extent not paid by the Servicer pursuant to Section 2.08(a), the related Discount shall be payable by or on behalf of the Seller on the last day of the applicable Tranche Period. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day (unless the amount is payable in respect of a Tranche the Tranche Rate of which is determined by reference to the Eurodollar Rate (as defined herein) or the Eurodollar Rate (as defined in the Asset Purchase Agreement) and the next succeeding Business Day is in the next calendar month, in which event the amount shall be payable on the next preceding Business Day). Discount payable hereunder shall be calculated for the actual days elapsed on the basis of a 360-day year for all Tranche Periods other than Tranche Periods with a Tranche Rate calculated by reference to the Base Rate and on the basis of a 365 or 366-day year, as the case may be, for the Tranche Periods with a Tranche Rate calculated by reference to the Base Rate. Nothing in this Agreement shall limit in any way the obligations of the Seller to pay the amounts set forth in this Section 2.07. The Administrative Agent shall pay to each Investor such Investor's ratable share of all Discount received from the Seller or the Servicer for each Tranche Period related to such Investor's Investor Net Investment in accordance with such Investor's ratable share of the Aggregate Net Investment allocated to the related Tranche.

                      2.08. Non-Liquidation Settlements and Other Payment Procedures.

                      (a) On each day after the day of any Incremental Purchase but prior to the Bank Expiration Date or the DFC Expiration Date, as applicable, the Servicer shall allocate to





DC1-1121.9                              37
each Investor an amount of Collections equal to the product of (i) such Investor's Investor Percentage Interest, expressed as a decimal and (ii) Collections, if any, received on or prior to such day and not previously applied or accounted for; provided, however, that the amount allocated to each Investor on any day, together with all amounts previously allocated to such Investor and not reinvested, shall not exceed the sum of (i) such Investor's Investor Net Investment, plus (ii) accrued and unpaid Discount with respect to such Investor's Investor Net Investment, plus (iii) all other Aggregate Unpaids with respect to such Investor. The Servicer shall deposit in the Servicing Account for the benefit of each Investor out of such amount in respect of such Investor's Investor Net Investment an amount equal to all Discount accrued through such day and not previously so deposited or paid. The remainder of such amount (the "Remainder") in respect of such Investor's Investor Net Investment shall, subject to the terms and conditions of this Agreement, be utilized by the Servicer to make for the benefit of such Investor a reinvestment Purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.05 hereof. On the last day of each Tranche Period in respect of which a portion of an Investor's Investor Net Investment has been allocated, from the amounts on deposit in the Servicing Account, the Servicer shall transfer from the Servicing Account to the Administrative Agent's account, for distribution to the applicable DFC Purchasers in accordance with the provisions hereof or the Asset Purchase Agreement or to Bank Purchasers in accordance with their Pro Rata Shares, as the case may be, an amount equal to the accrued and unpaid Discount for such Tranche Period.

                      (b) If and for so long as any of the Remainder cannot be reinvested in additional undivided percentage interests in Receivables pursuant to Sections 2.05 and 2.08(a) hereof, the Servicer shall deposit in the Servicing Account for the applicable Investor or Investors such Collections and shall remit to the Administrative Agent, for distribution to the applicable Investor or Investors, any such Collections not reinvested and not required to pay Discount pursuant to Section 2.08(a) hereof on the next date on which Discount is payable or on such other date as specified by the Administrative Agent, the Majority Investors or the Seller. The receipt of such payment by the Administrative Agent shall result in a reduction of the applicable Investor's or Investors' Investor Net Investment and in the Aggregate Net Investment.

                      (c) If, on any day, the Outstanding Balance of a Receivable is (w) reduced or cancelled as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Servicer in accordance with the Credit and Collection Policy, or (x) reduced or cancelled as a result of a set-off in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (y) reduced or cancelled as a result of any forgiveness of the obligation or of any adjustment by the





DC1-1121.9                              38

Servicer in accordance with the Credit and Collection Policy, or (z) otherwise reduced or cancelled as a result of any Dilution Factor with respect to such Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 5.02 hereof was not true when made (that is, on the date an interest in such Receivable was first sold by the Seller to any Investors pursuant to this Agreement) with respect to a Receivable, the Seller shall be obligated to repurchase the Investors' interest in such Receivable by paying to the Servicer an amount equal to the Outstanding Balance thereof.

                      (d) The Seller has the option, to be exercised in its sole and absolute discretion, to repurchase the Investors' interest in any Receivable on and after the date on which such Receivable ceases to be an Eligible Receivable, by delivering to the Servicer a repurchase amount equal to the Outstanding Balance of such Receivable.

                      (e) Any Collections deemed to be received by the Seller pursuant to Section 2.08(c) or 2.08(d) hereof shall be paid by the Seller to the Servicer on the next date on which Discount is payable or on such other day as specified by the Administrative Agent, and the Servicer shall hold or distribute all Collections deemed received pursuant to Section 2.08(c) or 2.08(d) hereof to the same extent as if such Collections had actually been received. So long as the Servicer shall hold any Collections or any deemed Collections required to be paid to an Investor, it shall hold such Collections in the Servicing Account in trust for such Investor.

                      (f) For purposes of this Section 2.08, the repurchase amount payable by the Seller pursuant to subsection (c) or (d) hereof with respect to any Receivable shall be deemed to be a Collection deemed received with respect to such Receivable.

                      (g) On each day after the day of the initial Incremental Purchase hereunder, the Servicer shall allocate and distribute to the Seller an amount of Collections equal to the difference between (i) the aggregate amount of Collections, if any, received on or prior to such day and not previously allocated to the Investors or the Seller minus (ii) the amount of such Collections allocated to the Investors on such day pursuant to the first sentence of Section 2.08(a).

                      2.09. Liquidation Settlement Procedures. On the Bank Expiration Date with respect to the Bank Purchasers, and on the DFC Expiration Date with respect to the DFC Purchasers and on each day thereafter, the Servicer shall deposit in the Servicing Account for the applicable Investors, an amount equal to the product of (i) the Bank Percentage Interest and/or the DFC Percentage Interest, as the case may be, expressed as a decimal and (ii) Collections, if any, received on such day; provided,





DC1-1121.9                             39
however, that the amount allocated to the Bank Purchasers or the DFC Purchasers, as applicable, on the Bank Expiration Date or the DFC Expiration Date, as the case may be, together with all amounts previously allocated to the applicable Purchasers, shall not exceed the sum of (i) the Bank Net Investment or the DFC Net Investment, as applicable, (ii) accrued and unpaid Discount with respect to such Bank Net Investment or DFC Net Investment, as applicable, plus
(iii) all other Aggregate Unpaids with respect to the applicable Purchasers.
On the last day of the Tranche Period for each Tranche (i) related to the Bank Purchasers to occur on or after the Bank Expiration Date and (ii) related to the DFC Purchasers to occur on or after the DFC Expiration Date, as the case may be, the Servicer shall deposit into the Administrative Agent's account for distribution to (x) the Bank Purchasers in accordance with each such Bank Purchaser's Pro Rata Share, in the case of the occurrence of the Bank Expiration Date and (y) the DFC Purchasers in accordance with the provisions hereof and the Asset Purchase Agreement, in the case of the occurrence of the DFC Expiration Date, the amounts set aside pursuant to the preceding sentence, but not in excess of the Bank Net Investment or DFC Net Investment, as the case may be, together with the aggregate amount of accrued and unpaid Discount and all other Aggregate Unpaids. If there shall be insufficient funds on deposit for the Administrative Agent to distribute funds in payment in full of the aforementioned amounts to an Investor, the Administrative Agent shall distribute funds first, in payment of all fees and expenses payable to such Investor, second, in payment of the Discount due, third, in reduction of such Investor's percentage of the Aggregate Net Investment allocated to such Tranche Period, and fourth, in payment of all other Aggregate Unpaids (whether due or accrued). Following the date on which the Aggregate Net Investment has been reduced to zero and all Discount due and all other Aggregate Unpaids have been paid in full, (i) the Deferred Purchase Price shall be deemed to have been paid in full, (ii) the Investors' Aggregate Percentage Interest shall be deemed to be zero, (iii) the Investors shall be deemed to have reconveyed, and hereby do reconvey, to the Seller any remaining interest in the Receivables (including the Purchased Interest), (iv) the Servicer shall pay to the Seller any remaining Collections held in the Servicing Account pursuant to the first sentence of this Section 2.09 and (v) the Administrative Agent and the Investors, if necessary, shall execute and deliver to the Seller, at Seller's expense, such documents or instruments as are reasonably necessary to terminate the Investors' interest in the Receivables.

                      2.10. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay, or cause to be paid, the non-refundable fees set forth in each Rate Supplement.

                      Any of the fees described in the Bank Rate Supplement which are accrued but unpaid on the Bank Expiration Date shall be paid in full by or on behalf of the Seller on the Bank Expiration





DC1-1121.9                              40

Date. Any of the fees described in the DFC Rate Supplement which are accrued but unpaid on the DFC Expiration Date shall be paid in full by or on behalf of the Seller on the DFC Expiration Date.

                      2.11. Optional Reduction of an Investor Group's Maximum Net Investment; Optional Reduction of the Bank or DFC Net Investment; Repurchase by Seller.

                      (a) The Seller may reduce in whole or in part the Maximum Net Investment of an Investor Group (but not below the Bank Net Investment or the DFC Net Investment, as the case may be, existing at the time of such reduction), by giving the Administrative Agent written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any higher multiple of $l,000,000. The Seller shall pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Investor or Investors any accrued and unpaid Purchase Availability Fee on the date of such reduction with respect to the reduction amount.

                      (b)  The Seller may, subject to the terms of this subpart
(b), reduce the Bank Net Investment or the DFC Net Investment, in whole or in part, that is allocated to any Tranche (other than a Base Rate Tranche) on the last day of the related Tranche Period by giving the Administrative Agent at least five Business Days' written notice. The Seller may reduce the Bank Net Investment or the DFC Net Investment, in whole or in part, that is allocated to a Base Rate Tranche on any Business Day, by giving the Administrative Agent written notice on such Business Day. If the Seller delivers such a notice of reduction, the Seller shall pay to the Administrative Agent for distribution to
(x) the Bank Purchasers in accordance with each such Bank Purchaser's Pro Rata Share (or cause the Servicer to pay to the Administrative Agent), in the case of a reduction in the Bank Net Investment, or (y) the DFC Purchasers in accordance with the Asset Purchase Agreement (or cause the Servicer to pay to the Administrative Agent), in the case of a reduction in the DFC Net Investment, on the last day of such Tranche Period an amount equal to (i) the amount of the proposed reduction, (ii) any Discount otherwise payable on such date and (iii) if such reduction reduces the Bank Net Investment or the DFC Net Investment, as the case may be, to zero, all other Aggregate Unpaids related to such Investor Group; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any higher multiple of $l,000,000. Such reduction shall become effective upon payment of the amounts in the preceding clauses
(i), (ii) and, if applicable, (iii).

                      (c) Before any reduction of the Maximum Net Investment of any Investor Group, the Bank Net Investment or the DFC Net Investment shall become effective pursuant to subpart (a) or (b) above, the Administrative Agent shall give written notice thereof to S&P and Moody's.





DC1-1121.9                             41

                      2.12. Mandatory Repurchase; Ratings of APA Purchasers Under Certain Circumstances; Mandatory Reduction in DFC Purchasers' Maximum Net Investment; Ratings of APA Purchasers.

                      (a) The Seller agrees to repurchase from each Investor the percentage of the Purchased Interest owned by such Investor in all Receivables if at any time the Administrative Agent shall cease to have a perfected ownership interest, or a first priority perfected security interest, in the Receivables, free and clear of any Lien (except for Liens created by any Investor and as provided herein), within five days of notice thereof by the Administrative Agent. The repurchase price shall be paid by or on behalf of the Seller to the Administrative Agent for distribution to the Investors on such fifth day in an amount equal to the Aggregate Unpaids.

                      (b) If an APA Purchaser's Purchase Commitment (as defined in the Asset Purchase Agreement) terminates and a DFC Expiration Date does not occur pursuant to clause (ii)(C) of the definition thereof, the DFC Purchasers' Maximum Net Investment shall be automatically reduced by the amount of such Purchaser's Purchase Commitment. If, following such reduction of the DFC Purchasers' Maximum Net Investment, the DFC Net Investment is greater than the DFC Purchasers' Maximum Net Investment, the Seller agrees to repurchase from the DFC Purchasers a portion of the DFC Net Investment equal to not less than the excess of the DFC Net Investment over the DFC Purchasers' Maximum Net Investment. The repurchase price shall be paid by or on behalf of the Seller to the Administrative Agent for distribution to the DFC Purchasers on the date of the termination of the APA Purchaser's Purchase Commitment.

                      (c) For so long as the Asset Purchase Agreement is in effect and a DFC Termination Date has not occurred, DFC shall use its best efforts to have APA Purchasers, each of which has short-term debt rated at least "P-1" by Moody's and "A-1+" by S&P, with an aggregate Purchase Commitment (as defined in the Asset Purchase Agreement) of $25,000,000.

                      2.13. Payments and Computations Etc.: Allocation of Collections.

                      (a) All per annum fees payable under this Agreement shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by or on behalf of the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to an Investor or the Investors they shall be paid or deposited in the Administrative Agent's account indicated on the signature page hereof, until otherwise notified by such Investor or Investors. The Seller shall, to the extent permitted by Law, pay to the Administrative Agent for the account of each Investor upon





DC1-1121.9                              42
demand, interest on all amounts not paid or deposited when due to the Administrative Agent for the account of each Investor hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed other than computations of interest calculated by reference to the Base Rate which shall be calculated on the basis of a 365- or 366-day year. Any computations of amounts payable by the Seller hereunder made by DFC, the Administrative Agent, the APA Agent, the Bank Purchasers or the Program LOC Bank shall be binding absent manifest error.

                      (b) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by Contract or Law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor included in the Purchased Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor to the Seller. Notwithstanding the provisions of this Section 2.13(b), upon deposit in the Servicing Account of any payment of an Obligor without direction as to its application, the Servicer shall seek such direction in accordance with the Credit and Collection Policy.

                      2.14.  Reports.

                      (a) No later than the close of business on the sixth Business Day of each month, the Servicer shall prepare and forward to the Administrative Agent (i) a monthly report, substantially in the form of Exhibit G (a "Monthly Report"), as of the close of business of the Servicer on the last day of the immediately preceding month and (ii) if requested by the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and such other information concerning actual and historical collections experience and such other matters as the Administrative Agent may reasonably request.

                      (b) The Seller shall, or shall cause the Servicer to, furnish to the Administrative Agent at any time and from time to time, such other or further information in respect of the Receivables, the Seller, the Servicer and the related Obligors as the Administrative Agent may reasonably request.

                      2.15.  Extension of DFC Expiration Date.

                      (a) Subject to subpart (b) of this Section 2.15 and other provisions of this Agreement requiring earlier termination, this Agreement shall terminate with respect to the DFC Purchasers on the date which is 360 days from the date of this Agreement.





DC1-1121.9                             43

                      (b) If the Seller desires to extend the DFC Expiration Date, then the Seller shall notify the Administrative Agent in writing at least two months but not more than three months prior to the DFC Expiration Date of the Seller's desire to extend the DFC Expiration Date for a period of an additional eleven months. The Administrative Agent shall notify DFC of such desired extension within one Business Day after receipt of such notice from the Seller. DFC, in its sole discretion, and subject to the extension of (i) the termination of the commitment of the Program LOC Bank under the Program Letter of Credit Reimbursement Agreement, (ii) the commitment of the APA Lending Banks under the APA Credit Agreement and (iii) the commitment of the APA Purchasers under the Asset Purchase Agreement having Maximum Purchases in an aggregate amount of not less than $25,000,000, may extend the DFC Expiration Date by notifying the Administrative Agent at least 25 days before the DFC Expiration Date. The Administrative Agent shall notify the Seller and the Servicer in writing one Business Day after receipt of notice from DFC of DFC's desire to extend the DFC Expiration Date and of the Maximum Net Investment following the then current DFC Expiration Date. Such extension shall become effective upon such notice to the Seller and the Servicer or, if the Maximum Net Investment agreed to by DFC for the extension period is less than the Maximum Net Investment requested by the Seller, upon notice by the Seller and the Servicer to DFC and the Administrative Agent that such reduced Maximum Net Investment is acceptable to them. Upon any such extension, the DFC Expiration Date shall be 360 days from the 30th day before the previous DFC Expiration Date, provided that in no event shall the DFC Expiration Date be later than January 10, 1997. The Administrative Agent shall give prompt written notice of the extension of the DFC Expiration Date to S&P and Moody's.

                      2.16. Change in Circumstances-Unavailability. (a) If with respect to any Tranche Period (x) deposits in Dollars (in the applicable amounts) are not available to the Bank Purchasers generally in the London interbank market for such Tranche Period or (y) the Majority Bank Purchasers advise the Administrative Agent that the Adjusted LIBOR Rate (as defined in the Bank Rate Supplement), as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Bank Purchasers of maintaining or funding Tranches based on the Eurodollar Rate, the Administrative Agent shall forthwith give notice thereof to the Seller and the Servicer, whereupon until the Administrative Agent notifies the Seller and the Servicer that such circumstances no longer exist, the obligation of the Bank Purchasers to allocate any portion of the Bank Net Investment to any Tranche based on the Eurodollar Rate shall be suspended.

                      (b) The Administrative Agent shall also notify the Seller and Servicer of a receipt of notice from the Agent under the Asset Purchase Agreement of suspension of the Eurodollar Rate.





DC1-1121.9                              44

                      2.17. Change in Circumstances-Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank Purchaser with any request or directive (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency shall make it unlawful or impossible for such Bank Purchaser to allocate its Pro Rata Share of the Bank Net Investment to any Tranche based on the Eurodollar Rate and such Bank Purchaser shall so notify the Administrative Agent, then the Administrative Agent shall forthwith give notice thereof to the other Bank Purchasers, the Seller and the Servicer, whereupon until such Bank Purchaser notifies the Administrative Agent, the Seller and the Servicer that such circumstances no longer exist, the obligation of such Bank Purchaser to allocate its Pro Rata Share of the Bank Net Investment to any Tranche based on the Eurodollar Rate shall be suspended. If such Bank Purchaser shall determine that it may not lawfully continue to allocate its Pro Rata Share of the Bank Net Investment to any outstanding Tranche based on the Eurodollar Rate, then such Bank Purchaser's Pro Rata Share of such Tranche shall be deemed to be a separate Tranche based on the Base Rate.


                                  ARTICLE III

                               CLOSING PROCEDURES

                      3.01.  Purchase and Sale Procedures.

                      (a) General. Each Purchase hereunder shall constitute a purchase of, and shall transfer ownership to the Administrative Agent, for the benefit of the Investors, of, undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing as well as each and every Receivable, together with Related Security and Collections, which may arise at any time after the date of such Purchase.

                      (b) Maximum Net Investment. If, on any closing date for an Incremental Purchase, the Purchase Price to be paid by the Administrative Agent, on behalf of the Bank Purchasers or the DFC Purchasers, as the case may be, on such date for such Incremental Purchase would cause the Bank Net Investment or the DFC Net Investment, as the case may be, to exceed the Maximum Net Investment for such Investor Group, such Investor Group may, at its option, either refuse to make such Incremental Purchase or make a smaller Incremental Purchase such that, immediately after the payment of the smaller Purchase Price, the Bank Net Investment or the DFC Net Investment, as the case may be, would be equal to the respective Investor Group's Maximum Net Investment.





DC1-1121.9                              45

                      (c) Sale Without Recourse. The sale of the Purchased Interest by the Seller hereunder shall be made without recourse except as specifically provided herein.

                      (d) Grant of Security Interest. This Agreement also constitutes a security agreement under the UCC. The Seller hereby grants to the Administrative Agent (for the benefit of the Investors) a first priority perfected security interest in and against all of the Seller's right, title and interest in and to each and every Receivable (together with Related Security, Collections and other Proceeds), whether now existing or hereafter arising, for the purpose of securing the rights of the Investors under this Agreement.

                      (e) Non-Assumption by the Investors of Obligations. No obligation or liability of the Seller to any Obligor or any third party under any Receivable or Contract which is part of the Receivables in which an Investor has a Purchased Interest shall be assumed by such Investor and any such assumption is hereby expressly disclaimed. Each Investor and the Administrative Agent shall be indemnified by the Seller in accordance with
Section 9.03 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any Obligor's assertion of such obligation or liability against any Investor or the Administrative Agent.

                      3.02. Conditions to Closing. On or prior to the date of the execution of this Agreement (or at such other time specified herein), the Seller shall deliver or cause to be delivered to the Administrative Agent the following documents and instruments(with such additional copies thereof as the Administrative Agent may request) and the following fees:

                      (a) Copies of the resolutions of the Board of Directors of the Seller certified as of the date hereof by its corporate secretary or assistant secretary authorizing the execution, delivery and performance of this Agreement and the other documents to be delivered by the Seller hereunder and approving the transactions contemplated hereby and thereby;

                      (b) Copies of the resolutions of the Board of Directors of Western Digital, certified as of the date hereof by its Secretary or assistant secretary authorizing the execution, delivery and performance of this Agreement.

                      (c) The Certificate of Incorporation of each of the Seller and Western Digital certified as of a date reasonably near the date hereof by the Secretary of State or other similar official of each such party's jurisdiction of incorporation which shall be in form and substance acceptable to the Administrative Agent, and within [30] days of the Closing Date, an amendment to the Certificate of Incorporation of the Seller providing that at all times at least two (2) directors of the Seller shall be "Outside Directors" (as defined therein);





DC1-1121.9                              46

                      (d) A good standing certificate for each of the Seller and Western Digital issued by the Secretary of State or other similar official of each such party's jurisdiction of incorporation, certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and certificates of the appropriate state official or lien search in each jurisdiction specified by the Administrative Agent as to the absence of any tax Liens against each such party under the Laws of such jurisdiction, each such certificate to be dated a date reasonably near the date hereof which shall be in form and substance acceptable to the Administrative Agent;

                      (e) A certificate of the corporate secretary or assistant secretary of each of the Seller and Western Digital dated the date hereof and certifying (i) the names and signatures of the officers authorized on its behalf to execute, and the officers and other employees authorized to perform, this Agreement and any other documents to be delivered by each such party hereunder (on which certificate the Administrative Agent and each Investor may conclusively rely until such time as the Administrative Agent shall receive from the Seller or Western Digital a revised certificate meeting the requirements of this clause (e)(i)) and (ii) copies of the By-laws of the Seller and the Servicer;

                      (f) Receipt-stamped copies (with acknowledgment copies to be delivered as promptly as possible after the Closing Date) of proper financing statements (Form UCC-l) with respect to the Receivables dated a date reasonably near to the date of the initial Incremental Purchase naming the Seller as the debtor and J.P. Morgan Delaware, as Administrative Agent (for the benefit of the Investors), as the secured party or other similar instruments or documents as may be necessary or desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Investors' ownership interests in all Receivables;

                      (g) Receipt-stamped copies (with acknowledgment copies to be delivered as promptly as possible after the Closing Date) of proper financing statements (Form UCC-1) naming Western Digital as the debtor and the Seller, as the secured party, or other similar instruments or documents as may be necessary or desirable under the UCC of all appropriate jurisdictions to evidence the sale by Western Digital to the Seller of the Receivables under the Receivables Contribution and Sale Agreement and to perfect the Seller's ownership interests in the Receivables.

                      (h) Originals (with receipt-stamped and acknowledgment copies to be delivered as promptly as possible after the Closing Date) of proper termination statements (Form UCC-3), if any, necessary under the laws of all appropriate jurisdictions to





DC1-1121.9                              47
release all security interests and other rights of any person in Receivables previously granted by the Seller or Western Digital;

                      (i) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the date of the initial Incremental Purchase listing all effective financing statements which name the Seller or Western Digital (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (f) or (g) above, together with copies of such financing statements (none of which shall cover any Receivables or Contracts or inventory or goods the sale of which may give rise to a Receivable, unless a termination statement has been delivered with respect thereto pursuant to Section 3.02(h) hereof or unless the secured party having a security interest in such inventory or goods disclaims any interest in the Receivables as proceeds of such inventory or goods);

                      (j) Copies of Lockbox Servicing Instructions and all other agreements previously given or entered into with each of the Permitted Lockbox Banks;

                      (k) Undated duly executed letters (a "Lockbox Transfer Letter") from Western Digital addressed to each Permitted Lockbox Bank substantially in the form of Exhibit H hereto;

                      (l) A favorable opinion of Gibson, Dunn & Crutcher, counsel for the Seller, Servicer and Western Digital, dated the date hereof in substantially the form of Exhibit I hereto;

                      (m)  The Seller shall have delivered to the
Administrative Agent a computer file containing a true and complete list of all Receivables identified by account number and account name and by aggregate Outstanding Balance of each Receivable;

                      (n) An officer's certificate of the Seller dated the date hereof in the form of Exhibit J hereto executed by a Responsible Officer;

                      (o) An officer's certificate of Western Digital dated the date hereof in the form of Exhibit P hereto executed by a Responsible Officer;

                      (p) An executed copy of the Receivables Contribution and Sale Agreement;

                      (q)  The arrangement fees described in the Rate
Supplements;





DC1-1121.9                             48

                      (r) A Monthly Report for the immediately preceding month (Part I, Schedule 3 to Part II, and Part III, Items A. through D. only);

                      (s) The Purchase Notice and the Tranche Selection Notice for the initial Incremental Purchase hereunder, if any;

                      (t)  A form of Contract or Contracts;

                      (u)  The Rate Supplements; and

                      (v) Such other documents as the Investors may reasonably request.

                      3.03. Conditions to Reinvestment and Incremental Purchases. Each Investor's obligations to make any Incremental Purchase under Sections 2.02 and 2.03 hereof and any reinvestment Purchase under Section 2.05 hereof shall be subject to satisfaction of the following conditions precedent:
(i) the truth and correctness of (A) the representations and warranties in
Section 5.01 hereof and in Section 5.01 of the Receivables Contribution and Sale Agreement as of the date of the Incremental Purchase or reinvestment Purchase referred to below as though made on and as of such date, and (B) the representations and warranties in Section 5.02 of this Agreement and Section
5.02 of the Receivables Contribution and Sale Agreement, but only as to the Receivables in which an interest is first sold by the Seller to the Investors hereunder on such date; (ii) compliance with the covenants and agreements in Articles II, IV and VI hereof and in Article VI of the Receivables Contribution and Sale Agreement; (iii) the requirement that no Termination Event or Potential Termination Event with respect to the applicable Investor Group shall occur as a result of such Incremental Purchase or reinvestment Purchase by such Investor Group; (iv) in the case of an Incremental Purchase, the satisfactory completion of any due diligence conducted by the applicable Investor or Investors with respect to the Receivables and the related Obligors and Contracts which are the subject of such Purchase; and (v) the receipt by the Administrative Agent of any approvals, opinions or other documents as the Investors or the Administrative Agent shall have reasonably requested.


                                   ARTICLE IV

                          PROTECTION OF THE INVESTORS;
            ADMINISTRATION AND SERVICING OF RECEIVABLES; COLLECTIONS

  4.01.  Acceptance of Appointment and Other Matters Relating to the Servicer.

                      (a) Western Digital agrees to act, and is hereby appointed by the Administrative Agent and the Seller to act, as the Servicer under this Agreement, and all Investors consent to





DC1-1121.9                              49

Western Digital acting as Servicer. The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing receivables owned by it and comparable to the Receivables and in accordance with the Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, however, that if Western Digital is no longer the Servicer, the Servicer shall service the Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account. Without limiting the generality of the foregoing and subject to Section 4.08, the Servicer is hereby authorized and empowered (i) to allocate, set aside and hold in trust for the Investors, Collections as set forth in Article II and elsewhere in this Agreement, (ii) to execute and deliver, on behalf of the Investors, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivable, and (iii) to make any filings, reports, notices, applications, registrations with, and to seek any consent or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Investors as may be necessary or advisable to comply with any federal or state securities or reporting requirements or laws.

                      (b) The Servicer shall not, and no Successor Servicer shall, be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other receivables of the same type.

                      (c) Subject to the rights retained by the Administrative Agent pursuant to Section 4.09, each of the Seller, the Investors and the Administrative Agent hereby appoints the Servicer to enforce its respective rights and interests in and to the Purchased Interest in the Receivables. If Western Digital is not the Servicer, Western Digital shall promptly deliver to the Servicer, and the Servicer shall hold in trust for the Seller, the Administrative Agent and the Investors, in accordance with their respective interests, all documents, instruments and records (including computer tapes or disks) that evidence or relate to Receivables.

                      (d) The Servicer shall provide all reports and documentation required by Section 2.14.





DC1-1121.9                             50

                      4.02. Maintenance of Information and Computer Records. The Servicer will hold in trust and keep safely for the Investors all evidence of the Administrative Agent's (for the benefit of the Investors) right, title and interest in and to the Purchased Interest in the Receivables. The Servicer will, on or prior to each Incremental Purchase, and with respect to all Receivables that are added to the pool of Receivables in which the Investors have a Purchased Interest after the initial Incremental Purchase, on each respective date such Receivables are added, place an appropriate code or notation in its Records, and cause the Seller to place an appropriate code or notation in Seller's Records, to indicate that the Administrative Agent, for the benefit of the Investors, has a Purchased Interest in each and every Receivable in which the Administrative Agent, for the benefit of the Investors, has an interest hereunder.

                      4.03.  Protection of the Interests of the Investors.

                      (a) The Servicer will, from time to time and at the Seller's sole expense, do and perform any and all acts and execute any and all documents (including, without limitation, the obtaining of additional search reports, the delivery of further opinions of counsel, the execution, amendment or supplementation of any financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer and the making, or causing to be made, of notations on the Records of the Seller or the Servicer) as may be reasonably requested by the Administrative Agent in order to effect the purposes of this Agreement and the sale of Purchased Interest hereunder, to protect or perfect the Administrative Agent's (for the benefit of the Investors) right, title and interest in the Purchased Interest in the Receivables, together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Investors or the Administrative Agent to exercise or enforce any of their respective rights hereunder.

                      (b) To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Servicer, the Administrative Agent and the Referral Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, such financing statements and continuation statements and amendments thereto or assignments thereof as the Administrative Agent deems necessary to protect or perfect the Purchased Interest, provided that the Seller shall have failed to sign and file such documents within five
(5) Business Days after request therefor (unless the Servicer, the Administrative Agent or the Referral Agent, as the case may be, shall have determined, in its sole discretion, that a delay of five (5) Business Days would materially adversely affect the perfected Purchased Interest).





DC1-1121.9                              51

                      (c) At any reasonable time and from time to time during normal business hours at the Administrative Agent's reasonable request upon notice to the Seller and the Servicer, the Seller or the Servicer, as the case may be, shall permit such Person as the Administrative Agent may designate to conduct audits or visit and inspect any of the properties of the Seller or the Servicer, as the case may be, to examine the Records, internal controls and procedures maintained by the Seller or the Servicer, as the case may be, in each case related to the Receivables or the Obligors, the Seller's or the Servicer's ability to perform its respective obligations hereunder and take copies and extracts therefrom, and to discuss the Seller's, or the Servicer's, as the case may be, affairs with its designated officers and employees. Each of the Seller and the Servicer shall use its best efforts to cause its respective independent accountants to discuss the Seller's or the Servicer's, as the case may be, affairs with such Person as the Administrative Agent may designate. Each of the Seller and the Servicer, as the case may be, hereby authorizes such officers and employees to discuss with the Administrative Agent the affairs of the Seller or the Servicer, as the case may be. The Seller shall, or shall cause the Servicer to, reimburse the Investors for all reasonable fees, costs and expenses incurred by or on behalf of the Investors in connection with the foregoing actions promptly upon receipt of a written invoice therefor.

                      (d) The Administrative Agent shall have the right to do all such acts and things as it may deem necessary to protect the interests of the Investors, including, without limitation, the right following the occurrence of a Potential Termination Event (but only while such Event is continuing), to confirm and verify the existence, amount and status of the Receivables with the Obligors thereunder.

                      4.04. Maintenance of Writings and Records. The Servicer will at all times keep or cause to be kept at its Chief Executive Office, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrative Agent or its designee to determine at any time the status of, the Purchased Interest of the Investors, in each Receivable. The Servicer shall at its own expense prepare and maintain machine-readable magnetic tapes in such format as the Servicer customarily maintains its records; provided, however, that upon a Complete Servicing Transfer, the Servicer shall within 15 days of such Complete Servicing Transfer prepare such Records in such format as may be required to permit or facilitate the transfer of such Records to the Successor Servicer.

                      4.05. Information. The Servicer will furnish, or cause to be furnished, to the Administrative Agent such additional information with respect to the Receivables (including but not limited to Western Digital's procedures for selecting Receivables for sale and Western Digital's standards and





DC1-1121.9                              52
procedures for selling goods or services on credit) as the Administrative Agent may reasonably request. The Servicer will also furnish to the Administrative Agent, S&P and Moody's all modifications, adjustments or supplements to the Credit and Collection Policy; provided, however, the Servicer shall not, without the Administrative Agent's prior written consent, alter the Credit and Collection Policy as in effect from time to time unless such alteration is in compliance with Sections 6.02(d) and 6.04(d) hereof.

                      4.06. Performance of Undertakings Under the Receivables. The Servicer will at all times observe and perform, or cause to be observed and performed, all material obligations and undertakings to the Obligors arising in connection with each Receivable or related Contract and will not take any action or cause any action to be taken to impair the rights of the Administrative Agent or any Investor to its Purchased Interest in the Receivables.

                      4.07.  Administration and Collections.

                      (a) General. The Servicer will be responsible for the administration, servicing and collection of the Receivables; provided, however, that upon written approval by the Administrative Agent, which shall not be unreasonably withheld, and written confirmation from Moody's and S&P to the effect that such delegation will not result in the reduction or withdrawal of their then current ratings on any outstanding Commercial Paper, such duties may be delegated by the Servicer, to an Affiliate of the Servicer, or a third party (without impairment of the Servicer's obligations or liabilities hereunder).
If the Servicer receives items or monies that are not payments on account of the Investors' interest in the Receivables, such items or moneys shall be delivered promptly to the Seller after being so identified by the Servicer.
The Servicer agrees to exercise or cause such Affiliate or third party to exercise the same degree of skill and care and apply the same standards, policies, procedures and diligence that it applies to the performance of the same functions with respect to accounts owned by the Servicer.

                      (b) Administration. The Servicer shall, to the full extent permitted by Law, have the power and authority, on behalf of the Administrative Agent and each Investor, to take such action in respect of any Receivable as such Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer may not under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Outstanding Balance of the related Contract for any Receivable, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Administrative Agent or Majority Investors.





DC1-1121.9                              53

                      (c) Servicing Account. The Servicer shall maintain in the name of the Administrative Agent, for the benefit of the Investors, the Servicing Account for the purpose of receiving and disbursing all Collections on the Receivables allocable to the Investors, all payments made by the Seller pursuant to this Agreement and all other payments to be made into the Servicing Account. The Servicer shall advise the Administrative Agent in writing of the location of the Servicing Account. The Servicing Account will be an Eligible Account maintained in the name of the Administrative Agent, for the benefit of the Investors, and shall be used only for the collection of the amounts and for application as described in Sections 2.08 and 2.09 of this Agreement. In the event there shall have been deposited in the Servicing Account any amount not required to be deposited therein and so identified to the Administrative Agent, such amount shall be withdrawn from the Servicing Account, any provision herein to the contrary notwithstanding, and any such amounts shall not be deemed to be a part of the Servicing Account. If the Servicing Account ceases to be an Eligible Account, the Servicer shall within ten days of receipt of notice of such change in eligibility transfer the Servicing Account to an account meeting the requirements of an Eligible Account.

                      The Servicer may invest the funds, if invested, in the Servicing Account in Eligible Investments, held in the name of the Administrative Agent, which shall mature no later than the Business Day preceding the date on which such amounts are required to be remitted to the Administrative Agent for distribution to the Investors. Any income or other gain from such Eligible Investments shall be paid to the Servicer as an addition to the Servicing Fee. Any losses on Eligible Investments shall be made up by the Servicer.

                      The Servicer and the Seller agree to take all actions reasonably necessary, including the filing of appropriate financing statements and the giving of proper registration instructions, to protect the Administrative Agent's and the Investors' interest in the Servicing Account and any Eligible Investments acquired with moneys therein.

                      (d) Enforcement Proceedings. In the event of a default under any Receivable before a Termination Event, the Servicer shall, at the Seller's sole expense, to the full extent permitted by Law, have the power and authority, on behalf of each Investor, to take any action in respect of any such Receivable as the Servicer may deem advisable; provided, however, that the Servicer shall take no enforcement action (judicial or otherwise) with respect to such Receivable, except in accordance with the Credit and Collection Policy or otherwise with the written consent of the Administrative Agent or the Majority Investors. The Servicer will apply or will cause to be applied at all times before a Termination Event the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and





DC1-1121.9                             54
followed with respect to like accounts not owned by the Investors. In no event shall the Servicer be entitled to make or authorize any Person to make the Administrative Agent or any Investor a party to any litigation without the Administrative Agent's or such Investor's, as the case may be, express prior written consent.

                      (e) Obligations of the Administrative Agent and the Investors. The Investors may at any time following the occurrence of a Termination Event or a Potential Termination Event, but shall have no obligation to, take any action or commence any proceeding to realize upon any Receivable, any such action or commencement of proceeding to be at the sole expense of the Seller. At such time as the Servicer has any obligation to pursue the collection of Receivables and the Administrative Agent or an Investor possesses any documents necessary therefor, the Administrative Agent or such Investor, as the case may be, agrees to furnish such documents to the Servicer to the extent and for the period necessary for the Servicer to comply with its obligations hereunder.

                      (f) Servicer's Compensation. The Servicer's compensation (the "Servicer's Compensation") for performing its responsibility as the Servicer with respect to any Receivable on any day shall be equal to the quotient of (A) the product of (1) either (y) three tenths of one percent (.30%) for so long as Western Digital or any of its Affiliates is the Servicer hereunder, or (2) one percent (1%) if any other Person is the Servicer hereunder, in either case expressed as a decimal, and (2) the Outstanding Balances of all Receivables on such day, divided by (B) 360. Subject to
Section 4.09(a) hereof, the Servicer's Compensation shall be paid by the Seller in arrears on the last Business Day of each month.

                      4.08. Servicer Defaults. A "Servicer Default" shall mean the occurrence and continuance of one or more of the following events or conditions:

                      (a) the Servicer shall fail to remit or fail to cause to be remitted to the Administrative Agent or any Investor on any day any Collections or other amounts required to be remitted by the Servicer to the Administrative Agent or such Investor on such day; or

                      (b) the Servicer shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due from the Servicer hereunder; or

                      (c) any representation, warranty, certification or statement made by the Servicer under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Servicer to any Investor or the Administrative Agent pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to





DC1-1121.9                              55
this Agreement or the transactions contemplated hereby as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or

                      (d) the Servicer shall fail to obtain the prior consent of each of the Investors, the Majority Investors, the Majority Bank Purchasers, the Majority DFC Purchasers or the Administrative Agent, as required, to any action as to which such consent is required by the terms of this Agreement; or

                      (e) the Servicer shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for seven Business Days after either (i) any Responsible Officer of the Servicer becomes aware thereof or (ii) notice thereof to the Servicer by the Administrative Agent or the Majority Investors; or

                      (f) as long as Western Digital is the Servicer, Western Digital or any of its Consolidated Subsidiaries shall fail to pay any Debt in excess of $5,000,000 of Western Digital or any of its Consolidated Subsidiaries, as the case may be, or any interest or premium on such Debt, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; of

                      (g) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which the Servicer is required to disclose pursuant to Section 6.03(h) hereof, which would materially adversely affect the financial position or results of operations of the Servicer and its Consolidated Subsidiaries taken as a whole or materially impair the ability of the Servicer to perform its obligations under this Agreement; or

                      (h) an Event of Bankruptcy shall occur with respect to the Servicer.

                      4.09.  Complete Servicing Transfer.

                      (a) General. If at any time a Servicer Default shall have occurred and be continuing, the Administrative Agent may by





DC1-1121.9                              56
written notice to the Seller and the Servicer, terminate the Servicer's capacity as Servicer under this Agreement (such termination referred to herein as a "Complete Servicing Transfer"). After a Complete Servicing Transfer and unless or until a Successor Servicer is appointed as provided in this Section 4.09, the Administrative Agent (or its designee approved by the Majority Investors) may contact any Obligor and will administer, service and collect the Receivables itself, and in such event, will retain the Servicer's Compensation for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Receivables. Alternatively, the Majority Investors may appoint an Eligible Servicer to serve as Successor Servicer and require the Seller to pay to such Successor Servicer all or a portion of the Servicer's Compensation in consideration thereof. The Administrative Agent shall give S&P and Moody's prompt notice of the occurrence of a Complete Servicing Transfer; provided, however, that failure to give such notice shall not affect the effectiveness of the notice delivered with respect to, or the rights of the Investors resulting from, such Complete Servicing Transfer. No appointment of a Successor Servicer shall be effective until the Successor Servicer shall have accepted its appointment by a written assumption and agreement to perform all of the duties, obligations and liabilities of the Servicer hereunder. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer except for the references in Sections 5.03(f),
(j) and (k) which shall continue to refer to Western Digital.

                      (b) Transition. The Servicer, within ten Business Days after receiving a notice pursuant to Section 4.09(a) hereof, shall, at the Seller's sole expense, (x) deliver to the Administrative Agent or its designated agent (i) a schedule of the Receivables in which the Investors have a Purchased Interest indicating as to each such Receivable information as to the related Obligor, the Outstanding Balance as of such date of the related Contract and the location of the evidences of such Receivable and related Contract, together with such other information as the Administrative Agent may reasonably request and (ii) all evidence in the Servicer's possession or control of such Receivables and related Contracts and such other Records in the Servicer's possession or control related thereto (including, without limitation, true copies of any computer tapes and data in computer memories), and (y) permit the Administrative Agent access during normal business hours to the Servicer's premises, equipment and files and other Records, in each case as the Administrative Agent may reasonably deem necessary to enable it to protect and enforce its rights and the rights of the Investors to the Purchased Interest therein. After any such delivery, the





DC1-1121.9                              57

Servicer will not hold or retain any executed counterpart or any document evidencing such Receivables or related Contracts without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

                      (c) Collections. If at any time there shall be a Complete Servicing Transfer, the terminated Servicer will cause to be transmitted and delivered directly to the Administrative Agent or the Successor Servicer, for the account of the Investors, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Administrative Agent or the Successor Servicer, as the case may be, on behalf of the Investors) on account of their Purchased Interest in any Receivables. All such Collections consisting of cash shall not be commingled with other items or monies of the Servicer for a period longer than two Business Days. If the Administrative Agent or the Successor Servicer receives items or monies that are not payments on account of the Investors' interest in any Receivables, such items or monies shall be delivered promptly to the Seller after being so identified by the Administrative Agent or the Successor Servicer, as the case may be. Each of the Seller and the terminated Servicer hereby irrevocably grants the Administrative Agent or the Successor Servicer, as the case may be, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller or terminated Servicer, as the case may be, all steps with respect to any Receivable which the Administrative Agent, in its sole discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or terminated Servicer, as the case may be, or transmitted to or received by the Administrative Agent or terminated Servicer, as the case may be (whether or not from the Seller or any Obligor) in connection with the Investors' Purchased Interest in any Receivable. The Administrative Agent will provide such periodic accounting and other information related to the disposition of funds so collected as the Seller may reasonably request.

                      (d) Collection and Administration at Expense of the Seller. The Seller agrees that in the event of a Complete Servicing Transfer, it will reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including, without limitation, attorneys' and accountants' and other third parties' fees and expenses, expenses incurred by the Administrative Agent, expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Seller) incurred by the Administrative Agent in connection with and following the transfer of functions following a Complete Servicing Transfer.

                      (e) Payments by Obligors. At any time, and from time to time following a Complete Servicing Transfer, the terminated Servicer shall permit such Persons as the Administrative Agent





DC1-1121.9                              58
may designate to open and inspect, at such Servicer's offices and in the presence of a representative of such Servicer all mail received by such Servicer at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors in respect of Receivables. All Collections received by the Administrative Agent shall be applied in accordance with Section 2.13(b) hereof. The Administrative Agent shall be entitled to notify the Obligors of Receivables to make payments directly to the Administrative Agent or Successor Servicer of amounts due thereunder at any time and from time to time following the occurrence of (i) a Servicer Default,
(ii) a Complete Servicing Transfer or (iii) a violation by the Servicer of the provisions of Section 4.10 hereof.

                      4.10. Lockboxes. The Servicer hereby agrees (i) to instruct all Obligors to cause all Collections on account of Receivables to be mailed directly to a Permitted Lockbox; (ii) to use its best effort not to suffer or permit any funds other than such Collections to be mailed to Permitted Lockboxes or deposited into related Lockbox Accounts; (iii) to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; (iv) to apply all such Collections as provided in this Agreement; (v) not to amend or modify any term of any Lockbox Servicing Instructions without the prior written consent of the Administrative Agent to such amendment or modification; and (vi) not to amend or modify any term, with respect to the disposition of such Collections or any other amounts received by the Servicer or any Permitted Lockbox Bank, of this Agreement or any other agreement (other than Lockbox Servicing Instructions) without the prior written consent of the Administrative Agent to such amendment or modification. The Servicer further represents and warrants and covenants and agrees as follows: each Lockbox Account shall be maintained with a Permitted Lockbox Bank; each Lockbox Account shall be a segregated account and the funds deposited in such Lockbox Account from time to time shall not be commingled with any other funds of the Servicer or the Seller; each Lockbox Account shall be in the name of the Administrative Agent; the location of each Permitted Lockbox and each related Lockbox Account shall not be changed without the consent of the Administrative Agent; funds deposited in each Lockbox Account shall be transferred to the Servicing Account not later than the next Business Day after such funds are deposited in each such Lockbox Account; each Lockbox Account shall be insured by the Federal Deposit Insurance Corporation to the full extent permitted by law; the Administrative Agent or the Collateral Agent shall have the right to obtain control over each Permitted Lockbox and each related Lockbox Account, and, in either case, direct the Permitted Lockbox Bank not to transfer funds in such Lockbox Account to the Seller or the Servicer, and direct the Permitted Lockbox Bank to transfer the funds in such Lockbox Account to an account designated by the Administrative Agent, the Successor Servicer, if any, or the Collateral Agent, as the case may be, if either (a) a Servicer Default occurs which would allow a Complete





DC1-1121.9                              59

Servicing Transfer under this Agreement (whether or not the Administrative Agent exercises its right to terminate the Servicer) or (b) a Termination Event occurs, by dating and delivering the Lockbox Transfer Letter with respect to such Permitted Lockbox, and the Seller and Servicer hereby irrevocably authorize the Administrative Agent to date and deliver a Lockbox Transfer Letter to each Permitted Lockbox Bank at any time after the occurrence and during the continuation of a Servicer Default or Termination Event; neither the Seller nor the Servicer has given or shall give any instructions to any Permitted Lockbox Bank inconsistent with the Lockbox Transfer Letter; and the Seller and Servicer shall cooperate fully with the Administrative Agent in effecting any such transfer of control. The Servicer shall not enter into any Lockbox Servicing Instructions or other lockbox servicing agreement which does not contain the foregoing provisions and terms, unless such deviation is consented to by the Affected Parties.

                      4.11. Servicer Indemnification of Affected Parties. The Servicer shall indemnify and hold harmless the Affected Parties and their assigns (and their respective directors, officers, employees and agents), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any breach by the Servicer of any of its representations, warranties or covenants contained in this Agreement, including any judgment, award, settlement, reasonable attorneys fees and other costs or expenses incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Affected Parties and their assigns if such acts or omissions were attributable to fraud, gross negligence, breach of fiduciary duty or willful misconduct by any such Party. Any indemnification pursuant to this Section shall be had only from the assets of the Servicer. The provisions of such indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the termination of this Agreement.

                      4.12. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, regulation or order. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of counsel to such effect reasonably acceptable and delivered to the Administrative Agent. No such resignation shall become effective until the Administrative Agent or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 4.09 hereof; provided, that if, within one hundred and twenty days of the date that the Servicer notifies the Administrative Agent of its resignation in





DC1-1121.9                             60
accordance with this Section 4.12, the Administrative Agent does not receive any bids from Eligible Servicers in accordance with Section 4.09 to act as Successor Servicer, then the Administrative Agent shall automatically be appointed Successor Servicer in accordance with Section 4.09. The Administrative Agent shall promptly notify S&P and Moody's of receipt of the Servicer's notice of resignation and of the appointment of a Successor Servicer.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                      5.01. General Representations and Warranties of the Seller. The Seller, in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to each Investor and the Administrative Agent on and as of the date hereof and on and as of the date of each Incremental Purchase and each reinvestment Purchase that:

                      (a) Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.

                      (b) Authorization. The Seller has the corporate power and authority to execute and deliver the Purchase Documents and the Receivables Sale and Contribution Agreement, to make the sales provided for herein and to perform its obligations hereunder and thereunder.

                      (c) Execution and Binding Effect. Each of the Purchase Documents and the Receivables Sale and Contribution Agreement has been duly and validly executed and delivered by the Seller and (assuming the due and valid execution and delivery thereof by the other parties thereto), constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity. The Program Documents will vest absolutely and unconditionally in the Administrative Agent, for the benefit of the applicable Investors, a valid undivided ownership or security interest in the Receivables to the extent provided herein, subject to no Liens whatsoever (except for Liens created by any Investor). Upon the filing of the necessary financing statements under the





DC1-1121.9                              61

UCC as in effect in the jurisdiction whose Law governs the perfection of Administrative Agent's and Investors' ownership interests in the Receivables, the Administrative Agent's and the Investors' ownership interests in the Receivables will be perfected under Article Nine of such UCC, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever (other than the Administrative Agent, Investors and their successors and assigns).

                      (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Seller, advisable in connection with the execution and delivery by the Seller of the Purchase Documents and the Receivables Contribution and Sale Agreement, the consummation by the Seller of the transactions herein or therein contemplated or the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Administrative Agent, for the benefit of the Investors, will have an undivided ownership interest in and to the Receivables which is perfected and prior to all other Liens (including competing ownership interests), other than the filing of financing statements under the UCC in the jurisdiction of the Seller's and Western Digital's Chief Executive Offices and in the State of Delaware.

                      (e) Absence of Conflicts. Neither the execution and delivery by the Seller of the Purchase Documents or the Receivables Contribution and Sale Agreement, nor the consummation by the Seller of the transactions herein or therein contemplated, nor the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the Certificate of Incorporation or By-laws of the Seller or (B) any agreement or instrument, including, without limitation, any material indentures, debentures, loans or other agreements to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on its financial position or results of operations or result in rendering any Debt evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any material Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Seller. The Seller has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.

                      (f) Location of Chief Executive Office, Etc. As of the date hereof: (i) the Seller's Chief Executive Office is located at the address for notices set forth on the signature





DC1-1121.9                              62
page hereof; and (ii) the offices where the Seller keeps all of its Records relating to the Receivables are listed on Exhibit K hereto.

                      (g) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event with respect to either Investor Group.

                      (h) Accurate and Complete Disclosure. The information furnished in writing by the Seller to any Investor, any APA Purchaser or the Administrative Agent pursuant to or in connection with this Agreement or any transaction contemplated hereby, taken as a whole, is not false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

                      (i) No Proceedings. There are no proceedings or investigations pending, or to the knowledge of any Responsible Officer of the Seller, threatened, before any Official Body (A) asserting the invalidity of the Purchase Documents or the Receivables Contribution and Sale Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents or the Receivables Contribution and Sale Agreement, or
(C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect (i) the performance by the Seller or the Servicer of their respective obligations under the Purchase Documents or the Receivables Contribution and Sale Agreement or (ii) the validity or enforceability of the Purchase Documents or the Receivables Contribution and Sale Agreement, the Contracts or any material amount of the Receivables.

                      (j) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                      (k) Financial Condition. The Seller is not insolvent and the transfer of the Receivables on such day will not be made in contemplation of the occurrence thereof.

                      (l) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the knowledge of any Responsible Officer of the Seller, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse impact on the financial condition or results of operations of the Seller, the conduct by the Seller of any substantial portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding of the type referred to in Section 6.01(g) hereof exists except as set forth on Exhibit M.





DC1-1121.9                             63

                      (m) Margin Regulations. The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

                      (n) ERISA. No event or condition is occurring or exists with respect to any Plan or Multiemployer Plan concerning which the Seller would be under an obligation to furnish a report to the Administrative Agent in accordance with Section 6.01(l) hereof.

                      (o) Taxes. The Seller has filed all income tax returns (federal, state and local) and all other material tax returns which are required to be filed by them and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it except for any such tax assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

                      (p) Books and Records. The Seller has indicated on its books and records (including any computer files), that the Purchased Interest in the Receivables is the property of the Investors.

                      5.02. Representations and Warranties of the Seller With Respect to Each Sale of Receivables. By selling undivided ownership interests in Receivables to any Investor either by Incremental Purchase or reinvestment Purchase, the Seller represents and warrants to each Investor and the Administrative Agent as of the date of such sale of an Incremental Purchase or reinvestment Purchase and only as to Receivables in which an interest is first sold by the Seller to the Investors hereunder on such date (in addition to its other representations and warranties contained herein or made pursuant hereto) that:

                      (a) Purchase Notice. If such sale is a sale of an Incremental Purchase, all information set forth on the related Purchase Notice is true and correct as of the date of such Incremental Purchase.

                      (b) Assignment. This Agreement vests in the Administrative Agent, for the benefit of each Investor, all the right, title and interest of the Seller in and to the percentage of the Purchased Interest owned by such Investor in the Receivables, and the Related Security and Collections with respect thereto, and constitutes a valid sale of the Purchased Interest, enforceable against, and creating an interest prior in right to, all creditors of and purchasers from such Seller, subject to all applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.





DC1-1121.9                              64

                      (c) No Liens. Each Receivable, together with the related Contract and all purchase orders and other agreements related to such Receivable, is owned by the Seller free and clear of any Lien, except as provided herein (except for Liens created by any Investor), and when the Administrative Agent, on behalf of an Investor, makes a purchase of a Purchased Interest in such Receivable it shall have acquired an undivided percentage ownership interest to the extent of its percentage of the Purchased Interest in such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien, except as provided herein. The Seller has not sold, pledged, assigned, transferred or subjected to a Lien any of the Receivables, other than the assignment of Purchased Interests therein to the Administrative Agent, for the benefit of the Investors, in accordance with the terms of this Agreement.

                      (d) Filings. On or prior to each Purchase and each recomputation of the Purchased Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Purchased Interest against all creditors of and purchasers from the Seller and all other Persons whatsoever will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                      (e) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy in regard to each Receivable and related Contract.

                      (f) Permitted Lockbox Banks and Lockbox Accounts. The names and addresses of all Permitted Lockbox Banks, together with the numbers of all Lockbox Accounts at such Permitted Lockbox Banks and the addresses of all related Permitted Lockboxes, are specified in Exhibit N (or such other Permitted Lockbox Banks, Lockbox Accounts and/or Permitted Lockboxes as have been notified by the Seller to the Administrative Agent and have been consented to by the Administrative Agent or the Majority Investors in accordance with
Section 6.04(e)).

                      (g) Bona Fide Receivables. Each Receivable is an obligation of a customer of Western Digital arising out of the past, current or future performance by Western Digital in accordance with the terms of the Contract giving rise to such Receivables. The Seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due except with respect to any Dilution Factor. Each Receivable classified as an "Eligible Receivable" by the Seller in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable.





DC1-1121.9                              65

                      (h) Nature of Receivables. Each Receivable is, or will be, an "eligible asset" within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time, and a purchase of each Receivable with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended from time to time.

                      5.03. Representations and Warranties of the Servicer. Western Digital, as initial Servicer, and any Successor Servicer by its appointment hereunder, hereby makes the following representations and warranties to each Investor and the Administrative Agent, in the case of the initial Servicer, on and as of the date hereof, and in the case of any Successor Servicer, on and as of the date of its appointment, and on and as of the date of each Incremental Purchase and each reinvestment Purchase after such date:

                      (a) Organization and Qualification. The Servicer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Servicer is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities, or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its obligations under this Agreement.

                      (b) Authorization. The Servicer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

                      (c) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Servicer and (assuming the due and valid execution and delivery thereof by each Investor and the Seller), constitutes a valid and binding obligation of the Servicer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

                      (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Servicer, advisable in connection with the execution and delivery by the Servicer of this Agreement, the consummation by the Servicer of the transactions herein or therein contemplated or the performance by the Servicer of or the compliance by the Servicer with the terms and conditions hereof, to ensure the legality, validity or enforceability hereof.





DC1-1121.9                              66

                      (e) Absence of Conflicts. Neither the execution and delivery by the Servicer of this Agreement, nor the consummation by the Servicer of the transactions herein contemplated, nor the performance by the Servicer of or the compliance by the Servicer with the terms and conditions hereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the Certificate of Incorporation or By-laws of the Servicer or (B) any material agreement or instrument, including, without limitation, any indentures, debentures, loans or other agreements to which the Servicer is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

                      (f) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event with respect to either Investor Group.

                      (g) Accurate and Complete Disclosure. The information furnished in writing by the Servicer to an Investor or Investors or the Administrative Agent pursuant to or in connection with this Agreement or any transaction contemplated hereby, taken as a whole, is not false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

                      (h) No Proceedings. There are no proceedings or investigations pending, or to the knowledge of any Responsible Officer of the Servicer, threatened, before any Official Body (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by the Servicer of its obligations under this Agreement or (ii) the validity or enforceability of this Agreement.

                      (i) ERISA. No event or condition is occurring or exists with respect to any Plan or Multiemployer Plan concerning which the Servicer would be under an obligation to furnish a report to the Administrative Agent in accordance with Section 6.01(q).

                      (j) No Change in Ability to Service. With respect to the initial Servicer only, since the date hereof, there has been no material adverse change in the ability of the Servicer to service and collect the Receivables and the Related Security and Collections.

                      (k) No Servicer Default. No Servicer Default has occurred and is continuing.





DC1-1121.9                              67

                      5.04. Representation and Warranty of Western Digital. Western Digital hereby represents and warrants to each Investor and the Administrative Agent, on the date hereof, and on and as of the date of each Incremental Purchase and each reinvestment Purchase after such date that (A) The consolidated balance sheet of Western Digital and its Consolidated Subsidiaries as at June 30, 1993 and the related statements of income and cash flows of Western Digital and its Consolidated Subsidiaries for Western Digital's fiscal year then ended, certified by independent accountants, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial position of Western Digital and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of and cash flows of Western Digital and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, (y) the unaudited consolidated balance sheet of Western Digital and its Consolidated Subsidiaries as at September 25, 1993 and the related unaudited statements of income and cash flows of Western Digital and its Consolidated Subsidiaries for the periods then ended, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial position of Western Digital and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of and cash flows of Western Digital and its Consolidated Subsidiaries for the periods ended on such date, all in accordance with GAAP and (B) since June 30, 1993 there has been no material adverse change in any such financial condition or results of operations or in the Seller's or Servicer's ability to perform its respective obligations under the Purchase Documents, except as set forth on Exhibit L.


                                   ARTICLE VI

                                   COVENANTS

                      6.01. Affirmative Covenants of the Seller. In addition to its other covenants contained herein or made pursuant hereto, the Seller covenants to each Investor and the Administrative Agent as follows:

                      (a) Notice of Termination Event. Promptly upon any Responsible Officer of the Seller becoming aware of any Termination Event, Potential Termination Event or Servicer Default, the Seller shall give the Administrative Agent, S&P and Moody's notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.

                      (b) Notice of Material Adverse Change. Promptly upon any Responsible Officer of the Seller becoming aware thereof, the Seller shall give the Administrative Agent, S&P and Moody's notice of any material adverse change in the business, operations





DC1-1121.9                              68
or financial condition of the Seller or the Servicer taken as a whole which the Seller believes could reasonably be expected to affect adversely the collectibility of the Receivables or the ability of the Servicer to service such Receivables. When Western Digital is the Servicer hereunder, in order to verify compliance with this Section 6.01(b) and otherwise verify compliance with this Agreement, the Seller shall, unless the Majority Investors shall otherwise consent in writing, furnish or cause to be furnished the following to the Administrative Agent:

                      (i) as soon as practicable and in any event within 50 days following the close of each fiscal quarter, excluding the last fiscal quarter, of Western Digital's Fiscal Year during the term of this Agreement, an unaudited consolidated balance sheet of Western Digital as at the end of such quarter and unaudited consolidated statements of income and cash flows of Western Digital for such quarter and for the fiscal year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, together with notes thereto as are required to be included therein in accordance with GAAP or applicable Securities and Exchange Commission requirements, all in reasonable detail and certified by a Responsible Officer of Western Digital, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP;

                      (ii) as soon as practicable and in any event within 95 days after the close of the Western Digital's Fiscal Year during the term of this Agreement, a consolidated balance sheet of Western Digital as at the close of such fiscal year and consolidated statements of income and cash flows of Western Digital for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and certified (with respect to the consolidated financial statements) by independent certified public accountants of nationally recognized standing selected by Western Digital and reasonably acceptable to the Majority Investors, whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not reasonably acceptable to the Majority Investors, and accompanied by any management letter prepared by such accountants; and

                      (iii) together with the financial statements required in clauses (i) and (ii) above, a certificate of a Responsible Officer of Western Digital stating that no Termination Event, Potential Termination Event or Servicer Default exists, or if any Termination Event, Potential Termination Event or Servicer Default exists, stating the nature and status thereof.





DC1-1121.9                              69

                      (c) Preservation of Corporate Existence. The Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Administrative Agent or any Investor hereunder or (ii) the ability of the Seller or the Servicer to perform its obligations under the Purchase Documents or Receivables Contribution and Sale Agreement.

                      (d) Compliance with Laws. The Seller shall comply (i) in all material aspects with all Laws applicable to the Seller, its business and properties, and (ii) with all Laws applicable to all Receivables.

                      (e) Enforceability of Obligations. The Seller shall take such actions as it believes are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor.

                      (f) Fulfillment of Obligations. The Seller will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, will duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, will do nothing to impair the rights, title and interest of the Administrative Agent or any Investor in and to the Purchased Interest and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with such Receivables and their creation and satisfaction.

                      (g) Litigation. As soon as possible, and in any event within ten Business Days of the knowledge of any Responsible Officer, the Seller shall give the Administrative Agent notice of (i) any litigation, investigation or proceeding against the Seller which may exist at any time which, in the reasonable judgment of the Seller, could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Seller or impair the ability of the Seller or the Servicer to perform their respective obligations under this Agreement and (ii) any material adverse development in any such previously disclosed litigation.

                      (h) Notice of Relocation. The Seller shall give the Administrative Agent, S&P and Moody's 45 days' prior written notice of any relocation of its Chief Executive Office if, as a result of such relocation, the applicable provisions of the UCC





DC1-1121.9                              70
of any applicable jurisdiction or other applicable Laws would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement. The Seller will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later revision) is in effect as of the date hereof or the date of any such relocation.

                      (i) Further Information. The Seller shall use its best efforts to furnish or cause to be furnished to the Administrative Agent such other information as promptly as practicable, and in such form and detail, as the Administrative Agent may reasonably request.

                      (j) Treatment of Purchase. For accounting and tax purposes, the Seller shall treat each Incremental Purchase and each reinvestment Purchase made hereunder as a sale of a Purchased Interest in the underlying Receivables originated by the Seller. The Seller shall also maintain its records and books of account in a manner which clearly reflects each such sale of a Purchased Interest to the Administrative Agent, for the benefit of the Investors, and the Investors' Investment therein.

                      (k) Fees, Taxes and Expenses. The Seller shall pay all filing fees, stamp taxes, other taxes (other than taxes imposed directly on the overall net income of the Investors) and expenses, including the fees and expenses set forth in Section 9.01 hereof, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.

                      (l)  ERISA Events.

                      (i) Promptly upon becoming aware of the occurrence of any Event of Termination which together with all other Events of Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of the Seller or any ERISA Affiliate or any combination of such entities in excess of $5,000,000, the Seller shall give the Administrative Agent, S&P and Moody's a written notice specifying the nature thereof, what action the Seller or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                      (ii) Promptly upon receipt thereof, the Seller shall furnish to the Administrative Agent copies of (i) all notices received by the Seller or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by the Seller or any ERISA Affiliate from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $5,000,000;





DC1-1121.9                              71
          and (iii) all funding waiver requests filed by the Seller or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $5,000,000, and all communications received by the Seller or any ERISA Affiliate from the Internal Revenue Service with respect to any such funding waiver request.

                      (m) Collections. The Seller shall instruct all Obligors to cause all Collections to be mailed to or otherwise deposited in a Permitted Lockbox.

                      (n) No Other Business. The Seller shall engage in no business other than the business contemplated hereunder and under the Receivables Contribution and Sale Agreement.

                      (o) Enforcement. The Seller shall take all action necessary and appropriate to enforce its rights and claims under the Receivables Contribution and Sale Agreement.

                      (p)  Separate Corporate Existence.  The Seller shall:

                      (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than corporate uses of the Seller, nor will such funds (other than Collections on Receivables deposited in a Lockbox Account) be commingled with the funds of Western Digital or any other Affiliate of Western Digital.

                      (ii) To the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                      (iii) To the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefits the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Seller and any of its Affiliates shall be only on an arm's length basis.





DC1-1121.9                              72

                      (iv) Maintain a principal executive and administrative office through which its business is conducted separate from those of Western Digital. To the extent that the Seller and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                      (v) Conduct its affairs strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                      6.02. Negative Covenants of the Seller. The Seller covenants that it will not, without the prior written consent of the Majority
Investors:

                      (a) No Rescissions or Modifications. Reduce, rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Majority Investors.

                      (b) No Liens. Cause any of the Receivables or related Contracts, or any inventory or goods the sale of which may give rise to such Receivable (unless the secured party having a security interest in any such inventory or goods disclaims any Lien in Receivables as proceeds of such inventory or goods), or any Permitted Lockbox or Lockbox Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Purchased Interest therein to the Administrative Agent and the Investors and the Liens granted in connection with the transactions contemplated by this Agreement.

                      (c) Consolidations Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Seller may merge with another Person if (A) the Seller is the corporation surviving such merger, (B) immediately after and giving effect to such merger, no Termination Event or Potential Termination Event shall have occurred and be continuing and (C) S&P and Moody's shall have been given prior written notice of such merger.





DC1-1121.9                              73

                      (d) No Changes. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any material amount of the Receivables or make any material change in the Credit and Collection Policy or in its current payment terms with respect to Receivables without prior written notification to the Administrative Agent and prior written consent of the Majority Investors, or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-402(7) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrative Agent at least 45 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

                      (e) ERISA Matters. Permit any event or condition which is described in any of clauses (i) through (vi), clause (viii) or clause (x) of the definition of Event of Termination to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of Termination occurring within the prior 12 months involve the payment of money by or an incurrence of liability of the Seller or any ERISA Affiliate in an amount in excess of $10,000,000.

                      (f) Separate Business. Permit its assets to be commingled with those of Western Digital or any Affiliate of Western Digital. The Seller shall maintain separate corporate records and books of account from those of Western Digital and its Affiliates, and the Seller shall conduct its business from an office separate from that of Western Digital. The Seller will conduct its business solely in its own name and will cause Western Digital and its Affiliates to conduct their business solely in their own names so as not to mislead others as to the identity of the entity with which those others are concerned. The Seller will provide for its own operating expenses and liabilities from its own funds, except that the organizational expenses of the Seller may be paid by Western Digital. The Seller will not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of Western Digital or any of its Affiliates, and the Seller shall cause Western Digital and its Affiliate not to hold themselves out, or permit themselves to be held out, as having agreed to pay, or as being liable for, the debts of the Seller. The Seller will maintain an arm's length relationship with Western Digital and its Affiliates with respect to any transactions between the Seller, on the one hand, and Western Digital or its Affiliates on the other.





DC1-1121.9                              74

                      (g) Capital Stock. Issue any capital stock except to Western Digital or create any Subsidiary. The Seller shall not pay any dividends to Western Digital if such payment would be prohibited under the General Corporation Law of the State of Delaware.

                      (h) Statement for and Treatment of Sales. Prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated herein in any manner other than as a sale of the Purchased Interest to the Administrative Agent, for the benefit of the Investors.

                      6.03. Covenants of the Servicer. The Servicer covenants to each Investor and the Administrative Agent as follows:

                      (a) Notice of Termination Event. Promptly upon any Responsible Officer of the Servicer becoming aware of any Termination Event or Potential Termination Event, the Servicer shall give the Administrative Agent, S&P and Moody's notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Servicer.

                      (b) Notice of Material Adverse Change. Promptly upon any Responsible Officer of the Servicer becoming aware thereof, the Servicer shall give the Administrative Agent, S&P and Moody's notice of any material adverse change in the business, operations or financial condition of the Servicer which the Servicer believes reasonably could reasonably be expected to affect adversely the collectibility of the Receivables or the ability of the Servicer to service such Receivables. When Western Digital is the Servicer hereunder, in order to verify compliance with this Section 6.03(b) and otherwise verify compliance with this Agreement, the Servicer shall, unless the Majority Investors shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent the documents described in 6.01(b) hereof.

                      (c) Preservation of Corporate Existence. The Servicer shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Administrative Agent or any Investor hereunder or (ii) the ability of the Servicer to perform its obligations under this Agreement.

                      (d) Compliance with Laws. The Servicer shall comply in all material respects with all Laws applicable to the





DC1-1121.9                              75

Servicer, its business and properties where the failure to so comply would materially adversely affect (i) the interests of the Administrative Agent or any Investor hereunder or (ii) the ability of the Servicer to perform its obligations under this Agreement.

                      (e) Books and Records. The Servicer shall, or shall cause the Seller to, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable).

                      (f) Fulfillment of Obligations. The Servicer will duly observe and perform all material obligations and undertakings on its part to be observed and performed under or in connection with this Agreement and will do nothing to impair the rights, title and interest of the Administrative Agent or any Investor in and to the Purchased Interest.

                      (g) Copies of Reports, Filings, Etc. The Servicer shall furnish to the Administrative Agent, as soon as practicable after the issuance, sending or filing thereof, copies of all proxy statements, financial statements, reports and other communications which the Servicer sends to its security holders generally, and copies of all regular, periodic and special reports which the Servicer files with the Securities and Exchange Commission or with any securities exchange on Forms 10-K, 10-Q, 8-K or any successor forms thereto.

                      (h) Litigation. As soon as possible, and in any event within ten Business Days of the knowledge of any Responsible Officer thereof, the Servicer shall give the Administrative Agent notice of (i) any litigation, investigation or proceeding against the Servicer which may exist at any time which, in the reasonable judgment of the Servicer, could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Servicer or could impair the ability of the Servicer to perform its obligations under this Agreement and (ii) any material adverse development in any such previously disclosed litigation.

                      (i) Total Systems Failure. The Servicer shall promptly notify the Administrative Agent, S&P and Moody's of any total systems failure and shall advise the Administrative Agent, S&P and Moody's of the estimated time required to remedy such total systems failure and of the estimated date on which a Monthly Report can be delivered. Until a total systems failure is remedied, the Servicer (i) will furnish to the Administrative





DC1-1121.9                              76

Agent such periodic status reports and other information relating to such total systems failure as the Administrative Agent may reasonably request and (ii) will promptly notify the Administrative Agent if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Monthly Report can be delivered. The Servicer shall promptly notify the Administrative Agent, S&P and Moody's when a total systems failure has been remedied.

                      (j) Further Information. The Servicer shall use its best efforts to furnish to the Administrative Agent such other information with respect to the Receivables as promptly as practicable, and in such form and detail, as the Administrative Agent may reasonably request.

                      (k) Administrative and Operating Procedures. The Servicer shall maintain and implement administrative and operating procedures adequate to permit the identification of the Receivables and all collections and adjustments attributable thereto and shall comply in all material respects with the Credit and Collection Policy in regard to each Receivables and related Contract.

                      (l) Customer List. The Servicer shall at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address, telephone number and account number of each such Obligor. The Servicer shall deliver or cause to be delivered a copy of such list to the Administrative Agent as soon as practicable following the Administrative Agent's request.

                      (m) Notice of Relocation. The Servicer shall give the Administrative Agent, S&P and Moody's 45 days' prior written notice of any relocation of its Chief Executive Office if, as a result of such relocation, the applicable provisions of the UCC of any applicable jurisdiction or other applicable Laws would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement. The Servicer will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later revision) is in effect as of the date hereof or the date of any such relocation.

                      (n) Fees, Taxes and Expenses. The Servicer shall pay all filing fees, stamp taxes, other taxes (other than taxes imposed directly on the overall net income of the Investors) and expenses, including the fees and expenses set forth in Section 9.01 hereof, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.





DC1-1121.9                              77

                      (o) Collections. The Servicer shall instruct all Obligors to cause all Collections to be mailed to or otherwise deposited in a Permitted Lockbox.

                      (p) Insurance. The Servicer shall keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                      (q) Modification of Systems. The Servicer agrees, promptly after the replacement or any material modification of any computer, automation or other operating systems (in respect of hardware or software) used to perform the Servicer's services as Servicer or to make any calculations or reports hereunder, to give notice of any such replacement or modification to the Administrative Agent.

                      (r) Performance and Compliance with Contracts. The Servicer shall, or if Western Digital is no longer the Servicer, Western Digital shall, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

                      (s) No Other Business. The Servicer shall engage in no business other than business substantially similar to its current business.

                      6.04. Negative Covenants of the Servicer. The Servicer covenants that it will not, without the prior written consent of the Majority
Investors:

                      (a) No Rescissions or Modifications. Reduce, rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Majority Investors.

                      (b) No Liens. Cause any of the Receivables or related Contracts, or any inventory or goods the sale of which may give rise to such Receivable (unless the secured party having a security interest in any such inventory or goods disclaims any Lien in Receivables as proceeds of such inventory or goods), or any Permitted Lockbox or Lockbox Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Purchased Interest therein to the Administrative Agent and the Investors and the Liens crested in connection with the transactions contemplated by this Agreement.





DC1-1121.9                              78

                      (c) Consolidations Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Servicer may merge with another Person if (A) the Servicer is the corporation surviving such merger and (B) immediately after and giving effect to such merger, no Termination Event, Potential Termination Event or Servicer Default shall have occurred and be continuing and (C) S&P and Moody's shall have given prior written notice of such merger.

                      (d) No Changes. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any material amount of the Receivables or make any material change in the Credit and Collection Policy without prior written notification to the Administrative Agent and prior written consent of the Majority Investors, or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-402(7) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrative Agent at least 45 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

                      (e) Change in Payments or Deposits of Payments. Except with the prior written consent of the Administrative Agent, add or terminate any Person as a Permitted Lockbox Bank from those Persons listed in Exhibit N hereto, make or permit any change in the location of any Permitted Lockbox or the location or account number of any Lockbox Account, or make any change in the instructions to its Obligors regarding payments to be made to the Seller or Servicer or payments to be made to any Permitted Lockbox.

                      6.05. Negative Covenants of Western Digital. Western Digital, both as Servicer and in its individual capacity, covenants that it will not, without the prior written consent of the Majority Investors:

                      (a) Minimum Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than the following amounts at the following dates: (i) at December 25, 1993, $90 million plus the Net Cash Equity Proceeds of any sale of equity of Western Digital received after the Closing Date but prior to or on December 25, 1993; (ii) at March 26, 1994, $95 million plus the Net Cash Equity Proceeds of any sale of equity of Western Digital received during the fiscal quarter ended on such date plus the principal amount of any debt security of Western Digital





DC1-1121.9                              79
converted into capital stock of Western Digital during such quarter; and (iii) at the end of any subsequent fiscal quarter, the sum of (A) the Consolidated Tangible Net Worth required to be maintained as of the end of the immediately preceding fiscal quarter, plus (B) 80% of Western Digital's net income (after taxes) (but not net losses) for such fiscal quarter, plus (C) the Net Cash Equity Proceeds of any sale of equity of Western Digital received during such fiscal quarter, plus (D) the principal amount (or, in the case of a debt security issued at a discount, the then accreted value of such debt security) of any debt security of Western Digital converted into capital stock of Western Digital during such quarter. "Net Cash Equity Proceeds" means, with respect to any sale of equity by Western Digital, the aggregate cash proceeds of such issuance or sale received by Western Digital, net of (i) attorneys' fees, accountants' fees, underwriters' fees, placement agents' fees, discounts or commissions and brokerage, consultant, filing and other fees actually incurred in connection with such sale, and (ii) taxes paid or payable as a result thereof (other than capital gains taxes).

                      (b) Profitability. Permit more than two (2) consecutive fiscal quarters of net losses.

                      (c) Leverage Ratio. Permit the ratio of Western Digital's Debt to Consolidated Tangible Net Worth to exceed the following amounts at the following dates: (i) at March 26, 1994, 1.60:1; (ii) at June 30, 1994 and September 24, 1994, 1.40:1; (iii) at December 24, 1994 and March 25, 1995, 1.20:1; and (iv) at June 30, 1995 and at the last day of each fiscal quarter thereafter, 1.00:1.

                      (d) No Liens. Cause any of the Receivables or related Contracts, or any inventory or goods (including software and other intellectual property) the sale of which may give rise to a Receivable, whether or not such sale gives rise to a Receivable (unless the secured party having a security interest in such inventory or goods disclaims any interest in the Receivables, as proceeds of such inventory or goods), or any Permitted Lockbox or Lockbox Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Receivables by Western Digital to the Seller pursuant to the Receivables Contribution and Sale Agreement, and of the Purchased Interest in the Receivables to the Administrative Agent, for the benefit of the Investors, and the Liens created in connection with the transactions contemplated by the Receivables Contribution and Sale Agreement and by this Agreement.

                      (e) Credit and Collection Policy. Alter its Credit and Collection Policy in effect from time to time, except with the prior written consent of the Administrative Agent.





DC1-1121.9                              80

                      (f) Pledge of Stock. Pledge or sell the stock of the Seller.

                      (g) Statement for and Treatment of the Sales. Prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated by the Receivables Contribution and Sale Agreement in any manner other than as a sale of the Transferred Property by Western Digital to the Seller.

                      In order to verify compliance with the covenants in
Section 6.05(a), (b) and (c) hereof, a Responsible Officer of Western Digital shall deliver a certificate in substantially the form of Exhibit Q hereto to the Administrative Agent (who will deliver such certificate to any Investor upon request of such Investor) within 15 days of the end of each fiscal quarter of Western Digital.

                                  ARTICLE VII

                                  TERMINATION

                      7.01. Termination Events. A "Termination Event" shall mean the occurrence and continuance of one or more of the following events or conditions (provided that the occurrence and continuance of the Termination Event set forth in Section 7.01(m) hereof shall not be a "Termination Event" with respect to the Bank Purchasers:

                      (a) the Seller shall fail to remit or fail to cause to be remitted to the Servicer, the Administrative Agent or any Investor on any day any Collections or other amounts required to be remitted to the Servicer, the Administrative Agent or such Investor on such day; or

                      (b) the Seller shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder; or

                      (c) any representation, warranty, certification or statement made by the Seller under this Agreement (other than under Section
5.02 hereof) or in any agreement, certificate, report, appendix, schedule or document furnished by the Seller or the Servicer, as the case may be, to any Investor or the Administrative Agent pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or

                      (d) the Seller shall fail to obtain the prior consent of each of the Investors, the Majority Investors, the Majority





DC1-1121.9                              81

Bank Purchasers, the Majority DFC Purchasers, the Majority Purchasers (as defined in the Asset Purchase Agreement) or the Administrative Agent, as required, to any action or provision as to which such consent is required by the terms of this Agreement; or

                      (e) the Seller shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for seven Business Days after either (i) any Responsible Officer of the Seller or the Servicer, as the case may be, becomes aware thereof or (ii) notice thereof to such Person by the Administrative Agent or the Majority Investors; or

                      (f) the Default Ratio, computed for the immediately preceding month, shall exceed 5%; or the sum of the Charge-Off Ratios, computed for each of the three immediately preceding months, shall exceed 1.75%; or the sum of the Dilution Ratios, computed for each of the three immediately preceding months shall exceed 35%; or

                      (g) Western Digital shall default or fail in the performance or observance of covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for seven Business Days after either (i) any Responsible Officer of the Seller, the Servicer or Western Digital, as the case may be, becomes aware thereof or (ii) notice thereof to such Person by the Administrative Agent or the Majority Investors; or

                      (h) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which a Seller is required to disclose pursuant to Section 6.01(g) or Section 6.03(h) hereof, which would materially adversely affect the financial position or results of operations of the Seller or Western Digital and its Consolidated Subsidiaries taken as a whole or materially impair the ability of the Seller or the Servicer to perform their respective obligations under this Agreement; or

                      (i) there shall have occurred any event which materially adversely affects the collectibility of a material amount of the Receivables or there shall have occurred any other event which materially adversely affects the ability of the Servicer to collect Receivables or the ability of the Servicer to perform hereunder or the warranty in Section 5.04(a)(B) hereof shall not be true at any time; or

                      (j) an Event of Bankruptcy shall occur with respect to the Seller or Western Digital; or

                      (k) the Investors' Aggregate Percentage Interest shall at any time exceed 100% (but for the limitation set forth in the





DC1-1121.9                              82
first sentence of the second paragraph of the definition of such term) and shall continue to exceed 100% for five (5) days after Servicer's calculation (after recalculation, if appropriate) of such Percentage; or

                      (l) the occurrence of a Servicer Default if such Servicer Default shall have occurred and be continuing for at least seven (7) days and if a Complete Servicing Transfer would not cure such Default or result in the Investors' suffering no material adverse effect; or

                      (m) 60 days following the date on which (i) the Securities and Exchange Commission, any banking regulatory authority or any other Official Body having jurisdiction over J.P. Morgan & Co. Incorporated ("JPM") or any of its subsidiaries, shall require the consolidation of the assets and liabilities of DFC on the balance sheet of JPM or any of its subsidiaries (including, without limitation, J.P. Morgan Delaware or Morgan Guaranty Trust Company of New York) or shall require that capital be maintained with respect thereto under any capital requirements as if such assets were owned by JPM or any of its subsidiaries, (ii) the independent auditors for JPM shall have advised JPM or any of its subsidiaries in writing that in their opinion such consolidation is required by GAAP or applicable Law, rule or regulations, (iii) any Affected Party shall determine that any arrangement or transaction contemplated by this Agreement, the Security Agreement, the APA Credit Agreement, the Asset Purchase Agreement or the Program Letter of Credit Reimbursement Agreement will impose a material adverse regulatory impact on such Affected Party, including without limitation, any Transaction Cost described in Section 9.02 hereof; or (iv) DFC shall determine that DFC may be required to register as an investment company under the Investment Company Act of 1940, as amended.

                      7.02.  Consequences of a Termination Event.

                      (a) If a Termination Event with respect to an Investor Group specified in Section 7.01 hereof shall occur and be continuing, the Administrative Agent shall, at the request, or may with the consent of the Majority Bank Purchasers or the Majority DFC Purchasers, as the case may be, by notice to the Seller and the Servicer (a "Notice of Termination"), terminate the obligation of such Investor Group to purchase any interest in any Receivables (including by reinvestment) hereunder and declare all outstanding Tranche Periods related to such Investor Group to be ended; provided, however, that neither the Administrative Agent nor the Bank Purchasers shall have a right to terminate the obligation of the Bank Purchasers to purchase Receivables hereunder solely upon the occurrence of a Termination Event under
Section 7.01(m) hereof; and provided further that, in the case of a Termination Event under Section 7.01(f), (i), (j) and (k) hereof, such obligation of all of the Investors hereunder shall be automatically terminated without any action on the part of the





DC1-1121.9                              83

Administrative Agent and all outstanding Tranche Periods shall be ended. Any such termination shall reduce the Maximum Net Investment of the Investor Group in effect from time to time thereafter to the amount of the Bank Net Investment or the DFC Net Investment, as the case may be, at such time and the Administrative Agent, after consultation with each of the Investors in such Investor Group may, pursuant to Section 2.06 hereof and in any case other than a termination due to a Termination Event described in Section 7.01(m) hereof, declare the Tranche Rates applicable to the Bank Net Investment or the DFC Net Investment, as the case may be, to be the Base Rate plus 1% per annum. The Administrative Agent shall give S&P, Moody's and each Investor in an Investor Group prompt notice of the Administrative Agent's delivery of a Notice of Termination with respect to such Investor Group to the Seller and the Servicer and shall also give S&P and Moody's prompt notice of the determination not to deliver a Notice of Termination after the occurrence of a Termination Event; provided, however, that failure to give such notice shall not affect the effectiveness of, or the rights of the Administrative Agent or the applicable Investors resulting from the delivery of, such Notice of Termination.

                      (b) Upon any termination of the Investors' obligations pursuant to this Section 7.02, such Investors and the Administrative Agent shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

                      (c) The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. Section 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                      8.01. Authorization and Action. Each Investor hereby accepts the appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. When requested to do so by the Majority Bank Investors, the Majority DFC Investors or the Majority Investors, as the case may be, the Administrative Agent shall take such action or refrain from taking such action as the Majority Bank Investors, the Majority DFC Investors or the Majority Investors, as the case may be, direct under or in connection with or on any





DC1-1121.9                             84
matter relating to the Seller, the Servicer, this Agreement and all other Purchase Documents. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by the Majority Bank Investors, the Majority DFC Investors or the Majority Investors, as the case may be, the determination or calculation of the Majority Bank Investors, the Majority DFC Investors or the Majority Investors as the case may be, shall control. Except for actions which the Administrative Agent is expressly required to take pursuant to this Agreement or the Asset Purchase Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the Investors of the indemnification obligations under Section 8.05 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Investor prompt notice of each notice and determination given to it by the Seller, Western Digital or the Servicer or by it to the Seller, Western Digital or the Servicer, pursuant to the terms of this Agreement. Subject to Section 8.06 hereof, the appointment and authority of the Administrative Agent hereunder shall terminate at the later to occur of (i) the payment to (a) each Investor of all amounts owing to such Investor hereunder and (b) the Administrative Agent of all amounts due hereunder and (ii) the later of the Bank Expiration Date and the DFC Expiration Date.

                      8.02. UCC Filings. The Investors, the Seller and the Servicer expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on, and the Investors expressly authorize the Administrative Agent to execute on their behalf as their agent, the various UCC filings required to be made hereunder in order to perfect the sale of the Purchased Interest from the Seller to the Investors, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Investors or to execute UCC filings on behalf of the Investors and that such listing and/or execution will not affect in any way the status of the Investors as the beneficial owners of the Purchased Interest. In addition, such listing or execution shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this
Article VIII. In furtherance of the foregoing, each Investor shall be entitled to enforce its respective rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.

                      8.03. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without





DC1-1121.9                             85
limitation, the Administrative Agent's servicing, administering or collecting Receivables as Servicer pursuant to Section 4.02 hereof), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made by the Seller or the Servicer in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or the Servicer or to inspect the property (including the books and records) of the Seller or the Servicer; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

                      8.04. Administrative Agent and Affiliates. J.P. Morgan Delaware and its Affiliates may generally engage in any kind of business with the Seller, Western Digital, the Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Servicer or any Obligor or any of their respective Affiliates, all as if J.P. Morgan Delaware were not the Administrative Agent and without any duty to account therefor to the Investors.

                      8.05. Indemnification. Each Investor severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or Servicer), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that (i) an Investor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent's gross negligence or willful misconduct and (ii) an Investor shall not be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Majority Investors. Without limitation of the generality of the foregoing, each Investor agrees to reimburse the Administrative Agent, promptly





DC1-1121.9                              86
upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, provided, that an Investor shall not be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision. Notwithstanding the foregoing, no Investor shall be liable to the Administrative Agent for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against the Administrative Agent which arose in connection with actions taken or omitted to be taken by the Administrative Agent after the Investor Net Investment of such Investor has been irrevocably reduced to zero and all Aggregate Unpaids of such Investor have been paid, and DFC's liability to the Administrative Agent under this Section 8.05 shall be limited by the provisions of Section 9.23 hereof.

                      8.06.  Successor Administrative Agent.  The
Administrative Agent may resign at any time by giving sixty days' written notice thereof to the Investors, the Seller and the Servicer, S&P and Moody's. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Majority Investors, and shall have accepted such appointment, within sixty days after the retiring Administrative Agent's giving of notice or resignation, then the retiring Administrative Agent shall not retire until a successor Administrative Agent shall have been appointed and may, on behalf of the Investors, appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed), which successor Administrative Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such bank, or (iii) an Affiliate of JPM, (b) such a commercial bank or Affiliate having a short-term debt rating of at least "A-3" by S&P and at least "P-3" by Moody's and (c) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII





DC1-1121.9                              87
shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. The retiring Administrative Agent shall give prompt written notice to S&P and Moody's of the appointment of a successor Administrative Agent.


                                   ARTICLE IX

                                 MISCELLANEOUS

                      9.01. Expenses. The Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save DFC, the Administrative Agent, the Referral Agent and the Co-Agents (and in the case of clause (ii)(y) below, every other Investor) harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of DFC (and in the case of clause (ii)(y) below, every other Investor), the Servicer, the Administrative Agent, the Referral Agent and the Co-Agents, but excluding salaries and similar overhead costs of DFC (and in the case of clause (ii)(y) below, every other Investor), the Servicer, the Administrative Agent, the Referral Agent and the Co-Agents which are incurred regardless of the execution and performance of this Agreement) incurred by or on behalf of DFC (and in the case of clause (ii) below, every other Investor), the Servicer, the Administrative Agent, the Referral Agent and the Co-Agents (i) in connection with the negotiation, execution, delivery and preparation of the Purchase Documents, the Receivables Contribution and Sale Agreement and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Purchased Interest in the Receivables) and (ii) from time to time (x) relating to any requested amendments, waivers or consents under the Purchase Documents or the Receivables Contribution and Sale Agreement, (y) arising in connection with the Investors', the Administrative Agent's or the Co-Agents' enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Purchased Interest in the Receivables) under the Purchase Documents or the Receivables Contribution and Sale Agreement, or
(z) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving the Purchase Documents or the Receivables Contribution and Sale Agreement, which, including all amounts payable under
Section 9.02 hereof, shall be referred to in this Agreement as "Transaction Costs".

                      9.02.  Indemnity for Taxes Reserves and Expenses.

                      (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory





DC1-1121.9                              88
guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                      (i)  subject to such Affected Party's compliance with
          Section 9.21, if applicable, shall subject any Affected Party and any permitted assigns (collectively, the "Indemnified Parties") to any tax, duty or other charge with respect to the Purchase Documents, the Receivables Contribution and Sale Agreement, the Purchased Interest, the Receivables or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of the Purchase Documents, the Receivables Contribution and Sale Agreement, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Receivables Contribution and Sale Agreement, the Purchased Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

                      (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Purchase Documents, the Receivables Contribution and Sale Agreement, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Receivables Contribution and Sale Agreement, the Purchased Interest or the Receivables; or

                      (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation preparation therefor in contesting any of the foregoing) with respect to the Purchase Documents, the Receivables Contribution and Sale Agreement, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Receivables Contribution and Sale Agreement, the Purchased Interest or the Receivables;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to the Purchase Documents,





DC1-1121.9                              89
the Receivables Contribution and Sale Agreement, the Purchased Interest, the Receivables, the obligations thereunder, the funding or refunding of any purchases thereunder, under the Asset Purchase Agreement, the APA Credit Agreement or under the Program Letter of Credit Reimbursement Agreement, by an amount deemed by such Indemnified Party to be material, then, within 10 days after demand by any Investor or the Administrative Agent, the Seller agrees to pay or cause to be paid to such Investor or the Administrative Agent such additional amount or amounts as will compensate such Indemnified Party for such increased cost. Except as expressly otherwise required by this Section 9.02(a) or any other provision of this Agreement, neither the Seller nor the Servicer shall have an obligation to pay to or reimburse the Administrative Agent or any Investor for any amount on account of income, franchise, withholding or other taxes and, except to the extent the Administrative Agent or any such Investor is entitled to deliver and delivers forms pursuant to Section 9.21 showing that no withholding or other deduction is required to be made, the Seller and the Servicer shall be entitled to make such withholdings and other deductions from amounts payable hereunder as may be required to be made under applicable law.

                      (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by any Investor or the Administrative Agent, the Seller agrees to pay or cause to be paid to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                      (c) Each Investor and the Administrative Agent will promptly notify the Seller of any event of which it has knowledge, occurring after the date hereof, which notice shall include a certificate signed by an officer of such Investor in reasonably sufficient detail to permit the Seller to determine the amount of such compensation claimed, which will entitle an Indemnified Party to compensation pursuant to this Section 9.02. A notice by any Investor, or the Administrative Agent on behalf of an Investor, claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be rebuttably presumptive. In determining such





DC1-1121.9                              90
amount, any Investor may use any reasonable averaging and attributing methods.

                      9.03.  Indemnity.

                      (a) The Seller agrees to indemnify, defend and save harmless each Investor, the Administrative Agent, their directors, officers, shareholders, employees, agents and each legal entity, if any, who controls any Investor or the Administrative Agent, other than for the indemnitee's own gross negligence or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, out-of-pocket costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses, out-of-pocket expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which any Investor or the Administrative Agent may incur or which may be asserted against any Investor or the Administrative Agent by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) arising from or incurred in connection with (i) any breach of a representation, warranty or covenant by the Seller made or deemed made hereunder or in connection herewith or the transactions contemplated hereby or any statement made by any Responsible Officer of the Seller in connection herewith or the transactions contemplated hereby which shall have been incorrect in any material respect when made, (ii) any action taken or, if the Seller is otherwise obligated to take action, failed to be taken, by the Seller, with respect to the Purchased Interest or any of its obligations hereunder, including, without limitation, the Seller's failure to comply with an applicable law or regulation, (iii) any failure to vest and maintain vested in the Investors an undivided ownership interest in the Receivables included in the Purchased Interest, free and clear of any Lien or other adverse claim (except for Liens created by any Investor), whether existing at the time of Purchase of such Receivables or at any time thereafter,
(iv) any failure to pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge payable in connection with the Receivables and their creation or satisfaction, (v) any products liability claim arising out of or which relates to the Purchased Interest in the Receivables or related Contracts or (vi) any dispute, suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, on tort, on contract or otherwise, before any Official Body which arises out of or relates to the Purchase Documents, the Purchased Interest in the Receivables or related Contracts, or the use of the proceeds of the sale of the Purchased Interest in the Receivables pursuant hereto.

                      (b) Promptly upon receipt by any indemnified party under this Section 9.03 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation





DC1-1121.9                              91
against such indemnified party, such indemnified party shall, if a claim in respect thereof is to be made against the Sellers hereunder, notify the Seller in writing of the commencement thereof. The Seller may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Seller and the indemnified party. The approval of the Seller will not be unreasonably withheld or delayed. After notice from the Seller to the indemnified party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Majority Investors, and so long as the Seller so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Majority Investors, the Seller shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Seller and the indemnified party.

                      9.04. Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due the next succeeding Business Day.

                      9.05. Records. All amounts calculated or due hereunder shall be determined from the records of the Administrative Agent, which determinations shall be conclusive absent manifest error.

                      9.06. Amendments and Waivers. The Majority Bank Purchasers, DFC, the Administrative Agent, the Servicer and the Seller may from time to time, with the consent, if required pursuant to this Agreement or the Asset Purchase Agreement, of the APA Purchasers or Majority Purchasers (as defined in, or as required by, the Asset Purchase Agreement), enter into agreements amending, modifying or supplementing this Agreement, and the Majority Bank Purchasers and DFC, with the consent, if required pursuant to this Agreement or the Asset Purchase Agreement, of the APA Purchasers or Majority Purchasers (as defined in, or as required by, the Asset Purchase Agreement), in their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller or the Servicer under this Agreement; provided that if any such amendment, modification, supplement or waiver relates solely to the rights or obligations of one Investor Group, only the Investors related to such Investor Group shall be required to consent to such amendment, modification, supplement or waiver; provided further, that no such amendment, modification, supplement or waiver shall, unless signed by each affected Investor, (i) increase the Maximum Net Investment of the DFC Purchasers or increase the Purchase Commitment of any Bank Purchaser, (ii) reduce the amount of the Aggregate Net Investment of any Tranche or reduce the Discount applicable to any Tranche, (iii) extend the DFC Expiration Date (except as provided in Section 2.15 hereof) or the Bank





DC1-1121.9                              92

Expiration Date, (iv) change the percentage of the (1) Bank Percentage Interest in the Purchased Interest, (2) DFC Percentage Interest in the Purchased Interest or (3) Purchased Interest, as the case may be, which shall be required for the Investors or any of them to take any action under this Section or any other provision of this Agreement or (v) consent to or permit the assignment or transfer of any rights in the Purchase Documents or in the security interest or ownership interest in the Receivables (together with Related Security, Collections and other Proceeds with respect thereto) granted to the Administrative Agent for the benefit of the Investors in any manner other than in accordance with the Purchase Documents. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. Any waiver of any provision hereof, and any consent to a departure by the Seller or the Servicer from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given and if such amendment, waiver or departure would have a material adverse effect on the rights or obligations of the APA Agent, the Collateral Agent or the Program LOC Bank, such amendment, departure or waiver shall not be effective until consented to by the Affected Party, provided, that,if any such amendment would have a material effect on the rights or obligations of the parties hereto, such amendment shall not be effective without prior written confirmation from S&P and Moody's that such amendment would not result in the reduction or withdrawal of its then current rating of the Commercial Paper. The Administrative Agent shall give S&P and Moody's prompt notice of any such waiver.

                      9.07. Term of Agreement. This Agreement shall terminate following the later of (x) the Bank Expiration Date and (y) the DFC Expiration Date and the reduction of the Aggregate Net Investment to zero and the indefeasible payment in full of all Discount and all other Aggregate Unpaids; provided, however, that (i) the rights and remedies of the Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by or on behalf of a Seller or the Servicer pursuant to this Agreement, (ii) the indemnification and payment provisions set forth in Sections 9.01, 9.02 and 9.03 hereof and (iii) the agreement set forth in
Section 9.20 hereof shall be continuing and shall survive any termination of this Agreement.

                      9.08. No Implied Waiver: Cumulative Remedies. No course of dealing and no delay or failure of any Investor or the Administrative Agent in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Investors under





DC1-1121.9                              93

Purchase Documents are cumulative and not exclusive of any or remedies which any Investor would otherwise have.

                      9.09. No Discharge. The obligations of the Seller and the Servicer under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by any Investor of any balance of any deposit account or credit on its books in favor of the Seller or the Servicer or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Seller or the Servicer as a matter of Law.

                      9.10. Notices. All notices under Section 7.02 hereof shall be given to the Seller or the Servicer by telephone or facsimile, confirmed by first-class mail, first-class express mail or courier, in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing (including telexed or facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, or by telex or facsimile with confirmation in writing mailed first-class mail, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the Office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                      9.11. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                      9.12. Governing Law: Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Seller and the Servicer hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Purchase Documents or any of the transactions contemplated thereby, and for such purpose, to the extent it may lawfully do so, waives any objection which it may now or





DC1-1121.9                              94
hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto. Nothing in this Section 9.12 shall affect the right of any Investor or the Administrative Agent to bring any action or proceeding against the Seller or the Servicer or their respective property in the courts of other jurisdictions.

                      9.13. Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

                      9.14. Survival. All representations and warranties of the Seller and the Servicer contained herein or made in any document delivered in connection herewith shall not be waived by the execution and delivery of this Agreement, any investigation by an Investor or Investors or the Administrative Agent, the purchase, repurchase or payment of any Purchased Interest in any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 9.06 hereof). The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Articles IV and VI hereof) shall continue in full force and effect until the termination of the obligation of all Investors to make Purchases hereunder, the reduction of the Aggregate Net Investment to zero and the payment in full of all Discount and all other Aggregate Unpaids.

                      9.15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                      9.16.  Set-Off; Sharing of Payments.

                      (a) In case a Termination Event with respect to either Investor Group shall occur and be continuing, each Investor and, to the fullest extent permitted by Law, the holder of any assignment of any DFC Purchaser's rights hereunder pursuant to the Security Agreement, shall each have the right, in addition to all other rights and remedies available to it, without notice to the Seller or the Servicer, to set-off against and to appropriate and apply to any amount owing by the Seller or the Servicer hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, the Seller or the Servicer by an Investor or by any holder of any assignment, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Seller or the Servicer with an Investor or the Collateral Agent under the Security Agreement. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller or the Servicer is or





DC1-1121.9                              95
are matured other than by operation of this Section 9.16 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Investor or any holder. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of any Investors or any holder's rights of set-off or other rights under applicable Law.

                      (b) Each Investor agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of any amounts owing by the Seller or the Servicer hereunder which is greater than the proportion received by any other Investor in respect of the aggregate amount due to it pursuant to this Agreement, the Investor receiving such proportionately greater payment shall purchase such participations in the Investor Percentage Interest in the Purchased Interest held by the other Investors, and such other adjustments shall be made, as may be required so that all such payments by the Seller or the Servicer hereunder, shall be shared by all of the Investors pro rata; provided that nothing in this Section shall impair the right of any Investor to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Sellers other than its indebtedness under this Agreement. The Seller and the Servicer agree, to the fullest extent they may effectively do so under Law, that any holder of a participation in an Investor's Percentage Interest in the Purchased Interest, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off and counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Seller or the Servicer in the amount of such participation.

                      9.17.  Successors and Assigns.

                      (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Seller may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Majority Investors. No provision of this Agreement shall in any manner restrict the ability of any Investor to assign, participate, grant security interests in, or otherwise transfer all or any portion of the Purchased Interest owned by such Investor, provided that, except as otherwise specified herein, no assignment of an Investor's Purchased Interest shall be effective without the consent of the Seller. The Seller and the Servicer hereby agree and consent to the complete assignment by the DFC Purchasers of all of their respective rights under, interest in, title to and obligations under the Purchase Documents to the Collateral Agent. The Administrative Agent shall give prompt notice to S&P and Moody's of any such assignment.





DC1-1121.9                              96

                      (b) Any Investor may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each a "Participant"), with the consent of the Seller, which consent shall not be unreasonably withheld, participating interests in its Investor Percentage Interest, its obligation to purchase undivided percentage ownership interests in the Receivables or any other interest of such Investor hereunder; provided, however, that the assignment by DFC to any of the APA Purchasers in accordance with the provisions of the Asset Purchase Agreement shall not be considered a sale of DFC's Investor Percentage Interest under this subsection 9.17(b). Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor's rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, the Servicer (to the extent provided herein) and the Administrative Agent shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clauses (i), (ii),
(iii), (iv) and (v) of Section 9.06 hereof.

                      9.18.  Confidentiality.  Each Investor, the
Administrative Agent, the Seller and the Servicer each shall hold all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith in accordance with customary procedures for handling confidential information of this nature and in any event may make disclosure (a) reasonably required by a bona fide transferee, including without limitation any APA Lending Bank or any successor Investor, in connection with the participation in this Agreement by such APA Lending Bank, or such successor Investor (b) necessary in order to obtain any consents, approvals, waivers or other arrangements required to permit the execution, delivery and performance by the Sellers of this Agreement or (c) as required or requested by any Official Body or pursuant to legal process.

                      9.19. Payments Set Aside. To the extent that the Seller, the Servicer or any Obligor makes a payment to the Administrative Agent for distribution to the Investors or to an Investor or an Investor exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, the Servicer, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally





DC1-1121.9                              97
intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this
Section 9.19 shall survive the termination of this Agreement.

                      9.20. No Petition. (a) The Seller and the Servicer each agrees that, prior to the date which is one year and one day after the date upon which all obligations of the Seller to DFC and the DFC Purchasers hereunder are paid in full and all outstanding Commercial Paper and other indebtedness of DFC are paid in full, it will not institute against, or join any other Person in instituting against DFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

                      (b) The Administrative Agent, the Investors and the Servicer each agrees that, prior to the date which is one year and one day after the date all obligations of the Seller to DFC and the DFC Purchasers under this Agreement are paid in full, it will not institute against, or join any other Person in instituting against the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

                      9.21. Tax Forms. Each Investor (other than Investors organized under the laws of the United States or any state thereof) agrees to promptly provide the Seller, the Servicer and the Administrative Agent with (A) appropriate executed copies of Internal Revenue Service Form 4224 (or alternatively, Internal Revenue Service Form 1001, but only if the applicable treaty described in such Form provides for a complete exemption from federal income tax withholdings), or any successor forms, (i) on or promptly after the date hereof (or, if later, the date on which it becomes an Investor hereunder pursuant to Section 9.17 hereof), and (ii) upon the occurrence of any event that would require the amendment or resubmission of any such Form previously provided hereunder and (B) such other forms or information in connection therewith reasonably requested by the Seller, the Servicer or the Administrative Agent.

                      9.22. No Recourse. The obligations of DFC under this Agreement are solely the corporate obligations of DFC. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against Merrill, Goldman, any Affected Party, the Referral Agent or the Administrative Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing. For purposes of this paragraph, the term "Merrill" shall mean and include Merrill and all Affiliates thereof and any





DC1-1121.9                              98
stockholder, employee, officer, director, incorporator or beneficial owner of any of them, and the term "Goldman" shall mean and include Goldman and all Affiliates thereof and any stockholder, employee, officer, director, incorporator or beneficial owner of any of them; provided, however, that DFC shall be considered to be an Affiliate of Merrill, Goldman, the Referral Agent, any Affected Party or the Administrative Agent for the purposes of this Section.

                      9.23. Limited Recourse. The payment obligations of DFC under this Agreement are subject to the availability of excess cash flow and the payment priorities set forth in the Security Agreement. To the extent that such excess cash flow is insufficient or unavailable for such obligation, it shall not constitute a claim against DFC.





DC1-1121.9                              99

                      IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

                                               DELAWARE FUNDING CORPORATION

                                               by:  J.P. Morgan Delaware, as
                                                    attorney-in-fact for
                                                    Delaware Funding
                                                    Corporation

                                                    by:
                                                        ----------------------
                                                        Authorized Signatory

                                                        Vice President
                                                        ----------------------
                                                        Title

Address for Notices:                                Delaware Funding Corporation
                                                    c/o J H Holdings Corporation
                                                    Ropes & Gray
                                                    One International Place
                                                    Boston,
                                                      Massachusetts  02110-2464
                                                    Attention:  David Donaldson
                                                    Tel. No.:   (617) 951-7000
                                                    Fax No.:    (617) 951-7050

With a copy to
the Referral Agent:                                 J.P. Morgan Delaware
                                                    902 Market Street
                                                    Wilmington, Delaware  19801
                                                    Attention:  Asset Finance
                                                                Group
                                                    Tel. No.:   (302) 651-3788
                                                    Fax No.:    (302) 652-7416

Address for Funds Transfer:                         Morgan Guaranty Trust
                                                      Company
                                                    ABA No. 021 11 00 238
                                                    for credit to: J.P. Morgan
                                                                   Delaware
                                                      Account No. 001 39 068
                                                    for further credit to:
                                                      Delaware Funding
                                                        Corporation
                                                      Commercial Paper Account





DC1-1121.9                              100

Purchase                                         J.P. MORGAN DELAWARE, as
  Commitment:  $25,000,000                          a Bank Purchaser



                                                 By:
                                                    --------------------------
                                                     Authorized Signatory


                                                     Vice President
                                                     -------------------------
                                                     Title

Address for Notices:                             902 Market Street
                                                 Wilmington, Delaware  19801
                                                 Attention:  Asset Finance Group
                                                 Tel. No.:   (302) 651-3788
                                                 Fax No.:    (302) 652-7416


Address for Funds Transfer:                      Morgan Guaranty Trust Company
                                                   of New York
                                                 New York, New York
                                                 Account Name:  J.P. Morgan
                                                                Delaware
                                                 ABA No. 021-000-238
                                                 Account No. 001-39-968
                                                 Attention:  Loan Operations
                                                 Reference:  Western Digital
                                                             Funding Corporation





DC1-1121.9                             101

Purchase                                    THE FIRST NATIONAL BANK OF BOSTON
  Commitment:  $25,000,000


                                            By:
                                               -------------------------------
                                                Authorized Signatory

                                                Managing Director
                                                ------------------------------
                                                Title


Address for Notices:                        The First National Bank of Boston
                                            435 Tasso Street, Suite 250
                                            Palo Alto, California  94301
                                            Attention:  High Technology
                                                        Division/PALOALT

                                                        and

                                            The First National Bank of Boston
                                            100 Federal Street
                                            Boston, Massachusetts  02110
                                            Attention:  High Technology
                                                        Division/01-08-04

Address for Funds Transfer:                 The First National Bank of Boston
                                            ABA No. 011-00-390
                                            100 Federal Street
                                            Boston, Massachusetts  02110
                                            Attention:  Comm Loan Svc, Adm 50
                                                        High Tech
                                            Ref:  Western Digital Corporation





DC1-1121.9                             102

                                            J.P. Morgan DELAWARE, as
                                               Administrative Agent

                                            by:
                                               -------------------------------
                                                Authorized Signatory

                                                Vice President
                                                ------------------------------
                                                Title

Address for Notices:                        J.P. Morgan Delaware
                                            902 Market Street
                                            Wilmington, Delaware  19801
                                            Attention: Asset Finance
                                                       Group
                                            Tel. No.:  (302) 651-3788
                                            Fax No.:   (302) 652-7416

Address for Funds Transfer:                 Morgan Guaranty Trust Company
                                            ABA No. 021 11 00 238
                                            for credit to: J.P. Morgan Delaware
                                               Account No. 001 39 068
                                            for further credit to:
                                               Delaware Funding Corporation
                                               Commercial Paper Account

                                            WESTERN DIGITAL CAPITAL CORPORATION,
                                               as Seller

                                            by:
                                               -------------------------------
                                                Authorized Signatory

                                                Chief Financial Officer
                                                ------------------------------
                                                Title

Address for Notices:                        8105 Irvine Center Drive, 4th Floor
                                            Irvine California  92718
                                            Attention:  Chief Financial Officer
                                            Tel. No.:  (714) 753-1083

Address for Funds Transfer:                 Morgan Guaranty Trust Company of
                                               New York
                                            ABA No. 021-11-00-238
                                            for credit to Western Digital
                                               Capital Corporation
                                            Account No. 001-61-8921

                                            WESTERN DIGITAL CORPORATION, as
                                               Servicer

                                            by:
                                                ------------------------------
                                                Authorized Signatory

                                                Vice President and Treasurer
                                                ------------------------------
                                                Title





DC1-1121.9                              103

Address for Notices:                        8105 Irvine Center Drive
                                            Irvine California  92718
                                            Attention:  Treasury Department
                                            Tel. No.:   (714) 932-5000
                                            Fax No.:    (714) 932-5899


Address for Funds Transfer:                 Morgan Guaranty Trust Company of
                                               New York
                                            ABA No. 021-111-00-238
                                            for credit to Western Digital
                                               Corporation
                                            Account No. 066-58-865


                                            WESTERN DIGITAL CORPORATION

                                            by:
                                                ------------------------------
                                                Authorized Signatory

                                                Vice President and Treasurer
                                                ------------------------------
                                                Title





DC1-1121.9                              104

                                                                    Exhibit A


                                WESTERN DIGITAL
                                  CORPORATION

    SUBJECT            EFFECTIVE DATE      LAST REVISION DATE       FIN. NUMBER
Credit Management         04/01/90             12/20/93                 3550




PURPOSE:

To establish guidelines for evaluating and granting credit limits to customers, monitoring payment trends and ensuring maximized cash flow and revenue while minimizing risk.

POLICY:

In establishing credit guidelines, the Company's goal is to satisfy the customer's needs to purchase products at their convenience and to pay for those purchases within a specified time frame, while minimizing potential losses. Credit shall be granted to customers within the following stated guidelines and limitations established by the Credit Department.

Sales shall only be made on open account to customers who have an approved, available credit limit. The Credit Department must evaluate and grant credit limits to potential customers, monitor payment trends and make collections efforts as necessary. Sales to customers under letter of credit arrangements are not covered by this policy.

PROCEDURE:

I.  Establishment of Credit

    A. The establishment of a credit limit is of utmost importance in terms of serving the customer's needs and maintaining customer relations. Care must be taken, however, to minimize the Company's exposure to potential losses due to a financially unstable customer.

                                                                 Policy No. 3550
                                                                     Page 2 of 4


    B. Sufficient information must be obtained from the customer to permit an adequate appraisal of the credit risk involved in establishing and servicing the account.

        1. All customers requesting credit should submit the following to the Credit Department for evaluation:

             a.  A completed Credit Application (Exhibit A)
             b.  Customer Financial Statements
             c.  Bank References
             d.  Trade References

        2. The following information may be used as additional sources for evaluating the customer's credit worthiness

             a.  Dun & Bradstreet Report
             b.  Personal Interview
             c.  Sales Department input and knowledge
             d.  Trade Credit Associations (e.g. Reimer Assoc.)

    C. Upon receipt of the potential customer's credit information, a customer file will be created. This information, along with the following tangible and subjective aspects, is then reviewed:

        1. Character: The integrity and honesty of the customer, i.e. the customer must be willing to pay within the established terms.

        2. Capacity: The profitability of the customer's business, i.e. the customer must not only be willing to pay, but must also be able to meet its obligations.

        3. Capital: The tangible aspects of the customer's credit worthiness that can be measured with some exactness, i.e. the customer's financial strength.

        4. Conditions: Other items to consider in order to evaluate the customer's credit worthiness such as, does the customer utilize its profits to help expand its business, does the customer generate sufficient levels of cash to cover its obligations such as accounts payable and bank loans, does the customer have a previous history of non-payment, etc.

                                                                 Policy No. 3550
                                                                     Page 3 of 4



    D. A credit limit will be established by the responsible Credit Manager based on the evaluation of the customer's financial history and determination of the customer's credit worthiness. The following criteria should be taken into consideration when determining the amount of the credit limit:

        1. Status of the customer and the length of time in business, i.e. the financial strength of the customer (both on a historical and a go-forward basis)

        2. Total credit exposure to the customer, i.e. the credit limit should be established at a level whereby the customer can meet all of its financial obligations within their stated terms

        3. Potential of the customer, i.e. the customer's ability to purchase product regularly from the Company, as well as the customer's growth potential

        4. Size of the customer's order, i.e. the amount of the credit limit should be sufficient to cover the average order for the customer

    E. All credit limits shall be approved by the Senior Credit Managers and may be subject to review and approval by the Treasurer.

    F. Once a customer is approved for credit, only the Credit Department can update the Customer Master File with the customer's approved payment terms and credit limit. This information is used for Invoice Authorization and billing purposes. Orders that exceed a customer's credit limit must be manually approved by the responsible Credit Manager.

    G. Reviews of credit limits are an on-going process. Factors taken into consideration are profit and payment trends, business opportunities, and strategic partnerships.

                                                                 Policy No. 3550
                                                                     Page 4 of 4


II. Collections

    A. Domestically the standard payment terms granted to each customer is Net 30 days from date of invoices. International terms may vary geographically.

    B. Communication regarding payment is a continuous process. Collection efforts will occur according to established terms and current payment trends. These efforts should be documented by entries into the call sheet log (Exhibit B) or by copies of faxed correspondences kept in the customer file.

    C. In certain cases, it may be necessary to handle collections through the responsible Sales Manager or Sales Representative who has a close working relationship with the customer.


MAINTENANCE

This policy shall be reviewed annually by the Treasurer and Senior Credit Managers to ensure that the policy meets the needs of both the Company and its customers.

                                                                       EXHIBIT B



                      Description of Qualifying Receivable

Accounts receivables generated from the sale of computer-related merchandise (other than software) by Western Digital Corporation.

                            ASSET PURCHASE AGREEMENT

                          Dated as of January 7, 1994

                                                                   Exhibit O
                                                    (to Receivables Purchase
                                                                  Agreement)


        J.P. MORGAN DELAWARE, as administrative agent (the "Agent"), and each of the parties (each a "Purchaser") who has executed a signature page to this Asset Purchase Agreement or an Assignment of Purchase Commitment in the form of Exhibit A hereto agree as follows:

                                    RECITALS

        WHEREAS WESTERN DIGITAL CAPITAL CORPORATION (the "Seller"), DELAWARE FUNDING CORPORATION ("DFC"), the Agent, WESTERN DIGITAL CORPORATION, in its individual capacity and as servicer ("Western Digital" and the "Servicer", respectively) and certain banks listed therein have entered into a Receivables Purchase Agreement dated as of January 7, 1994 (the "Receivables Purchase Agreement");

        WHEREAS DFC has purchased, and may from time to time in the future purchase, from the Seller undivided percentage ownership interests in Receivables (including any additional Receivables arising after the initial purchase of interests in Receivables), together with the Related Security and Collections with respect thereto (collectively, the "Purchased Interest");

        WHEREAS DFC may in the future determine from time to time sell undivided interests in the Purchased Interest ("Percentage Interests") to the Purchasers or to assign to the Purchasers its obligations to purchase from the Seller undivided percentage ownership interests in Receivables (including any additional Receivables arising after the initial purchase of interests in Receivables), together with the Related Security and Collections with respect thereto (collectively, a "Purchase Assignment"); and

        WHEREAS each Purchaser has agreed to purchase Percentage Interests that from time to time may be offered for sale by DFC during the term of its Purchase Commitment (as defined below) under this Asset Purchase Agreement or to accept Purchase Assignments.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Definitions. Unless otherwise defined herein, the terms defined in the Receivables Purchase Agreement are used herein as therein defined.

        2. Purchase of Percentage Interests and Purchase Assignments. (a) A Purchaser shall become a party hereto (i) by executing and delivering to the Agent a counterpart of the signature page to this Asset Purchase Agreement or
(ii) in accordance with the procedures set forth in Section 9 hereof. Thereupon, upon acceptance and recording by the Agent in the Register (defined below) and subject to any necessary approval of such Purchaser by the Seller, such Purchaser shall become a party to this Asset Purchase Agreement from and after the effective date set forth on such signature page. Purchasers may become parties hereto at different times and from time to time in accordance with the foregoing procedure. The signature page shall set forth the undivided percentage (the "Percentage") interest in the Purchased Interest that a Purchaser has agreed to purchase hereunder, the maximum amount of the Investor Net Investment (which shall not exceed the DFC Net Investment) that a Purchaser is obligated to purchase hereunder plus accrued and unpaid Discount at the applicable Tranche Rate (the "Maximum Purchase"), the effective date of the purchase commitment and the expiration date of the purchase commitment (the "Purchase Termination Date"). If DFC desires to extend the Purchase Termination Date of a Purchaser, then DFC shall notify the Agent at least 60 days but not more than 90 days prior to such Purchaser's Purchase Termination Date of its desire to extend such Purchaser's Purchase Termination Date for a period of an additional eleven months, whereupon the Agent shall notify such Purchaser of DFC's desire to extend such Purchaser's Purchase Termination Date. Each Purchaser shall promptly notify the Agent whether it agrees to such extension at least 25 days but not more than 30 days prior to such Purchaser's Purchase Termination Date. The Agent shall notify DFC in writing of the decision of each Purchaser within one Business Day after receipt of notice from such Purchaser, which notice shall separately set forth the name and the Maximum Purchase of each Purchaser which decides not to extend its Purchase Termination Date. If a Purchaser agrees to an extension, the new Purchase Termination Date for such Purchaser shall be 360 days from the 30th day before the previous Purchase Termination Date. No Downgraded Purchaser (as defined below) shall be permitted to extend its Purchase Termination Date. In the event that any Purchaser desires to extend its Purchase Termination Date for a Maximum Purchase amount that is less than the amount of its Maximum Purchase prior to DFC's request for an extension of the Purchase Termination Date, DFC, in its sole and absolute discretion, may accept such extension; provided, however, that such Purchaser shall be deemed to be a Reducing Purchaser (as defined below) for purposes of Section 13(f) to the extent of such Purchaser's Reduced Amount (as defined below).

        For the purposes of this Asset Purchase Agreement, "Downgraded Purchaser" means any Purchaser that has its commercial paper or short-term deposit rating lowered below (a) P-1 by Moody's or (b) A-1+ by S&P and "Non-Extending Purchaser" shall mean a Purchaser that has not consented to the extension of its Purchase Termination Date pursuant to this Section 2(a).

        (b) (i) From time to time upon notice from the Agent to each Purchaser, each of the Purchasers shall purchase, on the terms and conditions herein set forth, in accordance with their respective Percentages, Percentage Interests that the Agent, as agent for DFC, offers for sale, up to such Purchaser's Maximum Purchase. In addition, the Agent shall notify each Purchaser of the occurrence of a "DFC Sale Event" (hereinafter defined) and of an obligation to purchase, and on the Business Day after receipt of such notice, the Purchasers shall purchase, severally and not jointly, Percentage Interests, on the terms and conditions herein set forth, in accordance with their respective Percentages, up to such Purchaser's Maximum Purchase. A "DFC Sale Event" shall occur if any of the following events occurs: (i) a Termination Event as set forth in Section 7.01(f), (i), (j) or (k) of the Receivables Purchase Agreement, or (ii) Western Digital shall have breached any covenant set forth in Section 6.05(a), (b) or (c) of the Receivables Purchase Agreement, or (iii) the Servicer shall have breached any covenant set forth in Section 6.03(b) of the Receivables Purchase Agreement.

             (ii)  Each notice of purchase given pursuant to clause (i) of this
    Section 2(b) shall be given no later than 11:00 a.m. (New York City time) on the Business Day of such purchase, shall be sent by telecopier, telex or cable to all Purchasers concurrently, and shall specify the date of such purchase and the Tranche in which interests are to be purchased (identified by Tranche Period and the amount of DFC Net Investment). The Agent shall request a Tranche Rate for each Tranche or portion thereof to be purchased by a Purchaser, which Tranche Rate shall be calculated based on the Eurodollar Rate or Base Rate (collectively, the "Rate") for such Purchaser. If the Agent has requested a Tranche Rate for any Tranche to be calculated based on the Eurodollar Rate, the Tranche Period for such Tranche shall commence three Eurodollar Business Days after notice of such requested Tranche Rate. Each Purchaser will calculate the Tranche Rate based on the Rate requested by the Agent; provided, however, that if the Agent has requested a Tranche Rate based on the Eurodollar Rate, and either (a) deposits in dollars (in the applicable amounts) are not available to the Purchasers generally in the London interbank market for such Tranche Period, or (b) the Majority Purchasers advise the Agent that the Adjusted LIBOR Rate (as defined in the DFC Rate Supplement) will not adequately and fairly reflect the cost to such Purchasers of maintaining or funding Tranches based on the Eurodollar Rate, the Agent shall so notify the

    Administrative Agent, whereupon until the Administrative Agent notifies the Agent that such circumstances no longer exist, the obligation of the Purchasers to allocate any portion of the Maximum Purchase amount to any Tranche based on the Eurodollar Rate shall be suspended. Each Purchaser will notify the Agent by 12:00 noon (New York City time) if the Tranche Rate is not going to be based on the requested Rate. Each Purchaser will establish the Tranche Rate based on the Eurodollar Dollar Rate at the Eurodollar Rate (as such term is defined in the DFC Rate Supplement) and will establish the Rate based on the Base Rate at the Base Rate (as such term is defined in the Receivables Purchase Agreement.) Prior to 2:00 p.m. (New York City time) on the date of each purchase, each Purchaser shall pay the Agent for the account of DFC in immediately available funds in United States dollars, by depositing to an account designated by the Agent in New York City, an amount (such Purchaser's "Purchase Price") equal to such Purchaser's Percentage of the lesser of (a) the then unpaid Investor Net Investment related to the Purchased Interest (which Investor Net Investment and Purchased Interest shall be calculated giving effect to the corresponding Purchase by DFC under the Receivables Purchase Agreement) plus accrued and unpaid Discount, if any, for such Purchased Interest or
    (b) the following amount computed for the Purchased Interest:

                                   DPI x ARB
                                   ---------
                                      LRA

Where:

    DPI      =   The DFC Percentage Interest.

    ARB      =   The sum of (i) Net Receivables Balance, (ii) all Collections
                 deemed to have been received by the Seller or the Servicer pursuant to Section 2.08(c)-(g) of the Receivables Purchase
                 Agreement, and (iii) the Outstanding Balance of all Receivables that are no longer Eligible Receivables for any reason other than that set forth in clause (i) of the definition of "Eligible Receivable" in Section 1.01 of the Receivables Purchase Agreement.

    LRA      =   A loss reserve adjustment, computed by adding to the number 1 an amount (expressed as a fraction) equal to 50% of the fixed percentage that is used in determining Loss Percentage.

    For purposes of the foregoing computations, DPI shall be calculated after giving effect to the corresponding Purchase by DFC under the Receivables Purchase Agreement and DPI, ARB and LRA shall be calculated on the date the Purchased Interest was last computed or deemed computed.

        (c) From time to time upon notice from the Agent to each Purchaser, each Purchaser shall accept Purchase Assignments. From and after the date of a Purchase Assignment and prior to the date, if any, of any reassignment pursuant to Section 10(b) hereof, each Purchaser shall assume all of the obligations of DFC under the Receivables Purchase Agreement (and agrees to be bound by the Receivables Purchase Agreement) to the extent of such Purchaser's Percentage of the percentage of Maximum Net Investment with respect to the DFC Purchasers assigned by DFC to all Purchasers (the "Purchaser's Purchased Percentage"). Upon any such Purchase Assignment, each Purchaser shall succeed to the rights and be obligated to perform the obligations of DFC under the Receivables Purchase Agreement to the extent of the Purchaser's Purchased Percentage (including without limitation, the obligation to make Incremental Purchases pursuant to Sections 2.01, 2.02 and 2.03 of the Receivables Purchase Agreement).

        (d) Notwithstanding Sections 2(b) and 2(c), a Purchaser shall not be obligated to make purchases under such Sections at any time in an amount which would exceed such Purchaser's Maximum Purchase. Each Purchaser's obligation shall be several, such that the failure of any Purchaser to make payment to the Agent in connection with any purchase hereunder shall not relieve any other Purchaser of its obligation hereunder to make payment for the purchase by such other Purchaser up to such Purchaser's Maximum Purchase. If the

Agent shall have been notified by any Purchaser that such Purchaser will not make available the amount which would represent such Purchaser's Percentage of any purchase (other than a Non-Pro Rata Purchase Percentage (as defined below)) requested by DFC or the Seller, as the case may be, each Purchaser agrees, subject to the first sentence of this Section 2(d), to make available to the Agent a ratable share of such amount (calculated on the basis of the Percentages of the Purchasers that the Agent has determined will make such purchase). The defaulting Purchaser agrees to purchase from each Purchaser that shall have purchased a portion of such defaulting Purchaser's Percentage, forthwith upon demand, the amount so purchased, together with Discount at the applicable Tranche Rate for each day that a Purchaser is required to fund a portion of the defaulting Purchaser's Percentage.

        (e) Each Purchaser shall be obligated to purchase Percentage Interests or accept Purchase Assignments under this Asset Purchase Agreement (its "Purchase Commitment") until the earliest of (i) the Purchase Termination Date of such Purchaser's Purchase Commitment, (ii) the date on which the Agent notifies the Purchaser that the Receivables Purchase Agreement has been terminated and the DFC Net Investment and Aggregate Unpaids due the DFC Purchasers for the Purchased Interest have been paid in full and (iii) (A) the date DFC voluntarily commences any proceeding or files any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization or DFC or (B), if involuntary proceedings or any involuntary petition shall have been commenced or filed against DFC by any Person under any bankruptcy, insolvency of similar law seeking the dissolution, liquidation or reorganization of DFC, the date 60 days following the commencement or filing of such proceeding or petition, if such proceeding or petition has not been dismissed on or before such date; provided that if a Purchaser's Purchase Commitment has not previously terminated pursuant to this Section 2 (e), such Purchaser's obligation to accept Purchase Assignments shall terminate on the DFC Expiration Date.

        (f) Within 10 Business Days of each purchase pursuant to Section 2(b) hereof, or assignment pursuant to Section 2(c), the Agent will deliver to each Purchaser a certificate in the form of Exhibit B attached hereto reflecting each Purchaser's ownership of the Percentage Interest so purchased or the Purchaser's Purchase Percentage so assigned and will arrange for any filings necessary to implement such purchase.

        (g) Notwithstanding that Purchasers may have purchased Percentage Interests hereunder and may have received payments from Collections of Receivables (which have not been reinvested pursuant to Section 4(a) hereof) sufficient to repay such Percentage Interests in whole or in part, each Purchaser may be called upon to purchase additional Percentage Interests or accept additional Purchase Assignments (not to exceed the Maximum Purchase for each such Purchaser) until the expiration of such Purchaser's Purchase Commitment pursuant to Section 2(e) hereof.

        (h) In the event DFC assigns any portion of the Purchased Interest to another Person (which is managed by the Agent and which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables or interests therein), sales of the Purchased Interest or Purchase Assignments by such other Person may be made under this Asset Purchase Agreement on the same terms and conditions as sales or assignments by DFC.

        3. Register. The Agent shall maintain at its address, 902 Market Street, Wilmington, Delaware 19801, Attention: Asset Finance Group, a copy of this Asset Purchase Agreement and each signature page hereto and each Assignment of Purchase Commitment delivered to and accepted by it and a register for the recordation of the names and addresses of the Purchasers, their Percentage Interests, Purchase Assignments, effective dates and Purchase Termination Dates, aggregate outstanding DFC Net Investment relating to the portion of the Purchased Interest owned by each Purchaser from time to time and the Purchase Price relating thereto (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Agent and the Purchasers may treat each person whose name is recorded in the Register as a Purchaser hereunder for all purposes of this Asset Purchase Agreement. The

Register shall be available for inspection by the Seller or any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

        4.   Distribution of Payments.

        (a) Prior to the earlier of the DFC Expiration Date or the Purchase Termination Date for a Purchaser, whenever any amount of Collections is paid in respect of the Purchased Interest and such Purchaser has purchased a Percentage Interest or has purchased an undivided ownership interest in Receivables pursuant to a Purchase Assignment and such Purchased Interest or Purchase Assignment, as applicable, has not been repurchased by DFC pursuant to Section 10 hereof (each such purchased interest, a "Purchaser Interest"), the Servicer will, on behalf of such Purchaser, reinvest such Collections, pursuant to
Section 2.05 of the Receivables Purchase Agreement, in additional undivided interests in Receivables. The Percentage of a Purchaser in additional receivables included in such Purchaser's Purchaser Interest shall at all times be equal to the Percentage in each other Receivable included or to be included in such Purchaser's Purchaser Interest. Notwithstanding the foregoing, a Purchaser shall not be obligated to make a purchase under this Section 4(a) at any time in an amount which would exceed, if added to all prior purchases hereunder, such Purchaser's Maximum Purchase. Prior to the earlier of the DFC Expiration Date or the Purchase Termination Date for a Purchaser, whenever any amount of Discount is paid in respect of such Purchaser's Purchaser Interest, the Agent will promptly pay, or cause to be paid, out of funds received by it, to such Purchaser, in United States dollars, its Percentage of such amount (adjusted for differences in the Tranche Rates to which such Purchaser and DFC are entitled and further adjusted to reflect the fact that such Purchaser is only entitled to the applicable Tranche Rate on its Purchase Price) accrued from and after the last date on which interest was paid in respect of such Purchaser Interest prior to the acquisition of such Purchaser Interest by the Purchaser.

        (b) Following the earlier of the DFC Expiration Date or the Purchase Termination Date for a Purchaser, whenever any amount of DFC Net Investment or Discount is paid in respect of the Purchaser Interest and such Purchaser has purchased a Purchaser Interest that has not been repurchased pursuant to
Section 10 hereof, the Agent will promptly pay, or cause to be paid, out of such funds received by it, to each Purchaser, in United States dollars, its Percentage of such amount (adjusted for differences in the Tranche Rates to which such Purchaser and DFC are entitled and further adjusted to reflect the fact that such Purchaser is only entitled to the applicable Tranche Rate on its Purchase Price) accrued from and after the last date on which interest was paid in respect of such Purchaser Interest prior to the acquisition of such Purchaser Interest by the Purchaser.

        (c) If, after the Agent has paid a Purchaser its Percentage of any amount received by a Purchaser pursuant to paragraphs (a) or (b) above, such amount must be returned for any reason (including bankruptcy), such Purchaser will repay to the Agent promptly the amount the Agent paid to such Purchaser. After a Purchaser has been paid (excluding any repayment referred to in the immediately preceding sentence) its Investor Net Investment and its Percentage of accrued Discount on the Purchased Interest (based on the Tranche Rate to which such Purchaser is entitled and further adjusted to reflect the fact that the Purchaser is only entitled to the applicable Tranche Rate on its Purchase Price), such Purchaser acknowledges that any remaining amounts of Investor Net Investment or Discount paid in connection with the Purchased Interest to which such Purchaser would otherwise be entitled by reason of its Purchaser Interest shall be paid to DFC for its own account.

        (d) Each Purchaser's rights as a purchaser of Purchaser Interests shall be as set forth in the Receivables Purchase Agreement, but shall not extend to any of the fees set forth or referred to in Section 2.10 of the Receivables Purchase Agreement except as agreed in the separate letters between the Agent and each Purchaser dated the effective date of such Purchaser's signature page.

        5. Representations and Warranties. (a) Neither the Agent nor DFC makes any representation or warranty or assumes any responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement, the Receivables Contribution and Sale Agreement, any related guarantee or other agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Receivables Purchase Agreement, the Receivables Contribution and Sale Agreement, any related guarantee or other agreement or any instrument or document furnished pursuant thereto or in connection therewith, (ii) the value or collectibility of any Receivable or the Purchased Interest or (iii) the financial condition of the Seller or Servicer or any Affiliate thereof or the performance or observance by the Seller or Servicer or any Affiliate thereof of any of their respective obligations under the Receivables Purchase Agreement, the Receivables Contribution and Sale Agreement, any related guarantee or other agreement or any instrument or document furnished pursuant thereto or in connection therewith. The Agent does represent to each Purchaser, however, that the portion of the Purchased Interest which is sold to each Purchaser hereunder pursuant to Section 2(b) is, at the time of sale, free and clear of any adverse claims created by or arising as a result of claims against the Agent or DFC.

        (b) Each Purchaser represents that this Asset Purchase Agreement has been duly authorized, executed and delivered by such Purchaser pursuant to its corporate powers and constitutes the legal, valid and binding obligation of such Purchaser.

        (c) Each Purchaser confirms that such Purchaser has received such documents and information as such Purchaser has deemed appropriate to make its own credit analysis and decision, independently and without reliance on the Agent or DFC to enter into this Asset Purchase Agreement and will, independently and without reliance on the Agent or DFC and based on such documents and information as such Purchaser shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action hereunder. The Agent will furnish to each Purchaser copies of any financial or other documents that the Agent receives from time to time under the Receivables Purchase Agreement, but the Agent assumes no responsibility for the authenticity, validity, accuracy or completeness thereof.

        6. Liability of the Agent, etc. None of the Agent, DFC or the Referral Agent shall be liable to any Purchaser in connection with (i) the administration of the Receivables Purchase Agreement or (ii) this Asset Purchase Agreement or any purchases hereunder (except pursuant to the Agent's representation in Section 5(a) hereof), in either case except for its own gross negligence or willful misconduct. Without limiting the foregoing, the Agent, DFC and the Referral Agent (i) may consult with legal counsel (including counsel for the Seller), independent public accountants or other experts and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or other experts,
(ii) shall not be responsible for the performance or observance by the Seller, the Servicer or any Affiliate of any of the terms, covenants or conditions of the Receivables Purchase Agreement, the Receivables Contribution and Sale Agreement, any related guarantee or other agreement or any instrument or document furnished pursuant thereto or in connection therewith, (iii) shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing believed to be genuine and signed or sent by the proper party and (iv) shall not be deemed to be acting as any Purchaser's trustee or otherwise in a fiduciary capacity hereunder or under or in connection with the Receivables Purchase Agreement or the Purchased Interest.

        7. Rights of the Agent. The Agent reserves the right, in its sole discretion (subject to the next sentence), to exercise any rights and remedies available to the Purchasers under the Receivables Purchase Agreement, any related guarantee or other agreement or pursuant to applicable law, and also to agree to any amendment, modification or waiver of the Receivables Purchase Agreement, any related guarantee or other agreement or any instrument or document delivered pursuant thereto or in connection therewith.
Notwithstanding the foregoing, the Agent agrees that it shall not

        (a) without the prior written consent of each Purchaser (or, in the case of clause (iii), each affected Purchaser),

             (i) amend the definitions of "Eligible Receivable," "Defaulted Receivable" or "Concentration Factor" contained in the Receivables Purchase Agreement or

             (ii) amend, modify or waive any provision of the Receivables Purchase Agreement in any way which would

             (A)  increase the Maximum Net Investment of the DFC Purchasers, or

             (B) reduce the amount of Aggregate Net Investment or Discount that is payable on any Tranche on account of the Purchased Interest or delay any scheduled date for payment thereof, or

             (C) impair any rights expressly granted to an assignee or participant under the Receivables Purchase Agreement, or

             (D) reduce fees payable by the Seller to the Agent or DFC which relate to payments to Purchasers or delay the dates on which such fees are payable, or

             (E) modify any provisions relating to recourse for deemed Collections or recourse for Discount, or

             (iii) agree to a different Rate than set forth for such Purchaser on the applicable signature page hereof, or

             (iv) amend or waive the Termination Event relating to the bankruptcy of the Seller, or

             (v) amend or waive any Servicer Default relating to the financial condition, or bankruptcy of the Servicer, or

             (vi) amend or waive any Termination Event relating to the breach of financial covenants by Western Digital, or

        (b) without the prior written consent of the "Majority Purchasers" (defined below),

             (i) amend the definitions of "Default Ratio," "Charge-Off Ratio," "Dilution Ratio," "Average Collection Period," "DFC Percentage Interest," "Investor Percentage Interest," "Investors' Aggregate Percentage Interest", "Net Receivables Balance", "Loss Percentage", "Dilution Percentage" or "Net Overconcentration Percentage", or

             (ii) amend the Termination Events to increase the maximum permitted Default Ratio, Charge-Off Ratio, Dilution Ratio or Average Collection Period or increase the maximum Investors' Aggregate Percentage Interest.

"Majority Purchasers" shall mean at any time Persons owing undivided interests in the Purchased Interest that aggregate more than 50% of the total outstanding DFC Net Investment in the Purchased Interest; provided that solely for purposes of such computation, (1) Purchasers shall be deemed (whether or not they shall have made purchases or accepted assignments hereunder) to own undivided interests equal to their respective Percentages of DFC Net Investment and (2) the DFC Net Investment in the portion of the Purchased Interest owned by DFC shall be deemed to be reduced by the amounts set forth in clause (1) and also by the amount of any undivided interests in the Purchased Interest owned by Persons other than Purchasers.

        Notwithstanding anything to the contrary contained in this Section 7, nothing herein shall effect any obligation, if any, DFC may have pursuant to the Receivables Purchase Agreement to give notice to, or seek the consent of Moody's and S&P to any amendment or waiver of any provision of the Receivables Purchase Agreement.

        8. Obligations of the Purchaser, Including Confidentiality. Each Purchaser agrees to abide by any obligations set forth in the Receivables Purchase Agreement on the part of an owner of a portion of the Purchased Interest, including without limitation any obligations to maintain confidentiality and not to institute bankruptcy proceedings. Furthermore, each Purchaser understands that the Receivables Purchase Agreement itself is a confidential document and no Purchaser will disclose it to any other Person except with the Agent's prior written consent or to Purchaser's legal counsel if such counsel agrees to hold it confidential, or as required by law. Notwithstanding the foregoing, any Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to
Section 9 or 10 hereof, disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller, the Servicer furnished to such Purchaser by or on behalf of the Seller, the Servicer or by the Agent; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller or the Servicer received by it from any of the foregoing entities.

        9. Assignability. (a) Each Purchaser may assign to any Eligible Assignee (defined below) or to any other Purchaser all or a portion of its rights and obligations under this Asset Purchase Agreement (including, without limitation, all or a portion of its Purchase Commitment and any Percentage Interests owned by it); provided, however, that

             (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Asset Purchase Agreement,

             (ii) the amount being assigned pursuant to each assignment shall in no event be less than the lesser of $10,000,000 and the assigning Purchaser's Maximum Purchase and

             (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment of Purchase Commitment in the form of Exhibit A attached hereto, together with a processing and recordation fee of $2,500.

        Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment of Purchase Commitment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Asset Purchase Agreement, have the rights and obligations of a Purchaser hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Asset Purchase Agreement, relinquish its rights and be released from its obligations under this Asset Purchase Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Purchaser's rights and obligations under this Asset Purchase Agreement, such Purchaser shall cease to be a party hereto). Notwithstanding the foregoing, no assignment hereunder shall be effective unless (i) the documents evidencing such assignment are satisfactory to Moody's and S&P and (ii) the assignee has delivered to Moody's and S&P an opinion of counsel to the assignee satisfactory to each of Moody's and S&P stating that the obligations of the assignee under this Asset Purchase Agreement are the legal, valid and binding obligations of the assignee, enforceable against the assignee in accordance with their terms.

        (b) For purposes of this Asset Purchase Agreement, (i) the term "Purchaser" shall mean a party executing a counterpart of a signature page hereto and each Eligible Assignee that shall become a party to this Asset Purchase Agreement pursuant to this
Section 9, and (ii) the term "Eligible Assignee" shall mean any Person which
(A) is acceptable to the Agent, (B) is approved by the Seller which approval shall not be unreasonably withheld and (C) either (x) has short-term debt rated at least "P-1" by Moody's and "A-1+" by S&P or (y) is acceptable to Moody's and S&P, provided that the assignment to such Person does not result in a reduction or withdrawal of the rating of the Commercial Paper issued or to be issued by DFC by either Moody's or S&P, or both.

        (c) Upon its receipt of an Assignment of Purchase Commitment executed by an assigning Purchaser and by an assignee who is an Eligible Assignee or who is an existing Purchaser, the Agent shall (i) accept such Assignment of Purchase Commitment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller.

        10. Repurchase by DFC. (a) Provided no Termination Event has occurred and is continuing, DFC may, upon one Business Day prior written notice to the Agent (which shall notify the Purchasers on the day it receives such notice), repurchase Percentage Interests and any purchases made pursuant to a Purchase Assignment (collectively "Repurchased Interests") from a Purchaser at a repurchase price equal to such Purchaser's unpaid Investor Net Investment related to such Repurchased Interest plus accrued and unpaid interest, if any, at the applicable Tranche Rate for such Repurchased Interest (the "Repurchase Amount"); provided that the repurchase of any Repurchased Interest shall only occur at the end of the Tranche Period related to such Repurchased Interest. Prior to 2:00 p.m. (New York City time) on the date of such repurchase, DFC shall pay the Agent for the account of each applicable Purchaser in immediately available funds in United States dollars, by depositing to an account designated by the Agent in New York City, the Repurchase Amount for each Repurchased Interest.

        (b) Provided that no Termination Event has occurred and is continuing, DFC may, at any time, upon written notice to the Agent, require a Purchaser to reassign all or any portion of such Purchaser's Purchase Assignments. From and after the date of reassignment of a Purchase Assignment the applicable Purchaser shall have no obligations under the Receivables Purchase Agreement with respect to such Purchase Assignment.

        (c) Within 10 Business Days of each repurchase pursuant to Section 10(a) hereof, or reassignment pursuant to Section 10(b) hereof, the Agent will deliver to DFC a certificate in the form of Exhibit B hereto reflecting DFC's ownership of the Repurchased Interest repurchased or the Purchased Interest so reassigned and will arrange for any filings necessary to implement such repurchase.

        11. Participations. Subject to Section 9.17 of the Receivables Purchase Agreement, each Purchaser may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Asset Purchase Agreement (including, without limitation, all or a portion of its Purchase Commitment and the Percentage Interests owned by it); provided, however, that (i) such Purchaser's obligations under this Asset Purchase Agreement (including, without limitation, its Purchase Commitment hereunder) shall remain unchanged and (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations. The Seller, the Agent and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Asset Purchase Agreement.

        12. Change in Maximum Net Investment. (a) If, pursuant to Section 7(a)(ii) hereof, the Receivables Purchase Agreement shall be amended to increase the Maximum Net Investment with respect to the DFC Purchasers, then
(i) the Agent shall promptly notify each Purchaser of such amendment and (ii) on the effective date of such amendment, each Purchaser's Percentage shall be proportionately reduced and each Purchaser's Maximum Purchase amount shall remain the same; provided, however, that if the Agent has not notified the Purchasers in the notification provided pursuant to clause (i) above that an additional purchaser has agreed to sign this Asset Purchase Agreement with a Maximum Purchase equal to such increase in the Maximum Net Investment with respect to the DFC Purchasers, each Purchaser may elect to maintain its Percentage under its Purchaser Commitment by executing and delivering, within ten days after receipt of notice of such amendment, a new signature page to this Asset Purchase Agreement reaffirming its Percentage and indicating its new Maximum Purchase amount; provided, however, that in no event shall either DFC or the Agent agree to amend the Receivables Purchase Agreement to increase the Maximum Net Investment with respect to the DFC Purchasers to an amount that is greater than the aggregate of each Purchaser's Maximum Purchase amount.

        (b) If, pursuant to Section 2.11 of the Receivables Purchase Agreement, the Maximum Net Investment with respect to the DFC Purchasers shall be reduced, each Purchaser's Percentage under its Purchase Commitment shall remain the same and each Purchaser's Maximum Purchase amount shall be proportionately reduced; provided, however, that the Agent shall not consent to a reduction of the Maximum Net Investment with respect to the DFC Purchasers to an amount which is less than the aggregate of the Percentage Interests of the Purchasers unless the Seller agrees to repurchase a portion of the Percentage Interests equal to the difference between the Percentage Interest and the reduced Maximum Net Investment with respect to the DFC Purchasers.

        13. Miscellaneous. (a) Each Purchaser will on demand reimburse the Agent its Percentage share of any and all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), which may be incurred in connection with collecting any portion of the Purchased Interest in which a Purchaser purchases Purchaser Interests hereunder, for which the Agent is not promptly reimbursed by the Seller.

        (b) The Agent and its Affiliates may accept deposits from, lend money or otherwise extend credit to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, the Servicer and any of their Affiliates and any Person who may do business with or own securities of the Seller, the Servicer or any Affiliate, all as though this Asset Purchase Agreement had not been entered into and without any duty to account therefor to any Purchaser.

        (c) Any taxes due and payable on any payments to be made to any Purchaser hereunder shall be such Purchaser's sole responsibility. Each Purchaser warrants that it is not subject to any taxes, charges, levies or withholdings with respect to payments under the Asset Purchase Agreement that are imposed by means of withholding by any applicable taxing authority ("Withholding Tax"). Each Purchaser agrees to provide the Agent, form time to time upon the Agent's request, completed and signed copies of any documents that may be required by an applicable taxing authority to certify such Purchaser's exemption from Withholding Tax with respect to payments to be made to such Purchaser under this Asset Purchase Agreement; and each Purchaser agrees to hold the Agent harmless from any Withholding Tax imposed due to such Purchaser's failure to establish that it is not subject to Withholding Tax.

        (d) The Agent shall furnish to each Purchaser, until the later of (i) such Purchaser's Purchase Termination Date and (ii) the date on which such Purchaser's portion of the DFC Net Investment and all other amounts payable to such Purchaser hereunder have been paid in full, a copy of the annual audited financial statements of DFC, promptly upon the same becoming available.

        (e) Each Purchaser shall promptly notify the Agent of any downgrading in the short-term unsecured debt securities of such Purchaser by Moody's or S&P, and following receipt of such notice, the Agent shall promptly notify DFC of such Purchaser's identity and down-grade. The Agent shall have the right, in its sole discretion, to terminate the right and obligation of any Purchaser to purchase a portion of the Purchased Interest and accept Purchase Assignments hereunder in the event that the unsecured short-term debt securities of such Purchaser shall cease to be rated at least A-1+/P-1 (or the equivalent thereof) by S&P and Moody's;

provided that the Agent shall not terminate the rights and obligations of any Purchaser hereunder unless either (i) one or more Eligible Assignees or other Purchasers have agreed to accept, in the aggregate, effective as of the date of termination, such terminated Purchaser's Maximum Purchase, (ii) the Maximum Net Investment with respect to the DFC Purchasers has been reduced by an amount equal to the terminated Purchaser's Maximum Purchase and each non-terminated Purchaser has agreed, notwithstanding Section 12(b) hereof, to increase its Purchaser's Percentage and maintain its Maximum Purchase at the same amount as was in effect immediately prior to the reduction in the Maximum Net Investment with respect to the DFC Purchasers or (iii) DFC obtains liquidity support satisfactory to Moody's and S&P in an amount not less than such terminated Purchaser's Maximum Purchase. Such termination shall be effective upon written notice to such effect delivered by the Agent to such Purchaser, whereupon the Purchase Termination Date of such Purchaser shall be deemed to have occurred. Upon such termination, the Purchaser shall cease to have any rights or obligations with respect to future purchases of receivable interest under this Agreement but shall continue to have the rights and obligations of a Purchaser with respect to the portion of the Purchased Interest purchased by it pursuant to the terms of this Agreement prior to such termination.

        (f) On the fifth Business Day prior to any Non-Extending Purchaser's Expiry Date, such Non-Extending Purchaser shall, upon the request of the Agent, and subject to the limitations imposed by Section 2(c) hereof, make a Non-Pro Rata Purchase in an amount up to such Purchaser's Maximum Purchase or, if such Non-Extending Purchaser has extended its Purchase Termination Date for a Purchase Commitment that is less than the amount of its Maximum Purchase (a "Reducing Purchaser") prior to such extension, such Non- Pro Rata Purchase shall be in an amount equal to the difference between such Purchaser's Maximum Purchase prior to such extension and such Purchaser's Purchase Commitment amount as extended (such amount is hereinafter referred to as the "Reduced Amount"). The amount of such Non-Pro Rata Purchase to be made by a Non-Extending Purchaser or Reducing Purchaser shall be an amount equal to the product of (i) the difference between (A) the Maximum Net Investment with respect to the DFC Purchasers minus the aggregate outstanding Purchaser Interests (excluding such Non-Pro Rata Purchase) and (B) an amount equal to the difference between (x) the aggregate of the Maximum Purchase of the Purchasers whose obligations to purchase Purchased Interests and accept Purchase Assignments hereunder do not expire on such Expiry Date (including the reduced Maximum Purchase of the Reducing Purchaser) and (y) the aggregate outstanding Purchaser Interests of all Purchasers whose obligations to purchase Purchased Interests and accept Purchase Assignments hereunder do not expire on such Expiry Date (including the Purchased Interests and Purchase Assignments of a Reducing Purchaser that do not constitute the Reduced Amount for such Purchaser) and (ii) a fraction the numerator of which is such Non-Extending Purchaser's Maximum Purchase, or Reduced Amount, as the case may be, and the denominator of which is the aggregate of the Maximum Purchases or Reduced Amounts of all of the Non-Extending Purchasers whose obligations to purchase Purchased Interests and accept Purchase Assignments hereunder expire on such Expiry Date; provided, however, that if DFC shall have requested at least 15 Business Days prior to such Expiry Date from each of Moody's and S&P written confirmation that the failure to request such a purchase or assignment will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by DFC prior to the fifth Business Day immediately preceding such Expiry Date, DFC shall not request and such Non-Extending Purchaser or Reducing Purchaser shall not make, such purchase or accept such assignment.

        (g) On the 30th day (or if such day is not a Business Day, the next succeeding Business Day) after any Purchaser becomes a Downgraded Purchaser, unless DFC shall have replaced such Downgraded Purchaser pursuant to Section 13(e) hereof, DFC shall request such Downgraded Purchaser to make, and if such request is made such Downgraded Purchaser shall make in accordance with the provisions hereof, subject to the limitations imposed by Section 2(c) hereof, a Non-Pro Rata Purchase in an amount equal to the Maximum Purchase minus the outstanding Purchaser Interests of such Purchaser; provided, however, that if DFC shall have requested at least 15 Business Days prior to such 30th day from each of Moody's and S&P written confirmation that the failure to request such a purchase or assignment will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by DFC prior to such 30th day, DFC shall not request and such Downgraded Purchaser shall not make, such purchase or accept such assignment.

        (h) The Agent will promptly give each Non-Extending Purchaser telephonic notice (confirmed in writing promptly thereafter) of the aggregate amount of the Non-Pro Rata Purchases required pursuant to Section 13(f) or
Section 13(g) hereof or this Section 13(h). If such telephonic notice is received by a Purchaser prior to 12:00 noon (New York City time) on any such Business Day, the requested Non-Pro Rata Purchase shall be made by the Non-Extending Purchaser by 2:00 p.m. (New York City time) on such Business Day. If such telephonic notice is not received prior to 12:00 noon (New York City time) on such Business Day, the requested Non-Pro Rata Purchase shall be made by the Non-Extending Purchaser by 2:00 p.m. (New York City time) on the Business Day next succeeding the Business Day on which such telephonic notice is given.

        For purposes of this Asset Purchase Agreement, "Expiry Date" shall mean the later of (i) January 10, 1995, or, if said day is not a Business Day, the Business Day next succeeding said day, and (ii) the last day of any extension of such date pursuant to Section 2(a) hereof, or, if said day is not a Business Day, the Business Day next succeeding said day and "Non-Pro Rata Purchase" shall mean a purchase of Percentage Interests or acceptance of a Purchase Assignment pursuant to Section 13(f), 13(g) or this Section 13(h).

        (i) THIS ASSET PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        (j) This Asset Purchase Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Asset Purchase Agreement.

        (k) The Purchaser and DFC may, from time to time, enter into agreements amending, modifying or supplementing this Asset Purchase Agreement. Any such agreement must be in writing and shall be effective only to the extent specifically set forth in such writing; provided that DFC shall not amend any provision of this Asset Purchase Agreement without having given prior notice thereof to Moody's and S&P and without the prior written confirmation from each of Moody's and S&P that such amendment would not result in the reduction or withdrawal of the then current rating, if any, of the Commercial Paper.

        14. Bankruptcy Petition Against DFC. (a) Each Purchaser and the Agent hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the payment in full of all outstanding Commercial Paper and (ii) the payment in full of all outstanding Commercial Paper of any subsidiary of DFC, it will not institute against, or join any other Person in instituting against DFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

        (b) Each Purchaser and the Agent hereby covenants and agrees that, prior to the date which is one year and one day after the date upon which all obligations of the Seller to the DFC Purchasers are paid in full, it will not institute against, or join any other Person in instituting against the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

        15. Limited Recourse to DFC. Notwithstanding anything to the contrary contained herein, all obligations of DFC shall be payable by DFC only to the extent of assets available therefor and, to the extent assets are not available or sufficient for the payment thereof, shall not constitute a claim against DFC.

                                 Signature Page
                                with respect to
                      Western Digital Capital Corporation
                            Asset Purchase Agreement

                          Dated as of January 7, 1994

Section 1.

    Percentage:                                               100%

Section 2.

    Maximum Purchase:                                 $25,000,000

Section 3.

    Effective Date of Purchase Commitment: (1)   January 10, 1994

    Purchase Termination Date: (2)               January  5, 1995

                          J.P. MORGAN DELAWARE

                          By: ________________________
                                  Title:  Vice President
                                  902 Market Street
                                  Wilmington, Delaware 19801-3783


                          J.P. MORGAN DELAWARE,
                                  as Agent




                          By: ________________________
                                  Authorized Signature

                               Vice President
                              ________________________
                               Title





                 __________________________________

                 1 This date should be no earlier than the date of acceptance by the Agent.

                 2  This date is 360 days after the Effective Date.

The undersigned hereby consents to the sale from time to time by J.P. Morgan Delaware, as Agent for the undersigned, of undivided interests in the Purchased Interest owned by the undersigned, pursuant to the Asset Purchase Agreement to which this is attached.

                                  DELAWARE FUNDING CORPORATION

                                  By:  J.P. Morgan Delaware,
                                       as attorney-in-fact for
                                       Delaware Funding Corporation

                                  By: ________________________
                                       Authorized Signatory

                                       Vice President
                                      _______________________
                                       Title

                                                                       Exhibit A

                       Assignment of Purchase Commitment
                                with respect to
                      Western Digital Capital Corporation
                            Asset Purchase Agreement

                          Dated as of January 7, 1994


Section 1.

         Purchase Commitment Percentage Assigned:                         ________%
         Assignor's remaining Purchase Commitment
           Percentage:                                                    ________%
         DFC Net Investment with respect to Percentage
           Interests Assigned:                                           $_________
         DFC Net Investment with respect to Assignor's
           remaining Percentage Interests:                              $__________

Section 2.
- - ---------

         Assignee's Maximum Purchase:                                   $__________
         Assignor's remaining Maximum Purchase:                         $__________

Section 3.
- - ---------

         Effective Date of this Assignment:                        __________, 19__
         Purchase Termination Date of assigned
           Purchase Commitment:                                    __________, 19__

                                                   [NAME OF ASSIGNOR]

                                                   By: ________________________
                                                            Title:

                                                   [NAME OF ASSIGNEE]

                                                   By: ________________________
                                                            Title:
                                                            [Address]

                                                   Accepted this ____ day of
                                                   __________, 199__

                                                   J.P. MORGAN DELAWARE,
                                                     as Agent

                                                   By: ________________________
                                                       Authorized Signatory
                                                       ________________________
                                                       Title

                                                                       Exhibit B

                               PURCHASE CONTRACT


                                                         ________________, 19___
                                                              [Date of Purchase]

[Name and Address of Purchaser] (3)
[Delaware Funding Corporation
c/o Ropes & Gray
1 International Place
Boston, Massachusetts  02110] (4)

                 Re:  Western Digital Capital Corporation (the "Seller")

Gentlemen:

                 This certificate confirms that on the date set forth above (the "Purchase Date") you have [purchased]1/ [repurchased]2/ for your account and risk, upon the terms and conditions of the Asset Purchase Agreement dated as of January 10, 1994, among you, the undersigned and certain other parties, an undivided interest (your "Percentage Interest") to the extent of ____% in and to the Purchased Interest more fully identified in Annex 1 hereto and owned by [DFC]1/ [Name of Purchaser from whom interest is being repurchased]2/ pursuant to the Receivables Purchase Agreement dated as of January 10, 1994, among the Seller, DFC, Western Digital Corporation, certain bank purchasers listed therein and the undersigned, as agent].2/

                 We acknowledge receipt from you of the sum of $__________ in payment of the Purchase Price for your Percentage Interest in the Purchased Interest.

                                                   Very truly yours,

                                                   J.P. MORGAN DELAWARE,
                                                     as Agent

                                                   By: ________________________
Authorized Signatory

                                                       ________________________
                                                            Title


                 __________________________________

                 3 To be inserted if certificate is being delivered in connection with a purchase by a Purchaser.

                 4 To be inserted if certificate is being delivered in connection with a repurchase by DFC.

                        Annex 1 to Purchase Certificate

                           List of Tranche in which a
                        Percentage Interest is Purchased
                      (Calculated as of the Purchase Date)


                                         Outstanding DFC
                                         Net Investment
Start of Current     Original DFC        With respect to
Tranche Period       Net Investment      Percentage          End of Current
relating to          with respect to     Interest as of      Tranche Period
Percentage           Percentage          Date of             for Percentage
Interest             Interest            Purchase            Interest
_______________      _______________     _______________     _______________
 1.


 2.


 3.


 4.